UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Schedule 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

Cumberland Pharmaceuticals Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CUMBERLAND PHARMACEUTICALS INC.
1600 West End Avenue, Suite 1300
Nashville, TN 37203
(615) 255-0068
[           ], 2026
Dear Shareholder:
You are cordially invited to attend a special meeting of shareholders of Cumberland Pharmaceuticals Inc. (the “Company” or “Cumberland”) to be held on [          ], 2026, at [      ] a.m., Central Time, at the Company’s corporate offices located at 1600 West End Avenue, Suite 1300, Nashville, Tennessee 37203.
At the special meeting, you will be asked to consider and vote on a proposal to approve a strategic transaction in which Cumberland will integrate its commercial products with the U.S. branded business of an affiliate of Apotex Inc. (such affiliate, “Apotex”), the largest Canadian-based pharmaceutical company. The transaction will be effected through an asset purchase agreement whereby Apotex and certain affiliates of Apotex will acquire Cumberland’s assets relating to the Company’s FDA-approved products, which consist of Acetadote®, Caldolor®, Kristalose®, Sancuso®, Vaprisol®, Vibativ®, as well as certain of the Company’s product-related equity interests. Under the terms of the agreement, Apotex will acquire these assets in exchange for cash consideration of $100 million payable to Cumberland at the closing of the transaction and will create a platform to deliver specialty medicines that improve the quality of patient care. The Company will retain the assets associated with its ifetroban product candidates and Cumberland Emerging Technologies, our majority-owned subsidiary focused on earlier-stage product development, which the Company intends to continue to develop following the closing of the transaction.
Information regarding each of the matters to be voted on at the special meeting, including approval of the transaction described above, is contained in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement. We encourage you to read the enclosed Proxy Statement carefully and in its entirety before voting. Cumberland’s board of directors unanimously recommends that you vote “for” each of the proposals to be presented at the special meeting.
It is important that you be represented at the special meeting regardless of the number of shares you own. Whether or not you plan to attend the special meeting, we urge you to vote as soon as possible. The matters to be considered by shareholders at the special meeting are described in the accompanying materials. You may vote by marking, signing and dating your proxy card and returning it in the envelope provided. Alternatively, you may vote over the Internet or by mobile device. Voting over the Internet, by mobile device or by written proxy will not prevent you from attending the special meeting and voting, but will ensure that your vote is counted if you are unable to attend. Please review the instructions on the proxy card regarding each of these voting options.
If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Sodali & Co, by telephone at (203) 658-9400, or by email at CPIX@info.sodali.com.
Your continued support of and interest in Cumberland Pharmaceuticals Inc. are sincerely appreciated.
Sincerely,
/s/ A.J. Kazimi

A.J. Kazimi
Chairman and Chief Executive Officer

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION DATED MAY 15, 2026
CUMBERLAND PHARMACEUTICALS INC.
1600 West End Avenue, Suite 1300
Nashville, TN 37203
(615) 255-0068
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
DATE & TIME:	[ ], 2026, at [ ] a.m., Central Time.
PLACE:	The special meeting of shareholders of Cumberland Pharmaceuticals Inc., a Tennessee corporation (the “Company,” “Cumberland,” “we,” “us,” or “our”), will be at Cumberland’s corporate offices located at 1600 West End Avenue, Suite 1300, Nashville, Tennessee 37203.
ITEMS OF BUSINESS:
The purposes of the meeting are to consider and vote upon the following proposals, which are described in more detail in the accompanying proxy statement:
(1)
A proposal to authorize and approve the sale of the Company’s FDA-approved commercial products and related assets (the “Transaction”) as contemplated by the Asset Purchase Agreement, dated as of April 22, 2026 (the “Agreement”), by and among Nuvo Pharmaceuticals (Ireland) DAC (“Apotex”), Apotex Inc. (“Guarantor”), and the Company, which may under Tennessee law be deemed a sale of substantially all of our property and assets otherwise than in the usual and regular course of business.

(2)
To authorize the Company’s board of directors to adjourn and postpone the special meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies if there are not sufficient votes present in person or represented by proxy at the special meeting to approve Proposal No. 1; and

(3)
To transact any other business that properly may be brought before the special meeting or any adjournment or postponement thereof, including matters incidental to its conduct.

RECORD DATE:	You are entitled to vote at the special meeting or any adjournment of that meeting only if you were a shareholder at the close of business on May 12, 2026 (the “Record Date”).
VOTING BY PROXY:	Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by mobile device, or (3) by mail. For specific instructions, please refer to the information in the proxy statement and the instructions on the proxy card.
SHAREHOLDER LIST:	In accordance with Tennessee law, a list of record shareholders as of the Record Date will be available for inspection by any shareholder during the period from [ ], 2026 through the special meeting at the Company’s corporate offices located at 1600 West End Avenue, Suite 1300, Nashville, Tennessee 37203.

APPRAISAL RIGHTS:	Holders of shares of our common stock, $0.00 par value per share (“Common Stock”), do not have appraisal rights under Tennessee law or under the governing documents of the Company in connection with this solicitation of proxies.
This proxy statement, including the form of proxy, is first being mailed to shareholders on or about [          ], 2026.
BY ORDER OF THE BOARD OF DIRECTORS,
Sincerely,
/s/ A.J. Kazimi

A.J. Kazimi
Chairman and Chief Executive Officer
Nashville, TN
[          ], 2026
YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON. IF YOU ATTEND THE SPECIAL MEETING AND VOTE YOUR SHARES, YOUR PROXY WILL NOT BE USED. PLEASE REVIEW THE INSTRUCTIONS ON EACH OF YOUR VOTING OPTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AS WELL AS ON THE PROXY CARD.

CUMBERLAND PHARMACEUTICALS INC.
1600 West End Avenue, Suite 1300 Nashville, TN 37203
(615) 255-0068
PROXY STATEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [        ], 2026
GENERAL INFORMATION
Why did you furnish me this proxy statement?
This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors” or “Board”) of Cumberland Pharmaceuticals Inc., a Tennessee corporation (the “Company,” “Cumberland,” “we,” “us,” or “our”), for use at the special meeting of the Company’s shareholders to be held on [         ], 2026, at [    ] a.m., Central Time, at Cumberland’s corporate offices located at 1600 West End Avenue, Suite 1300, Nashville, Tennessee 37203, and at any adjournments or postponements of the special meeting. This proxy statement summarizes the information that you need to make an informed vote on the proposals to be considered at the special meeting. However, you do not need to attend the special meeting to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card using the postage-prepaid envelope provided, or you may grant a proxy to vote your shares by means of the Internet or mobile device. The approximate date on which this proxy statement and the enclosed proxy card were sent to the Company’s shareholders is [         ], 2026.
What proposals will be addressed at the special meeting?
Shareholders will be asked to consider the following proposals at the special meeting:
1.
To authorize and approve the sale of the Company’s FDA-approved commercial products and related assets (the “Transaction”) as contemplated by the Asset Purchase Agreement, dated as of April 22, 2026 (the “Agreement”), by and among Nuvo Pharmaceuticals (Ireland) DAC (“Apotex”), Apotex Inc. (“Guarantor”), and the Company, which may be deemed under Tennessee law to be a sale of substantially all of the Company’s property and assets otherwise than in the usual and regular course of business (the “Transaction Proposal”).

2.
To authorize the Board of Directors to adjourn and postpone the special meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies if there are not sufficient votes present in person or represented by proxy at the special meeting to approve the Transaction Proposal (the “Adjournment Proposal”); and

3.
To transact any other business that properly may be brought before the special meeting or any adjournment or postponement thereof, including matters incidental to its conduct.

The Board of Directors has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the shareholders vote as set forth in the following pages of this proxy statement with respect to each proposal.

i

SUMMARY
This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the Transaction, the Agreement and the other matters being considered at the special meeting of the Company’s shareholders to which this proxy statement relates. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on the Company included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information” beginning on page 64. We have included page references in this summary to direct you to a more complete description of the topics presented below.
Any reference in this proxy statement to:
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“Agreement” refers to the Asset Purchase Agreement, dated as of April 22, 2026, by and among Apotex, Guarantor and the Company, a copy of which is attached as Annex A;

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“Apotex” refers to Nuvo Pharmaceuticals (Ireland) DAC an Ireland designated activity company;

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“Guarantor” refers to Apotex Inc., a corporation incorporated under the laws of the Province of Ontario and an Affiliate of Apotex; and

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“Cumberland,” the “Company,” “we,” “us,” or “our” refers to Cumberland Pharmaceuticals Inc., a Tennessee corporation.

Capitalized terms used but not otherwise defined in this proxy statement have the definitions as stated in the Agreement.
Information about the Parties to the Asset Purchase Agreement
The Company
Cumberland is a specialty pharmaceutical company focused on the acquisition, development and commercialization of branded prescription pharmaceuticals. We are dedicated to our mission of working together to provide unique products that improve the quality of patient care.
Our primary target markets are hospital acute care, gastroenterology and oncology. These medical specialties are characterized by relatively concentrated prescriber bases that we believe can be served effectively by relatively small, targeted sales forces. We promote our approved products through our hospital, field and oncology sales divisions in the United States. We have also established a network of international partners with the needed regulatory and commercial capabilities to register and provide our medicines to patients in their countries.
Our portfolio of brands approved for marketing by the U.S. Food and Drug Administration (“FDA”) includes:
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Acetadote® (acetylcysteine) injection, for the treatment of acetaminophen poisoning;

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Caldolor® (ibuprofen) injection, for the treatment of pain and fever;

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Kristalose® (lactulose) oral solution, a prescription laxative for the treatment of constipation;

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Sancuso® (granisetron) transdermal patch, for the prevention of nausea and vomiting in patients receiving certain types of chemotherapy treatment;

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Vaprisol® (conivaptan) injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia;

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Vibativ® (telavancin) injection, for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections; and

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Talicia® (omeprazole, amoxicillin and rifabutin) oral capsule, for the treatment of H. pylori infection.

In addition to these commercial brands, we have announced breakthrough results in a clinical study of our ifetroban product candidate in patients with cardiomyopathy associated with Duchenne muscular dystrophy (“DMD”). This rare, fatal genetic neuromuscular disease results in deterioration of the skeletal, heart and lung muscles. We then completed and submitted a clinical study report to the FDA and began interactions to determine their remaining development requirements.
We also have Phase II clinical programs underway evaluating our ifetroban product candidate in patients with 1) Systemic Sclerosis (“SSc”) or scleroderma, a debilitating autoimmune disorder characterized by diffuse fibrosis of the skin and internal organs and 2) Idiopathic Pulmonary Fibrosis (“IPF”), the most common form of progressive fibrosing interstitial lung disease. Investigational new drug applications have been cleared by the FDA enabling us to launch clinical studies in each of these areas.
Cumberland has built core competencies for the acquisition, development, registration and commercialization of pharmaceutical products in the U.S. We believe we can leverage this existing infrastructure to support our continued growth. Our management team consists of pharmaceutical industry veterans with experience in business development, product development, regulatory affairs, manufacturing, sales, marketing and finance.
Our business development team identifies, evaluates and negotiates product acquisition, licensing and co-promotion arrangements. Our product development team creates proprietary formulations, manages our clinical studies, prepares our FDA submissions and staffs our medical call center. Our quality and manufacturing professionals oversee the manufacturing, release and shipment of our brands. Our marketing and sales organization is responsible for our commercial activities, and we work closely with our distribution partners to ensure the availability and delivery of our products, both domestically and internationally.
Apotex and Guarantor
Apotex is a wholly owned subsidiary of Guarantor. Guarantor is a Canadian-based global health company with a broad portfolio of generic, biosimilar, and innovative branded pharmaceuticals, and consumer health products. Headquartered in Toronto, with regional offices globally, including in the United States, Mexico, and India, Guarantor is the largest Canadian-based pharmaceutical company.
The Asset Purchase Agreement
The Company has entered into the Agreement with Apotex and Guarantor pursuant to which the Company has agreed, subject to certain conditions, including the authorization and approval of the Agreement by its shareholders, to sell to Apotex its assets relating to the Company’s FDA-approved products, which consist of Acetadote®, Caldolor®, Kristalose®, Sancuso®, Vaprisol®, Vibativ®, as well as the Company’s equity interests in Talicia Holdings, Inc. (which holds the rights and assets associated with Talicia®) (collectively, the “Assets”), and Apotex has agreed to assume certain liabilities relating to the Assets arising after the closing of the transaction, in each case, subject to the terms and conditions of the Agreement. The Company will retain the assets associated with the Company’s ifetroban product candidates and CET (the “Retained Programs”), our majority-owned subsidiary focused on earlier-stage product development, which the Company intends to continue to develop following the closing of the Transaction.
For additional information on the Agreement, see the section entitled “Proposal No. 1: The Transaction Proposal” beginning on page 21.
Voting and Support Agreements
Simultaneously with the execution of the Agreement, Apotex and the Company entered into voting and support agreements (each, a “Voting and Support Agreement”) with certain of the Company’s directors and executive officers who, collectively, hold approximately 41% of the total outstanding shares of the Company’s common stock, $0.00 par value per share (“Common Stock”), as of the Record Date. Pursuant to the Voting and Support Agreements, each shareholder signatory thereto has agreed, with respect to all of the shares of Common Stock that such shareholder beneficially owns as of the date thereof or thereafter (the “Covered Stock”), to, among other things, (a) vote in favor of the Transaction; and (b) not transfer any such Covered Stock during the term of such Voting and Support Agreement. The Voting and Support

Agreements will terminate upon the earlier of the termination of the Agreement in accordance with its terms or the consummation of the closing of the Transaction, with certain provisions surviving, including, in the case of the Company’s Chief Executive Officer, restrictive covenants that mirror those to which the Company will be subject.
The foregoing description of the Voting and Support Agreements is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of Voting and Support Agreement, a copy of which is attached as Annex B hereto and is incorporated herein by reference.
Consideration for the Transaction
As consideration for the Transaction, Apotex agreed to pay the Company $100 million at the closing (the “Consideration”).
Use of Proceeds and Future Operations
We currently intend to utilize the cash proceeds from the sale of the Assets to maximize the value of our Retained Programs and for other working capital purposes. Our Board of Directors will also continue to evaluate other activities aimed at enhancing shareholder value, which may potentially include collaborations, licenses, mergers, acquisitions and/or other targeted investments. No such activities are currently pending. The Company does not currently intend to distribute any of the proceeds from the Transaction as a dividend to the Company’s shareholders.
Expected Timing of the Transaction
We expect to complete the Transaction in the second or third quarter of 2026, promptly following the special meeting of shareholders, if the Transaction Proposal is approved by our shareholders and all other conditions to closing are satisfied or waived. However, there can be no assurance that the Transaction will be completed within the anticipated timeframe, or at all. Certain factors, including factors outside of our control and the control of Apotex, could result in the Transaction being delayed or not consummated. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 12.
Conditions to Closing
The completion of the Transaction is subject to the satisfaction or waiver of certain closing conditions, including, among other things, the following:
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the Company obtaining the Requisite Stockholder Approval;

•
the required third-party consents or notices to assign to Apotex each Material Contract or other Acquired Asset;

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the delivery of certificates in connection with the Transaction;

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the absence of a law or any Action pending governmental action that would prohibit the consummation of the Transaction;

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the absence of a Material Adverse Effect;

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the accuracy of the representations and warranties of Apotex and the Company set forth in the Agreement as of the date of the closing, subject, in certain circumstances, to certain materiality thresholds; and

•
the performance and material compliance by Apotex and the Company of their agreements, covenants and conditions required by the Agreement prior to or on the date of closing.

For additional information on the parties’ conditions to closing, see “Proposal No. 1: The Transaction Proposal — The Asset Purchase Agreement — Closing Conditions” beginning on page 53.

Exclusivity
The Agreement requires that the Company, from execution of the Agreement until the earlier of the termination of the Agreement or closing of the Transaction, not initiate contact with or solicit any inquiry or proposal or engage in any discussions with third parties in connection with possible proposals regarding a sale or licensing of the Assets and certain other strategic transactions involving the Company, subject to a customary “fiduciary out” provision that allows the Company to participate in discussions and engage in negotiations with third parties under certain specified circumstances. The Company has agreed to promptly provide notice to Apotex of any solicitation or offer made by any third party in connection with such alternative transaction.
Termination of the Asset Purchase Agreement
The Agreement may be terminated prior to closing, subject to limitations relating to a party’s breach or failure to perform, as follows:
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by the mutual written agreement of the Company and Apotex;

•
by either Apotex or the Company if a Law or final, non-appealable governmental Order prohibits the consummation of the Transaction;

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by either Apotex or the Company if the Transaction has not been consummated by the Outside Date;

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by either Apotex or the Company if the Requisite Stockholder Approval is not obtained;

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by Apotex if prior to obtaining the Requisite Stockholder Approval, the Company’s Board of Directors effects a Board Recommendation Change;

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by the Company, prior to obtaining the Requisite Stockholder Approval, to enter into an Alternative Transaction Agreement with respect to a Superior Proposal;

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by Apotex for a material breach of the Agreement by the Company or if the Company’s representations and warranties fail to be true and correct; and

•
by the Company for a material breach of the Agreement by Apotex or if Apotex’s representations and warranties fail to be true and correct.

The Parties’ Obligations Upon Termination
The Agreement may be terminated by either party if the transaction is not completed by August 20, 2026 (the “Outside Date”) or otherwise under certain specified conditions. If the Agreement is validly terminated pursuant to the Outside Date provision, and prior to such termination an Acquisition Proposal has been received and, within twelve (12) months following such termination, the Company consummates an Acquisition Transaction or enters into a definitive agreement with respect to an Acquisition Transaction (which is subsequently consummated), then the Company must pay a termination fee of $4,000,000 (the “Cumberland Termination Fee”) to Apotex. The Company must also pay the Cumberland Termination Fee to Apotex if Apotex terminates the Agreement due to a breach of the Agreement by the Company, the Company fails to obtain the Requisite Stockholder Approval, the Board effects a Board Recommendation Change, or the Company terminates the Agreement in order to enter into a definitive agreement with respect to a Superior Proposal. If the Agreement is validly terminated pursuant to the Outside Date provision at a time when all closing conditions of Apotex have been satisfied or are capable of being satisfied and the Company stood (and stands) ready, willing and able to consummate the closing, and Apotex fails to consummate the closing within three (3) Business Days after when it is required to do so, then Apotex must pay a termination fee of $4,000,000 to the Company.
For additional information on the parties’ obligations upon termination, see “Proposal No. 1: The Transaction Proposal — The Asset Purchase Agreement — Effect of Termination and the Parties’ Obligations Upon Termination” beginning on page 54.

Post-Closing Arrangements
The Agreement contains certain covenants that will survive the closing of the transaction, including:
•
Subject to the limitations in the Agreement, the Company has agreed to indemnify Apotex and its Affiliates and their respective successors, permitted assigns, directors, officers, agents and employees for any losses incurred by any of them in connection with (i) any breach of any representation or warranty of the Company (subject to the applicable survival periods, deductible and cap limitations described below), (ii) any breach of the Cumberland Fundamental Representations, (iii) any breach of the Cumberland Sufficiency Representations, (iv) a breach of, default in, or failure to perform any of the covenants given or made by the Company in the Agreement, the IP Assignment Agreement or the Bill of Sale and Assignment and Assumption Agreement, (v) the Company’s ownership and operation of the Assets, and the research, development, obtaining and maintaining of regulatory approvals for, manufacture, sale, licensure, marketing, promotion, commercialization, distribution, exportation, importation or offering of the Products and INDs by the Company through the Closing Date, (vi) any and all Excluded Assets and Excluded Liabilities, and (vii) any businesses of the Company other than the Business.

•
Subject to the limitations in the Agreement, Apotex has agreed to indemnify the Company and its Affiliates and their respective successors, permitted assigns, directors, officers, agents and employees for any losses incurred by any of them in connection with (i) any breach of any representation or warranty of Apotex (other than the Apotex Fundamental Representations), (ii) any breach of any Apotex Fundamental Representation, (iii) a breach of, default in, or failure to perform any of the covenants given or made by Apotex in the Agreement, the IP Assignment Agreement or the Bill of Sale and Assignment and Assumption Agreement, (iv) Apotex’s ownership and operation of the Assets, and the research, development, obtaining and maintaining of Regulatory Registrations and Regulatory Approvals for, manufacture, sale, licensure, marketing, promotion, commercialization, distribution, exportation, importation or offering of the Products and INDs by Apotex after the Closing Date, and (v) any and all Assumed Liabilities.

•
The indemnification obligations under the Agreement are subject to certain limitations. With respect to the Company’s general representations and warranties, the aggregate amount recoverable by the Apotex Indemnified Parties is limited to ten percent (10%) of the Purchase Price (the “General Cap”). Claims for breaches of the Cumberland Fundamental Representations, Cumberland Sufficiency Representations, and certain representations related to tax matters are excluded from the General Cap. The aggregate amount recoverable by the Apotex Indemnified Parties for breaches of the Company’s representations and warranties (including the Cumberland Fundamental Representations, the Cumberland Sufficiency Representations and the tax representations) and breaches of the Company’s covenants (other than for Fraud) is limited to the Purchase Price. The aggregate amount recoverable by the Cumberland Indemnified Parties for breaches of Apotex’s general representations and warranties is limited to the General Cap, and the aggregate amount recoverable for breaches of Apotex’s representations and warranties (including the Apotex Fundamental Representations) and breaches of Apotex’s covenants (other than for Fraud) is limited to the Purchase Price.

•
No indemnification is payable for claims under the Company’s or Apotex’s representations and warranties until the aggregate losses exceed $1,000,000 (the “Deductible”), and then only to the extent such aggregate amount exceeds the Deductible. In addition, no individual claim is recoverable unless it exceeds $50,000 (the “De Minimis Threshold”), but any Losses below the De Minimis Threshold will be taken into account for purposes of determining whether the Deductible has been exceeded.

•
The parties’ indemnification rights under Article IX of the Agreement constitute the sole and exclusive monetary remedy with respect to matters covered by the Agreement, subject to exceptions for Fraud and claims under the Transition Services Agreement.

•
Each party has agreed to keep confidential, and to use commercially reasonable efforts to cause its Representatives and Affiliates who actually receive such information to keep confidential, all Confidential Information relating to the Agreement, the Business, the Products, the Assets (including trade secrets in perpetuity and any confidential information transferred to Apotex pursuant to the terms of the Agreement), the Assumed Liabilities, the financial information and operations of the Company which have not been publicly disclosed, and any liabilities or obligations excluded from the Assumed Liabilities, until the later of three years after Closing and the date the Products are no longer marketed by Apotex (with trade secrets protected for so long as they remain trade secrets). Exceptions include disclosures required by applicable Laws or securities exchange rules, disclosures necessary to defend or prosecute indemnification claims or litigation, disclosures required by transition and license obligations, and information that is lawfully available to the public as of the Closing Date or that thereafter becomes public other than through a breach.
•
From the Effective Date until thirty (30) days after the Closing Date, the Company has agreed to make the Business Employees available to Apotex for purposes of interviews and to cooperate with Apotex in the employment of such Business Employees.

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For a period of up to three (3) years after the Closing Date, the Company has agreed to deliver to Apotex certain government price reporting information for the Assets and Assumed Liabilities.

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The Company and its Affiliates have agreed to certain restrictive covenants that will survive the closing, including (i) an eighteen (18)-month non-solicitation and non-hire restriction with respect to Transferred Business Employees, (ii) a four (4)-year non-interference restriction with respect to business relations of Apotex relating to the Products, (iii) a four (4)-year non-compete restriction prohibiting the Company and its Affiliates from engaging in any business in the Territory that competes with the Products (subject to customary carve-outs), and (iv) a three (3)-year non-disparagement restriction.

•
Apotex has agreed to an eighteen (18)-month non-solicitation and non-hire restriction with respect to employees of the Company (other than Transferred Business Employees) with whom Apotex and its Subsidiaries had material interactions in connection with the Transactions, subject to customary carve-outs.

•
Apotex has agreed to pay the Company up to $10 million, subject to the terms and conditions set forth in the Agreement, upon the achievement of two milestones: (i) prior to the two (2) year anniversary of the closing of the Transaction, Apotex or its Affiliates is awarded a contract by the United States Department of Health and Human Services (or any division thereof) for the supply of Vibativ for certain specified uses (the “Vibativ Contract”), and (ii) prior to the ten (10) year anniversary of the closing of the Transaction, Apotex and its Affiliates realize certain net sales pursuant to the Vibativ Contract.

•
For a period of up to three (3) years after the Closing Date, the parties will cooperate to ensure that any Assets or other assets primarily related to the Products or the Business that were not properly transferred at the closing, or any Excluded Assets that were transferred to Apotex, are promptly transferred to the correct party.

•
In connection with the guarantee of Apotex’s obligations, Guarantor has absolutely, irrevocably and unconditionally guaranteed to the Company the due and punctual payment in full of any payments (including the Purchase Price), indemnification obligations, and the payment of any other obligations of Apotex required under the Agreement or under any other Transaction Document.

Opinion of the Company’s Financial Advisor on the Transaction
In connection with the Transaction, the Company’s financial advisor, VelocityHealth Securities, Inc. (“VelocityHealth”) delivered to Cumberland’s Board of Directors its written opinion, dated April 15, 2026 (the “VelocityHealth Opinion”), that, as of that date and based upon market multiples typical for acquisitions of branded pharmaceutical products and its valuation analysis, the Consideration to be paid to the Company from Apotex in the Transaction pursuant to the Agreement was fair and reasonable to the Company, from a financial point of view. The full text of the opinion, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this proxy statement and is incorporated herein by reference in its entirety. The VelocityHealth Opinion was for the information of, and directed to, the Board for its information and assistance in connection with its consideration of the financial terms of the Transaction and only addresses the fairness to the Company, from a financial point of view and as of the date of the VelocityHealth

Opinion, of the Consideration to be received by the Company from Apotex pursuant to the Agreement. The VelocityHealth Opinion did not constitute a recommendation to the Board or any other person as to how the Board or any other person should vote or otherwise act with respect to the Transaction or any other matter, or to any shareholder of the Company as to how any such shareholder should vote or act with respect to the Transaction or any other matter, including, without limitation, whether or not any shareholder of the Company should enter into a voting agreement with respect to the Transaction. Shareholders are encouraged to read the opinion carefully and in its entirety. See “Proposal No. 1: The Transaction Proposal — Opinion of the Company’s Financial Advisor” beginning on page 39.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
How do I attend the special meeting?
We will host the special meeting at the Company’s corporate offices located at 1600 West End Avenue, Suite 1300, Nashville, Tennessee 37203. There will be no virtual attendance option for the special meeting, whether by teleconference, electronic meeting or otherwise. You do not need to attend the special meeting in order to vote. Instructions on how to vote shares are described herein.
Who may vote at the special meeting?
Shareholders who owned shares of Common Stock as of the close of business on May 12, 2026 (the “Record Date”) are entitled to vote at the special meeting on all matters properly brought before the special meeting.
Shareholder of Record: Shares Registered in Your Name
If on May 12, 2026, your shares were registered directly in your name with Cumberland’s transfer agent, Continental Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote by proxy or by attending the special meeting and voting online. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy on the Internet or by mobile device as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on May 12, 2026, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the shareholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
How many votes do I have?
Each share of Common Stock is entitled to one vote on each matter that comes before the special meeting.
Why might the special meeting be adjourned or postponed?
The Board intends to adjourn and postpone the special meeting if the number of shares of Common Stock anticipated to be present at the special meeting, in person or represented by proxy, is insufficient to constitute a quorum. The special meeting may also be adjourned in the circumstances contemplated by the Adjournment Proposal, described below.
What constitutes a quorum?
In accordance with Tennessee law (the law under which we are incorporated) and our bylaws, the presence at the special meeting, by proxy or by attending in person, of the holders of a majority of the shares entitled to vote at the special meeting constitutes a quorum, thereby permitting the shareholders to conduct business at the special meeting. As of the Record Date, there were 14,983,107 shares of Common Stock outstanding and entitled to vote at the special meeting; thus a quorum for the special meeting will be 7,491,554 shares of Common Stock. Abstentions will be counted for the purpose of establishing a quorum at the special meeting, but broker non-votes will not be counted for this purpose.
How do I vote?
You are entitled to attend and participate in the special meeting only if you were a shareholder as of the Record Date or if you hold a valid proxy for the special meeting. We encourage shareholders to vote well before the special meeting, even if you plan to attend the special meeting in person.

If you are a shareholder of record and your shares are registered directly in your name, you may vote:
•
By Internet.   You may vote by proxy via the Internet at www.cstproxyvote.com by following the instructions provided on the proxy card. You must have the proxy card available when voting.

•
By Mobile Device.   On your Smartphone/Tablet, open the QR Reader and scan the image on the proxy card. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

•
By Mail.   Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of the Board and will be voted according to the discretion of the named proxy holders on the proxy card upon any other business that may properly be brought before the special meeting and at all adjournments and postponements thereof.

•
At the Special Meeting.   You may vote by attending the special meeting in person. The special meeting will be held at the Company’s corporate offices located at 1600 West End Avenue, Suite 1300, Nashville, Tennessee 37203.

Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet or by mobile device, by returning your proxy or by attending the special meeting and voting in person.
Stock exchange rules allow brokers to vote on behalf of their customers for certain routine matters if customers do not provide voting instructions with respect to their shares, but brokers are not permitted to vote on non-routine matters. Broker non-votes are shares represented at the special meeting held by banks, brokers or other nominees for which instructions have not been received from the beneficial owners or persons entitled to vote such shares and such banks, brokers or other nominees do not have the discretion to vote such shares.
Because each proposal being considered at the special meeting is a non-routine matter, shares of our Common Stock as to which brokers have not received any voting instructions will not be deemed present for any purpose at the special meeting.
The inspector of elections will treat broker non-votes as shares that are not present and entitled to vote for the purpose of determining the presence of a quorum. Because the vote required to approve the Transaction Proposal is based on a percentage of the total number of shares entitled to vote on the proposal, broker non-votes will have the effect of a vote “AGAINST” the Transaction Proposal. However, broker non-votes, if any, will have no effect on the outcome of any vote on the Adjournment Proposal.
We encourage you to vote using one of the methods described above or to provide voting instructions to your bank, broker or other nominee in accordance with their directions. This ensures that your shares will be voted at the special meeting according to your instructions.
Our Board does not currently know of any other matter that may come before the special meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the special meeting.
How does our Board of Directors recommend that I vote?
Our Board of Directors recommends that you vote:
1.
FOR the authorization and approval of the Transaction as contemplated by the Agreement regarding the sale to Apotex of substantially all of the assets comprising the Company’s FDA-approved products and related assets, which may be deemed under Tennessee law to be a sale of substantially all of our property and assets otherwise than in the usual and regular course of business;

2.
FOR the Board authorization to adjourn and postpone the special meeting to a later date or dates if there are insufficient votes to approve the Transaction Proposal; and

3.
In the proxy’s discretion with respect to any other business which is properly brought before the special meeting or any adjournment or postponement thereof, including matters incidental to its conduct.

As of the date of this proxy statement, we are not aware of any matters other than those set forth in proposals 1 and 2 that will be brought before the special meeting.
May I revoke my proxy?
If you submit a proxy, then you may revoke it at any time before it is exercised, as follows:
1.
You may send in another proxy bearing a later date;

2.
You may send written notice (if the shareholder is an entity, by an officer or other authorized person of the entity) addressed to the Corporate Secretary at the Company’s principal executive office before the special meeting that you are revoking your proxy; or

3.
You may attend the special meeting and vote in person.

What vote is required to approve each proposal?
The Transaction Proposal:   The authorization and approval of the Transaction Proposal require the affirmative vote of the holders of a majority of all shares entitled to vote on the Transaction Proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Failures to vote, abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Transaction Proposal. As of the Record Date, there were 14,983,107 shares of Common Stock outstanding and entitled to vote at the special meeting; thus approval of the Transaction Proposal will require the affirmative vote of at least 7,491,554 shares of Common Stock.
The Adjournment Proposal:   The approval of the Adjournment Proposal requires that the number of votes cast for the Adjournment Proposal at the special meeting exceed the number of votes cast against the Adjournment Proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Failures to vote, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on the Adjournment Proposal.
Are there any dissenters’ rights of appraisal?
No, holders of shares of Common Stock do not have appraisal rights under Tennessee law or under the governing documents of the Company in connection with the Transaction and this solicitation.
Who bears the cost of soliciting proxies?
The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. To assist in the solicitation of proxies, the Company has retained Sodali & Co, as proxy solicitor, for a fee of $15,000 plus (i) $2,500 for administration, technology, and research and data services, (ii) a telephone solicitation charge, and (iii) reimbursement of out-of-pocket expenses for its services. The Company and its proxy solicitor may also request banks, brokers, trustees and other intermediaries holding shares of Common Stock beneficially owned by others to send this document to, and obtain proxies from, the beneficial owners and may reimburse such record holders for their reasonable out-of-pocket expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone and other electronic means, advertisements and personal solicitation. No additional compensation will be paid to the Company’s directors, officers or employees for solicitation of proxies.
Where is the Company’s principal executive office?
The principal executive office of the Company is located at 1600 West End Ave., Suite 1300, Nashville, TN 37203-7003, and the telephone number is (615) 255-0068.
How can I obtain additional information about the Company?
The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that it file reports, proxy statements and other information with the United States Securities and Exchange Commission (the “SEC”). The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov.
Whom can I call with questions about the special meeting or the Transaction?
If you have questions about the special meeting or the Transaction, need additional copies of this document, have questions about the process for voting or need a replacement proxy card, you should contact:
Sodali & Co
430 Park Ave, 14th Floor
New York, NY 10022
Phone: (203) 658-9400
Email: CPIZ@info.sodali.com
Will the Transaction be a taxable transaction to me?
The Transaction is entirely a corporate action, taxable to the Company. Holders of our shares will not realize any gain or loss for U.S. federal income tax purposes as a result of the Transaction. See the section below entitled “Certain Material U.S. Federal Income Tax Consequences” beginning on page 47 for more information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the attached annexes contain “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include statements concerning our outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “could,” “anticipates,” “projects,” “targets”, “optimistic,” “intends,” or “aims,” or the negative thereof or other variations thereon or other comparable terminology. The forward-looking statements included in this proxy statement or the attached annexes are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statement. These risks and uncertainties include, but are not limited to, the following:
•
our shareholders failing to approve the Transaction Proposal;

•
the failure of one or more conditions to the closing of the Transaction to be satisfied or waived by the applicable party;

•
an increase in the amount of costs, fees, expenses and other charges related to the Agreement or Transaction, including in connection with any litigation;

•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement;

•
risks arising from the diversion of management’s attention from our ongoing business operations;

•
risks associated with our ability to monetize the Retained Programs and/or to identify and realize business opportunities following the Transaction;

•
risks of losing key personnel or suppliers; and

•
the matters discussed under “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 9, 2026, as amended and updated from time to time in the Company’s subsequent filings with the SEC.

Readers are cautioned not to place undue reliance on forward-looking statements. Any forward-looking statement speaks only as of the date that it was made and we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise.

UNAUDITED PRO FORMA FINANCIAL INFORMATION
We are providing the following information to aid you in your financial analysis of the proposed Transaction. The following unaudited pro forma condensed consolidated financial data gives effect to the Transaction.
Unaudited Pro Forma Financial Information
The following unaudited pro forma condensed consolidated balance sheet data as of March 31, 2026 is presented to show how the Transaction might have affected the historical financial statements of the Company if the Transaction had occurred on March 31, 2026. The following unaudited pro forma condensed consolidated statements of operations data for the year ended December 31, 2024, December 31, 2025 and the three months ended March 31, 2026 are presented as if the Transaction occurred on January 1, 2024. The Transaction is expected to meet the criteria in ASC 205-20 to begin being presented as a discontinued operation in the second quarter of 2026 due to disposal of most of the Company’s revenue-generating operations and the resulting strategic shift toward development-stage activities. As a disposal that meets the criteria for discontinued operations, we are required to present an unaudited pro forma condensed consolidated statement for each historical period presented in the Company’s Annual Report on Form 10-K. The unaudited pro forma condensed consolidated financial statements are derived from, and should be read in conjunction with our historical financial statements and notes thereto, as presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026, as previously filed with the SEC. The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X.
Article 11 of Regulation S-X requires that pro forma financial information include pro forma adjustments to the historical financial statements of the registrant that reflect only the application of required accounting to the Transaction.
The Transaction accounting adjustments to reflect the Transaction in the unaudited pro forma condensed consolidated financial statements include:
•
the sale of the operations, assets and liabilities of the Company’s Assets involved in the Transaction pursuant to the Agreement, and;

•
adjustments required to record the estimated impact of the proceeds received in connection with the Transaction, net of transaction costs.

In addition, Regulation S-X permits registrants to reflect adjustments that depict synergies and dis-synergies of the disposition for which pro forma effect is being given. The unaudited pro forma condensed consolidated financial statements do not reflect any such adjustments.
The Company expects to execute a transition services agreement at closing of the Transaction, which will include services to be provided to Apotex for up to 12 months following the Closing Date. The unaudited pro forma condensed consolidated statements of operations are not required to present the impact of the transition services agreement, as these amounts are not expected to be material.
The unaudited pro forma condensed consolidated financial statement information is presented for informational purposes only and is based upon estimates by the Company’s management, which are based upon available information and certain assumptions that Company’s management believes are reasonable as of the date of this proxy statement. The unaudited pro forma condensed consolidated financial statements are not intended to be indicative of the actual financial position or results of operations that would have been achieved had the Transaction been consummated as of the dates and for the periods indicated above, nor does it purport to indicate results which may be attained in the future. Actual amounts could differ materially from these estimates.
The unaudited pro forma condensed consolidated balance sheet as of March 31, 2026 and the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2026 and years ended December 31, 2025 and December 31, 2024 should be read in conjunction with the notes thereto.

Cumberland Pharmaceuticals, Inc.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2026
	March 31, 2026
	Historical CPIX, Inc.	Transaction Accounting Adjustments	Notes	ProForma Cumberland Pharmaceuticals, Inc.
ASSETS
Current assets:
Cash and cash equivalents	11,007,245	99,241,674	(iii)	110,248,919
Marketable securities	—
Accounts receivable, net of allowances	14,261,978			14,261,978
Inventories	5,453,836	(5,423,901)	(i) & (iv)	29,935
Prepaid assets	2,066,198	(1,144,950)	(i)	921,248
Deferred tax assets	—
Total current assets	32,789,257	92,672,823		125,462,080
Intercompany accounts	—
Investment in subsidiary	—
Property and Equipment, net	237,375			237,375
Intangible assets, net	12,793,249	(12,743,179)	(i)	50,070
Goodwill	914,000	(914,000)	(i)	—
Deferred tax assets	—			—
Noncurrent Inventory	9,875,505	(9,834,626)	(i) & (iv)	40,879
Operating lease right-of-use assets	7,618,720	(1,770,712)	(i)	5,848,008
Other Investments	3,840,700	(3,840,700)	(i)	—
Other assets	2,926,214	—		2,926,214
Total assets	70,995,020	63,569,605		134,564,625
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	—
Revolving line of credit	—
Current portion of other long-term obligations	—
Accounts payable	16,537,072	—		16,537,072
Operating lease current liabilities	485,162	—		485,162
Other accrued liabilities	17,465,817	2,567,863	(ii)	20,033,680
Total current liabilities	34,488,051	2,567,863		37,055,914
Revolving line of credit	5,240,733	—		5,240,733
Long-term debt, excluding current portion	—
Deferred Tax Liability – Long-term	—
Income Taxes		3,294,607	(iii)	3,294,607
Operating lease non-current liabilities	4,343,892	—		4,343,892
Other long-term obligations, excluding current portion	5,619,332	(2,028,809)	(i)	3,590,523
Total liabilities	49,692,008	3,833,661		53,525,669

	March 31, 2026
	Historical CPIX, Inc.	Transaction Accounting Adjustments	Notes	ProForma Cumberland Pharmaceuticals, Inc.
Shareholders’ equity:
Cumberland Pharmaceuticals Inc. shareholders’ equity:
Common stock	51,730,222			51,730,222
Retained earnings	(30,093,698)	59,735,944	(iii)	29,642,246
Total Cumberland Pharmaceuticals Inc. shareholders’ equity	21,636,524	59,735,944		81,372,468
Noncontrolling interest	(333,512)			(333,512)
Total liabilities and shareholders’ equity	70,995,020	63,569,605		134,564,625

Cumberland Pharmaceuticals, Inc.
UNAUDITED PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE TWELVE MONTHS ENDED March 31, 2026
	March 31, 2026
	Historical CPIX, Inc.	Transaction Accounting Adjustments	Notes	ProForma Cumberland Pharmaceuticals, Inc.
Revenues:
Net product revenue	$8,962,467	$(8,962,467)	(i)	$—
Other revenue	168,850		(v)	168,850
Net revenues	9,131,317	(8,962,467)		168,850
Costs and expenses:
Cost of products sold	1,933,889	(1,933,889)	(i)	—
Selling and marketing	5,064,875	(5,064,875)	(i)	—
Research and development	1,458,436	(698,216)	(ii)	760,220
General and administrative	2,445,944	(248,512)	(iii)	2,197,432
Amortization of product license right	1,248,934	(1,248,934)	(i)	—
Other	108,531		(v)	108,531
Total costs and expenses	12,260,609	(9,194,426)		3,066,183
Operating income	(3,129,292)	231,959		(2,897,333)
Interest income	78,031	1,090,719	(iv)	1,168,750
Other Income (Loss)	(146,080)	146,080	(vi)	—
Interest expense	(85,839)	85,839	(vii)	—
Other expense	—
Income (loss) before income taxes	(3,283,180)	1,554,597		(1,728,583)
Income tax benefit (expense)	(3,871)	3,871	(viii)	—
Net income (loss) from continuing Operations	(3,287,051)	1,558,468		(1,728,583)
Net (income) loss at subsidiary attributable to non-controlling interests	(2,588)			(2,588)
Net loss attributable to commonshareholders	(3,289,639)	1,558,468		(1,731,171)
Basic and Diluted Net Loss per share	$(0.22)	$0.10		$(0.12)
Weighted Average Shares	14,963,724	14,963,724		14,963,724

Cumberland Pharmaceuticals, Inc.
UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE 12 MONTHS ENDED 12/31/2025
	31-Dec-25
	Historical CPIX, Inc.	Transaction Accounting Adjustments	Notes	ProForma Cumberland Pharmaceuticals, Inc.
Revenues:
Net product revenue	$40,396,278	$(40,396,278)	(i)	$—
Other revenue	4,125,153	(3,000,000)	(i) & (v)	$1,125,153
Net revenues	44,521,431	(43,396,278)		1,125,153
Costs and expenses:
Cost of products sold	6,667,207	(6,667,207)	(i)	—
Selling and marketing	19,098,153	(19,098,153)	(i)	—
Research and development	5,566,498	(2,637,979)	(ii)	2,928,519
General and administrative	11,489,783	(1,175,102)	(iii)	10,314,681
Amortization of product license right	4,034,657	(4,034,657)	(i)	—
Other	457,126		(v)	457,126
Total costs and expenses	47,313,424	(33,613,098)		13,700,326
Operating income	(2,791,993)	(9,783,180)		(12,575,173)
Interest income	476,748	4,198,252	(iv)	4,675,000
Other Income	(13,220)			(13,220)
Interest expense	(495,990)	495,990	(vii)	—
Other expense	—
Income (loss) before income taxes	(2,824,455)	(5,088,938)		(7,913,393)
Income tax benefit (expense)	(40,256)	40,256	(viii)	—
Net income (loss) from continuing Operations	(2,864,711)	(5,048,682)		(7,913,393)
Net (income) loss at subsidiary attributable to non-controlling interests	28,583			28,583
Net loss attributable to commonshareholders	(2,836,128)	(5,048,682)		(7,884,810)
Basic and Diluted Net Loss per share	$(0.19)	$(0.34)		$(0.53)
Weighted Average Shares	14,854,619	14,854,619		14,854,619

Cumberland Pharmaceuticals, Inc.
UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE 12 MONTHS ENDED 12/31/2024
	31-Dec-24
	Historical CPIX, Inc.	Transaction Accounting Adjustments	Notes	ProForma Cumberland Pharmaceuticals, Inc.
Revenues:
Net product revenue	$36,537,704	$(36,537,704)	(i)	$—
Other revenue	1,330,241	—	(v)	1,330,241
Net revenues	37,867,945	(36,537,704)		1,330,241
Costs and expenses:
Cost of products sold	6,585,972	(6,585,972)	(i)	—
Selling and marketing	17,023,023	(17,023,023)	(i)	—
Research and development	4,816,206	(2,277,847)	(ii)	2,538,359
General and administrative	10,722,963	(1,197,527)	(iii)	9,525,436
Amortization of product license right	4,748,252	(4,748,252)	(i)	—
Other	403,938		(v)	403,938
Total costs and expenses	44,300,354	(31,832,621)		12,467,733
Operating income	(6,432,409)	(4,705,083)		(11,137,492)
Interest income	334,444	4,340,556	(iv)	4,675,000
Other Income	237,089			237,089
Interest expense	(605,508)	605,508	(vii)	—
Other expense	—			—
Net income before income taxes	(6,466,384)	240,981		(6,225,403)
Income tax benefit (expense)	22,669	(22,669)	(viii)	—
Net income (loss) from continuing Operations	(6,443,715)	218,312		(6,225,403)
Net loss at subsidiary attributable to noncontrolling interest	(36,055)			(36,055)
Net income attributable to Cumberland Pharmaceuticals Inc.	$(6,479,770)	$218,312		$(6,261,458)
Basic and Diluted Net Loss per share	$(0.46)	$0.02		$(0.45)
Weighted Average Shares	14,060,272	14,060,272		14,060,272

Cumberland Pharmaceuticals, Inc.
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
On April 22, 2026, Cumberland Pharmaceuticals Inc. (the “Company” or “Cumberland”) entered into an Asset Purchase Agreement (the “Agreement”) with an affiliate of Apotex Inc. (such affiliate,”Apotex”), pursuant to which Apotex will acquire the Company’s right, title and interest in, to and under the assets relating to the Company’s FDA-approved products, which consist of Acetadote®, Caldolor®, Kristalose®, Sancuso®, Vaprisol®, Vibativ®, as well as certain of the Company’s product related equity interests (collectively, the “Acquired Assets”) in exchange for $100,000,000 payable at the closing of the transaction (the “Transaction”). The Company will retain the assets associated with Emerging Technologies, Inc., its majority-owned subsidiary focused on earlier-stage product development, and the Company’s ifetroban product candidates (the “Retained Programs”), which the Company intends to continue to develop following the closing of the Transaction.
The unaudited pro forma combined financial statements reflect the following transaction accounting adjustments to the condensed consolidated balance sheet as of March 31, 2026 and consolidated statements of operations for the three months ended March 31, 2026 and the years ended December 31, 2025 and 2024 to show how the Transaction might have affected the Company’s historical financial statements if the Transaction had been completed at an earlier time.
Adjustments to the Proforma Balance Sheet:
(i)
Eliminate the assets and liabilities disposed of in the asset sale transaction, which includes

Inventory	5,423,901
Prepaid Assets	1,144,950
Goodwill & Intangible Assets	13,657,179
Non-current inventory	9,834,626
Investment in Manufacturing	1,770,712
Investment in THI	3,840,700
Milestones & Long Term Contingent Royalty Liability	2,028,809

(ii)
Eliminate the current accrued liabilites disposed of in the asset sale transaction, and recognize additional transaction related and other reserves

Current Contingent Royalty Liability	1,945,000
THI Liability	4,487,137
Additional Transaction Related & Other Reserves	-9,000,000
Net Change	(2,567,863)

(iii)
Record the expected net consideration received, the expected gain on sale of the acquired assets, and the impact on retained earnings

Cash received from Buyer upon closing	100,000,000
Less: Estimated Transaction Costs	(758,326)
Net proceeds from sale of assets	99,241,674
Less Assets and Liabilities Transferred	(27,211,123)
Less Additional Transaction & Other Reserves(a)	(9,000,000)
Estimated Gain on Sale	63,030,551
Estimated Income Tax (After consideration of tax loss carry forwards)(b)	(3,294,607)
Estimated Gain after tax impact to retained earnings	59,735,944

(iv)
The buyer has agreed to reimburse seller for up to $9M of existing inventory.

(a)
anticipated liabilities for employee retention bonuses, termination severance costs, agreement termination penalties and additional legal or consulting fees.

(b)
the tax liability as stated is an estimate based on current assumptions. .

Cumberland Pharmaceuticals, Inc.
NOTES TO THE UNAUDITED PROFORMA CONSOLIDATED STATEMENTS
Adjustments to the Proforma Consolidated Statement of Operations:
To eliminate operating activity directly attributable to the Program Assets which includes
	Historical CPIX, Inc.	Transaction Accounting Adjustments	Notes	ProForma Cumberland Pharmaceuticals, Inc.
Cost of Goods(a)	1,933,889	(1,933,889)	(i)	—
Selling and marketing	5,064,875	(5,064,875)	(i)	—
Research and development	1,458,436	(698,216)	(ii)	760,220
General and Administrative	2,445,944	(248,512)	(iii)	2,197,432
Amortization of product license right	1,248,934	(1,248,934)	(i)	—
		(9,194,426)

(i)
Net Product revenue, product related milestone revenue, cost of goods, sales and marketing and amortization of product license rights pertain to the products acquired by Apotex.

(ii)
The adjustment to research and development includes FDA fees to be paid by Apotex, the Medical Sciensce Liaison department expenses and the compensation cost associated with select employees transferred to Apotex.

(iii)
The adjustment to general and administrative includes product related insurance, legal fees, audit and tax preparation services.

(iv)
average expected return on a cash and debt instrument balance of approximately $85M at 5.5%.

(v)
Other revenue and expense consists of CET sub-lease income and expense.

(vi)
The Other Loss amount pertains to the investment in Talicia Holdings, Inc. to be acquired by Apotex.

(vii)
With the significant increase in cash, Cumberland will pay down the line of credit with Pinnacle Bank.

(viii)
With the divestiture, the Company’s nexus is limited to the state of Tennessee only.

(a)
Apotex has agreed to reimburse seller for up to $9M of existing inventory. We believe these transactions will be recognized on a post closing basis.

PROPOSALS RECOMMENDED FOR CONSIDERATION BY SHAREHOLDERS
PROPOSAL NO. 1
THE TRANSACTION PROPOSAL
Information about the Parties
The Company
Cumberland is a specialty pharmaceutical company focused on the acquisition, development and commercialization of branded prescription pharmaceuticals. We are dedicated to our mission of working together to provide unique products that improve the quality of patient care.
Our primary target markets are hospital acute care, gastroenterology and oncology. These medical specialties are characterized by relatively concentrated prescriber bases that we believe can be served effectively by relatively small, targeted sales forces. We promote our approved products through our hospital, field and oncology sales divisions in the United States. We have also established a network of international partners with the needed regulatory and commercial capabilities to register and provide our medicines to patients in their countries.
Our portfolio of brands approved for marketing by the U.S. Food and Drug Administration (“FDA”) includes:
•
Acetadote® (acetylcysteine) injection, for the treatment of acetaminophen poisoning;

•
Caldolor® (ibuprofen) injection, for the treatment of pain and fever;

•
Kristalose® (lactulose) oral solution, a prescription laxative for the treatment of constipation;

•
Sancuso® (granisetron) transdermal patch, for the prevention of nausea and vomiting in patients receiving certain types of chemotherapy treatment;

•
Vaprisol® (conivaptan) injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia;

•
Vibativ® (telavancin) injection, for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections; and

•
Talicia® (omeprazole, amoxicillin and rifabutin) oral capsule, for the treatment of H. pylori infection.

In addition to these commercial brands, we have announced breakthrough results in a clinical study of our ifetroban product candidate in patients with cardiomyopathy associated with Duchenne muscular dystrophy (“DMD”). This rare, fatal genetic neuromuscular disease results in deterioration of the skeletal, heart and lung muscles. We then completed and submitted a clinical study report to the FDA and began interactions to determine their remaining development requirements.
We also have Phase II clinical programs underway evaluating our ifetroban product candidate in patients with 1) Systemic Sclerosis (“SSc”) or scleroderma, a debilitating autoimmune disorder characterized by diffuse fibrosis of the skin and internal organs and 2) Idiopathic Pulmonary Fibrosis (“IPF”), the most common form of progressive fibrosing interstitial lung disease. Investigational new study applications have been cleared by the FDA enabling us to launch clinical studies in each of these areas.
Cumberland has built core competencies for the acquisition, development, registration and commercialization of pharmaceutical products in the U.S. We believe we can leverage this existing infrastructure to support our continued growth. Our management team consists of pharmaceutical industry veterans with experience in business development, product development, regulatory affairs, manufacturing, sales, marketing and finance.
Our business development team identifies, evaluates and negotiates product acquisition, licensing and co-promotion arrangements. Our product development team creates proprietary formulations, manages our clinical studies, prepares our FDA submissions and staffs our medical call center. Our quality and manufacturing professionals oversee the manufacturing, release and shipment of our brands. Our marketing and sales organization is responsible for our commercial activities, and we work closely with our distribution partners to ensure the availability and delivery of our products, both domestically and internationally.
Products
The Agreement provides that the Company will sell its FDA-approved products to Apotex upon the closing of the Transaction.
Acetadote®
Acetadote is an intravenous formulation of N-acetylcysteine, indicated for the treatment of liver toxicity associated with acetaminophen poisoning. Cumberland developed and obtained U.S. FDA approval for Acetadote and then introduced the product through our hospital sales division. Acetadote is typically used in hospital emergency departments to prevent or lessen potential liver damage resulting from an overdose of acetaminophen, a common ingredient in many over-the-counter and prescription pain-relieving and fever-reducing products. Acetaminophen overdose continues to be a leading cause of poisonings reported by hospital emergency departments in the U.S., and Acetadote became a standard of care for treating this potentially life-threatening condition.
Acetadote received U.S. FDA approval as an Orphan Drug, which provided seven years of marketing exclusivity from the date of approval. That exclusivity has since expired. In connection with the FDA’s approval of Acetadote, we committed to certain post-marketing activities for the product. Completion of our first Phase IV commitment resulted in the FDA’s approval of expanded labeling for Acetadote’s use in pediatric patients. Completion of our second Phase IV commitment resulted in further revised labeling for the product with FDA approval of additional safety data.
Completion of our third and final Phase IV commitment culminated in the FDA’s approval of a new formulation for the product. The next generation formulation contains no ethylene diamine tetracetic acid (“EDTA”) or other stabilization agent, chelating agent or preservative. Cumberland introduced this new Acetadote formulation replacing the original form of the product which we no longer manufacture.
The FDA subsequently approved updated labeling for Acetadote revising the product’s indication and providing new dosing guidance for specific patient populations. As a result, dosing guidance was included for patients weighing over 100 kg, and new language was added to alert health care providers that, in certain clinical situations, therapy should be extended for some patients.
In November 2024, the FDA also approved a supplemental New Drug Application for Acetadote, adding a simplified dosing regimen for the product prescribing information. This newly approved dosing regimen simplifies the administration of Acetadote by combining the first two bags of the standard three-bag regimen into a single, slower infusion for patients 41 kg or greater. This streamlined approach has been implemented in hospitals across multiple countries and has been shown to reduce the frequency of medication errors and potentially serious non-allergic anaphylactoid reactions without compromising the effectiveness of Acetadote. The FDA subsequently provided three years exclusivity for this new dosing regimen based on the supporting clinical data that the Company submitted, extending the exclusivity period for Acetadote to November 26, 2027.
The United States Patent and Trademark Office (the “USPTO”) has issued Cumberland a series of patents associated with our Acetadote product. The FDA has approved several abbreviated new drug applications (“ANDA”) filed by various generics companies referencing Acetadote. Those products all possess the old formulation containing EDTA.
We entered into an agreement with Perrigo Company resulting in the distribution of our Authorized Generic acetylcysteine injection (our “Authorized Generic”) product. Both Acetadote and our Authorized Generic utilize the new, EDTA-free formulation.
An Illinois judge issued a final ruling in favor of Cumberland Pharmaceuticals Inc. in a patent case associated with Acetadote. By ruling in Cumberland’s favor, the court upheld the validity of the patent that encompasses our EDTA-free formulation. The court also granted a permanent injunction preventing challengers from marketing a generic version of our proprietary Acetadote product formulation before the expiration of one of Cumberland’s patents in August 2025. An Appeals Court affirmed the District Court ruling in the Company’s favor upholding Cumberland’s Acetadote patent and expressly rejected the validity challenge.
Caldolor®
Caldolor, our intravenous formulation of ibuprofen, was the first injectable product approved in the U.S. for the treatment of both pain and fever. We conducted a series of clinical studies in over 900 adult patients to develop the data to support our FDA submission for the product’s registration. Following a priority review, the FDA approved Caldolor for marketing in the U.S.
A non-steroidal anti-inflammatory drug (“NSAID”), the product was indicated for use in adults as a sole treatment for the management of mild to moderate pain and for the management of moderate to severe pain as an adjunct to opioid analgesics. It was also the first FDA-approved intravenous therapy for treating fever.
We then launched Caldolor and continue to promote the product in the U.S. through our hospital sales division.
We completed a series of Phase IV studies to gather additional data to support our Caldolor product. Those clinical trials involved an additional 1,000 adult and pediatric patients. The studies included data on a shortened infusion time and pre-surgical administration of the product. To address our Phase IV commitment to the FDA, these studies also included evaluation of the product for the reduction of fever in hospitalized children and the treatment of pain in children undergoing tonsillectomy surgeries.
In early 2018, we completed and filed the application for FDA approval of a next generation Caldolor product featuring an improved presentation and formulation which was approved in January 2019. The new, premixed presentation provides health care professionals with a formulation that is easy to administer, helping manage the treatment of patient pain and fever, while reducing opioid consumption. It is provided in a pre-mixed bag containing 800 mg of ibuprofen in a 200 mL patented low sodium formulation for injection that is ready to use. It is the first and only FDA-approved pre-mixed bag of ibuprofen. Caldolor is still available as an 800 mg/8mL single-dose vial for dilution in addition to the ready-to-use bag.
In November 2021, the FDA approved our submission to expand the labeling for Caldolor to include administration of the product prior to surgery. During our clinical studies we found that the product delivered its best results when dosed prior to surgery, reducing both patients’ pain as well as their need for opiates.
In 2023, the FDA approved expanded labeling for Caldolor to include use in infants. The safety and efficacy of Caldolor has now been established for the treatment of pain and fever in pediatric patients aged 3 months and older. With this newly approved labeling, Caldolor is the only non-opioid product approved to treat pain in infants that is delivered through injection. The FDA subsequently provided three years of exclusivity for the drug for this new patient population, extending the exclusivity period for Caldolor to May 11, 2026.
In 2024, we announced the release of a Special Report evaluating the growing amount of current data supporting the use of Caldolor as a standard of care for the treatment of pain and fever in adults, children and infants. The results demonstrated that the product is a safe and effective treatment for pain and fever in adults, children and infants as young as 3 months of age.
Additionally in 2024, we announced the publication of new real-world outcomes research comparing Caldolor to its key competitor — ketorolac — in 150,000 patients. Published in Frontiers of Pain Research, the results provided compelling evidence that Caldolor is associated with a significantly reduced incidence of adverse drug reactions and improved health care utilization.
In 2025, we announced publication of our study investigating Caldolor in older patients. The analysis evaluated the safety and efficacy of Caldolor for the management of pain and fever in patients 60 years of age and older. It marks an important advancement in pain management for older individuals, as it is one of the first studies specifically evaluating our product in this vulnerable population.

In late 2025, the Centers for Medicare & Medicaid Services (CMS) issued a permanent J-Code for Caldolor. This important reimbursement milestone enhances access, simplifies hospital billing and further supports Caldolor’s role as a standard of care for pain and fever management.
During 2025, we distributed both the vial and the ready-to-use premixed bag presentations of Caldolor. We supported the brand through our hospital sales division and group of medical science liaisons.
Kristalose®
Kristalose is a prescription laxative administered orally for the treatment of acute and chronic constipation. An innovative, dry powder crystalline formulation of lactulose, Kristalose is designed to enhance patient acceptance and compliance. It is the only branded prescription laxative available in pre-measured powder packets.
Kristalose dissolves easily in 4 ounces of water, offering patients a virtually taste-free, grit-free and essentially calorie-free alternative to lactulose syrups. We conducted a preference study which indicated that 77% of patients surveyed prefer the taste, consistency and portability of Kristalose over similar products in syrup forms.
We acquired the assets and exclusive rights to Kristalose through a series of transactions, then assembled a dedicated field sales division which re-launched the product as a Cumberland brand. We directed our sales efforts to physicians who are the most prolific writers of prescription laxatives, including gastroenterologists and internists. We supplemented this personal promotion with telemarketing campaigns to expand our reach and support of the product. Using preference data as a cornerstone of our marketing efforts, we then repositioned the brand, enhancing patient affordability through a coupon program and expanded managed care coverage for the product.
We added a co-promotion partner, Poly Pharmaceuticals, who is promoting Kristalose to physician targets not covered by our field sales forces. We then added another partner, Foxland Pharmaceuticals, Inc., who is repackaging Kristalose and featuring it with additional new physician targets.
The Kristalose award-winning marketing campaign was designed to support increased engagement with our customers.
Substitution by pharmacists dispensing generic alternatives in place of Kristalose prescriptions has historically impacted the brand. During 2025, substitution rates increased with the entry of new generic competitors. As a result, we are implementing targeted initiatives to protect the product’s market position and support its growth.
During 2025, we continued to support Kristalose through our field sales division, as well as our partnerships with Poly Pharmaceuticals and Foxland Pharmaceuticals, Inc.
Sancuso®
Sancuso is the first and only FDA-approved prescription patch for the prevention of nausea and vomiting in patients receiving certain types of chemotherapy treatment for their cancer. The active drug in Sancuso, granisetron, slowly dissolves in the thin layer of adhesive that sticks to the patient’s skin and is released into their bloodstream over several days, working continuously to prevent chemotherapy-induced nausea and vomiting (“CINV”). It is applied 24 to 48 hours before receiving chemotherapy and can prevent CINV for up to five consecutive days. Alternative oral treatments must be taken several times (day and night) to deliver the same therapeutic doses.
In January 2022, we entered into an agreement with Kyowa Kirin to acquire the U.S. assets and rights to Sancuso. We then assumed full commercial responsibility for the product in the U.S. — including its marketing, promotion, distribution, manufacturing and medical support activities. Kyowa Kirin retained international rights, continuing to deliver the product to address oncology patients’ needs throughout the rest of the world.
As we began shipments of the product, we also formed a new sales division, Cumberland Oncology, to feature the brand with medical professionals treating cancer patients. Following our acquisition of Sancuso, we completed the transition of the product from Kyowa Kirin to Cumberland, including the NDA transfer in August 2023, and expanded our oncology sales division to further support the brand. We also successfully transferred manufacture of the product to a new facility. Kyowa Kirin retained international rights.
We continued to support Sancuso in 2025 through our oncology sales division.
Vaprisol®
We acquired the assets and rights to Vaprisol, a prescription brand indicated to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia. It is one of two branded prescription products indicated for the treatment of hyponatremia, and the only intravenously administered branded treatment.
Hyponatremia, an imbalance of serum sodium to body water, is the most common electrolyte disorder among hospitalized patients. These electrolyte disturbances occur when the sodium ion concentration in the plasma is lower than normal and are often associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. Vaprisol raises serum sodium to appropriate levels and promotes free water secretion. Our Vaprisol product has a proven day-one response rate to normalize serum sodium levels in hyponatremic patients and move them out of the Intensive Care Unit as efficiently as possible.
Vaprisol is supported by our hospital sales division. Demand for the product increased during the pandemic, and we worked to support the expanded use of the product in hospitals and clinics during the health care crisis. We shipped all remaining inventory of the product and notified the FDA that supplies of the product are not currently available. The product has been on FDA’s drug shortage list since March 2022. We have since transferred the product’s manufacturing to a new facility. Our new manufacturing partner is working with the FDA to address several Form 483 and warning letter issues in a timely manner. We next expect to file for the approval to manufacture branded Vaprisol at the new manufacturing site once all FDA issues at the new site are resolved.
Vibativ®
Vibativ is an FDA-approved antibacterial drug administered via injection for intravenous use. It is designed to treat serious infections due to Staphylococcus aureus (“S. Aureus”) and other Gram-positive bacteria, including Methicillin-resistant Staphylococcus aureus (“MRSA”) and Methicillin-sensitive Staphylococcus aureus (“MSSA”) when alternative treatments are not suitable. Vibativ addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant.
Vibativ can serve as a potentially life-saving treatment in patients with hospital-acquired and ventilator-associated pneumonia resulting from infections including the flu, RSV and COVID-19.
Pneumonia caused by secondary bacterial infections is common among patients with viral respiratory infections. Research shows that hospital-acquired pneumonia (“HAP”) and ventilator-associated pneumonia (“VAP”) have historically accounted for 22% of common hospital-acquired infections. MSSA and MRSA are important disease-causing pathogens in these cases. While many recently introduced antibiotics are quickly losing the ability to fight the bacteria they were designed to kill because those bacteria have become drug-resistant, Vibativ was specifically designed to kill drug-resistant bacteria.
The molecule of an existing antibiotic to which bacteria had developed a resistance, vancomycin, was altered by adding a lipophilic (fat-loving) component and a hydrophilic (water-loving) component. The lipophilic addition increases Vibativ’s ability to penetrate the cell wall and inhibits the formation of new cell walls (the development of new and/or additional cell walls is the most common way that bacteria become resistant to drugs). The hydrophilic addition increases Vibativ’s penetration into tissue — so it is able to attack infections that are not reachable by other antibiotics. In comparison to vancomycin, Vibativ is 32 times more potent against MRSA strains when tested under in vitro conditions. Further, in clinical trials, Vibativ demonstrated superior cure rates of patients with hospital-acquired bacterial pneumonia.

The Company reached an agreement to acquire the Vibativ assets and assume global responsibility for the brand including the related marketing, distribution, manufacturing and regulatory activities. We then introduced the Cumberland-packaged product, which is supported by our hospital sales force.
A new publication in Antimicrobial Agents and Chemotherapy detailed the results of the first clinical study investigating the safety and pharmacokinetics of our Vibativ product in children 2 to 17 years of age. The results of the study suggest that a single dose of Vibativ is safe in children, and they experience reduced exposure to Vibativ, compared with the same body weight-based dosing in adults.
In 2025, we announced the availability of the Vibativ 4-Vial Starter Pak through a new supply arrangement with Vizient Inc., making it accessible to their health care providers nationwide. As the country’s largest provider-driven health care performance improvement company, Vizient serves more than 65% of the nation’s acute care providers, including 97% of academic medical centers and 35% of the non-acute market. Through this agreement, Vizient members now have access to Vibativ’s new 4-vial configuration, which supports flexible treatment initiation in both inpatient and outpatient settings for this potentially life-saving therapy.
Additionally, we announced that Vibativ was added to a national group purchasing agreement with Premier, Inc., in 2025. The product addition allows Premier members to purchase Vibativ, in the 12-vial carton and 4-vial Starter Pak. Premier is a leading health care improvement company, uniting an alliance of approximately 4,350 U.S. hospitals and 325,000 other providers and organizations to transform health care. With integrated data and analytics, collaboratives, supply chain solutions, consulting and other services, Premier enables better care and outcomes at a lower cost. With expanded access, Premier member health care providers now have greater flexibility in ordering Vibativ for both inpatient and outpatient settings.
While we remain focused on promoting Vibativ in the U.S. market, we are building a network of other established companies to bring Vibativ to patients in their countries and territories.
During 2025, Vibativ was supported by our hospital sales division, national accounts group and team of medical science liaison.
Talicia®
Talicia was approved by the FDA for marketing in the U.S. for the treatment of Helicobacter pylori (H. pylori) infection in adults. Talicia is a combination of three approved drug products — omeprazole, a proton pump inhibitor, which prevents the secretion of hydrogen ions increasing the pH of the stomach, plus amoxicillin and rifabutin, antibiotics. It is administered to patients orally in the form of a fixed-dose, all-in-one, delayed release capsule. Talicia is the only all-in-one treatment for H. pylori and is now listed as a first-line therapy option in the 2024 American College of Gastroenterology (ACG) clinical guidelines. The product is patent protected through 2042 and received eight years of U.S. market exclusivity under its Qualified Infectious Disease Product (QIDP) designation. Additionally, Talicia obtained a 5-year Generating Antibiotic Incentives Now (GAIN) extension of exclusivity, which expires November 1, 2027.
In 2025, we announced arrangements with RedHill Biopharma Ltd. (“RedHill”) to jointly commercialize Talicia, therefore adding the brand as the newest addition to our commercial product portfolio. We also formed a new company with RedHill named Talicia Holdings, Inc. (“THI”), which holds the worldwide rights and assets associated with the brand. The new company provides operational support with responsibility for the product’s marketing, manufacturing, regulatory, medical and supply chain functions.
Through a co-commercialization agreement, we assumed responsibility for the distribution and sale of Talicia in the U.S. Cumberland records Talicia product sales and equally shares Talicia’s net revenues. We also provide an annual investment to cover certain distribution, marketing and sales costs. Cumberland is responsible for the sales promotion for Talicia through our established field sales division to increase the number of patients benefiting from Talicia.
Retained Programs
Following the closing of the Transaction, Cumberland will retain the assets associated with the Company’s ifetroban product candidates and CET, our majority-owned subsidiary focused on earlier-stage product development, which the Company intends to continue to develop following the closing of the Transaction.

Ifetroban Clinical Studies
Ifetroban is a selective thromboxane-prostanoid receptor (“TPr”) antagonist that has been dosed in over 1,400 subjects, demonstrating safety and well-tolerated profiles in both healthy volunteers and various patient populations.
We have been evaluating our ifetroban product candidate in a series of clinical studies. We have three Phase II clinical programs evaluating our ifetroban product candidate in 1) Systemic Sclerosis or scleroderma, a debilitating autoimmune disorder characterized by diffuse fibrosis of the skin and internal organs, 2) patients with Idiopathic Pulmonary Fibrosis, the most common form of progressive fibrosing interstitial lung disease, and 3) treatment of the cardiomyopathy associated with Duchenne muscular dystrophy, a rare, fatal, genetic neuromuscular disease that results in deterioration of the skeletal, heart and lung muscles. Investigational new drug applications have been cleared by the FDA enabling us to launch clinical studies in each of these areas.
In February 2025, we announced positive top-line results from our completed Phase II study (CPI-IFE-007, the FIGHT DMD trial) in patients with cardiomyopathy associated with Duchenne muscular dystrophy. The study enrolled 41 DMD patients who received either low-dose ifetroban (100 mg per day), high-dose ifetroban (300 mg per day), or placebo. High-dose ifetroban treatment resulted in a 3.3% improvement in left ventricular ejection fraction (LVEF) compared to placebo. When compared to propensity-matched natural history controls, the difference was even more pronounced, with high-dose treatment providing a statistically significant 5.4% overall improvement in LVEF (p=0.002), as control patients experienced a 3.6% decline in LVEF. Both doses of ifetroban were well tolerated with no serious drug-related adverse events. All subjects who completed the 12-month treatment period opted into the open-label extension, with long-term follow-up continuing through Month 24 and Month 36 assessments. Ifetroban received Orphan Drug Designation and Rare Pediatric Drug Designation for DMD in November 2024. Fast Track Designation was granted in February 2026. An End-of-Phase 2 meeting was held with FDA in September 2025, and a subsequent Type C meeting was held in January 2026 to continue regulatory pathway discussions.
The Systemic Sclerosis study (CPI-IFE-004) closed to enrollment in February 2025. The diffuse cutaneous SSc cohort met its target enrollment goal of 20 patients who completed the 12-month treatment period. The SSc-associated Pulmonary Arterial Hypertension cohort enrolled 9 of the targeted 14 subjects before study closure. Cardiac imaging analysis is complete, and topline results for the diffuse cutaneous arm are expected by the end of the first quarter of 2026.
The Idiopathic Pulmonary Fibrosis study (CPI-IFE-008, the FIGHTING FIBROSIS trial) is actively enrolling, with over 70 subjects enrolled across 17 activated sites. A safety interim analysis was completed in November 2025 evaluating the first 25% of patients completing 12 weeks of treatment; the independent committee concluded no new safety signals were identified and no changes in study conduct were needed.
We have also completed a pilot Phase II study involving 1) patients suffering from Hepatorenal Syndrome, a life-threatening condition involving liver and kidney failure, 2) patients with Portal Hypertension associated with chronic liver disease and 3) patients with Aspirin-Exacerbated Respiratory Disease, a severe form of asthma. There were no significant safety issues identified with the use of ifetroban in these patients.
Based on the results from our completed and ongoing studies, we are pursuing ifetroban registration for DMD-associated cardiomyopathy as our lead indication, with the IPF and SSc programs providing additional potential indications for our first new chemical entity.
Cumberland Emerging Technologies
We are supplementing these activities with the earlier-stage product development at CET, our majority-owned subsidiary. CET partners with academic research institutions to identify and support the progress of promising new product candidates, which Cumberland can further develop and commercialize.

Apotex and Guarantor
Apotex is a wholly owned subsidiary of Guarantor. Guarantor is a Canadian-based global health company with a broad portfolio of generic, biosimilar, and innovative branded pharmaceuticals, and consumer health products. Headquartered in Toronto, with regional offices globally, including in the United States, Mexico, and India, Guarantor is the largest Canadian-based pharmaceutical company.
General Description of the Transaction
The Company has entered into the Agreement with Apotex pursuant to which the Company has agreed, subject to certain conditions, including the authorization and approval of the Agreement by its shareholders, to sell to Apotex the Assets, and Apotex has agreed to assume certain liabilities relating to the Assets arising after the closing of the transaction, in each case, subject to the terms and conditions of the Agreement. The Company will retain the assets associated with the Retained Programs, which the Company intends to continue to develop following the closing of the Transaction.
Simultaneously with the execution of the Agreement, Apotex and the Company entered into Voting and Support Agreements with certain of the Company’s directors and executive officers who, collectively, hold approximately 41% of the total outstanding shares of Common Stock as of the Record Date.
The discussion set forth below in the sections entitled “The Asset Purchase Agreement” and “The Other Transaction Agreements” starting on pages 49 and 57, respectively, of the principal terms of the Agreement and the form of Voting and Support Agreement is not complete and is qualified in its entirety by reference to the complete text of the agreements, copies of which are attached as Annexes A and B, respectively, to this proxy statement and are incorporated herein by reference. The rights and obligations of the parties are governed by the express terms and conditions of these agreements and not by this discussion, which is summary in nature. You are encouraged to read the Agreement and the form of Voting and Support Agreement carefully and in their entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the proposals being brought before the special meeting.
Background of the Transaction
The following chronology summarizes the material events that led to the execution of the Asset Purchase Agreement by and among Cumberland Pharmaceuticals Inc., a Tennessee corporation (“Cumberland”), Nuvo Pharmaceuticals (Ireland) DAC, an Ireland designated activity company, and Apotex Inc., as Buyer Guarantor (collectively with Nuvo Pharmaceuticals (Ireland) DAC, “Apotex”). It does not purport to catalog every conversation or action among the members of the Board or Board Special Committee of Cumberland, members of Cumberland’s management or their respective representatives or advisors, and other parties. In particular, the following background and any summary of the Asset Purchase Agreement is incomplete and is qualified in its entirety by reference to the copy of the Asset Purchase Agreement attached as Annex A to this Proxy Statement and incorporated by reference herein. You should carefully read this Proxy Statement and the other documents to which we refer, including the Asset Purchase Agreement, for a complete understanding of the terms of the Transaction.
Cumberland is a specialty pharmaceutical company headquartered in Nashville, Tennessee, focused on the acquisition, development, and commercialization of branded prescription products for the hospital acute care, gastroenterology, and oncology market segments.
Cumberland’s portfolio of FDA-approved brands includes:
•
Acetadote® (acetylcysteine) injection for the treatment of acetaminophen poisoning,

•
Caldolor® (ibuprofen) injection for the treatment of pain and fever,

•
Kristalose® (lactulose) oral solution, a prescription laxative for the treatment of constipation,

•
Sancuso® (granisetron) transdermal extended release film for the prevention of nausea and vomiting in patients receiving certain types of chemotherapy treatment,

•
Vaprisol® (conivaptan) injection to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia,

•
Vibativ® (telavancin) injection, for the treatment of certain serious bacterial infections, including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections, and

•
Talicia® (omeprazole, amoxicillin, and rifabutin) oral capsule for the treatment of Helicobacter pylori infection, a bacterial infection in the stomach lining.

Cumberland also has a series of Phase II clinical programs underway evaluating its ifetroban product candidate in patients with Duchenne Muscular Dystrophy, Systemic Sclerosis, and Idiopathic Pulmonary Fibrosis. As of June 30, 2025, Cumberland had approximately $16 million in cash, approximately $67.9 million in total assets, $40.2 million in liabilities and $27.7 million of shareholders’ equity, and approximately 14.96 million shares of its common stock outstanding, with insiders (Board members, employees and consultants) holding approximately 50.9% of those shares. Cumberland’s market capitalization was approximately $51.46 million as of September 15, 2025, and its stock had traded between a 52-week high of $7.25 and a 52-week low of $1.04 per share.
During 2025, Cumberland’s business demonstrated positive operating trends. Cumberland’s product portfolio delivered combined net revenues of $11.7 million during the first quarter of 2025, a 38% increase over the prior year period, and Cumberland generated a net profit of $1.3 million and cash flow from operations of $3.9 million for the quarter. Year-to-date revenues for the first six months of 2025 totaled $22.6 million, representing a 23% increase over the first half of 2024. Cumberland also achieved significant milestones during this period, including the approval of Vibativ in China in February 2025, with its commercial partner SciClone Pharmaceuticals Inc., and the approval of Caldolor in Mexico in September 2025.
The Board of Directors of Cumberland (the “Cumberland Board” or the “Board”) consists of seven members: A.J. Kazimi (Chairman and Chief Executive Officer), Dr. Gordon R. Bernard, James R. Jones, Caroline R. Young, Kenneth J. Krogulski, Joseph C. Galante, and Martin S. Brown. Together with members of Cumberland’s management team, the Board regularly reviews and assesses the performance, future growth prospects, business plans, and overall strategic direction of Cumberland, and considers a variety of strategic alternatives that may be available to Cumberland, including continuing to pursue Cumberland’s strategy as a standalone public company or pursuing potential strategic or financing transactions with third parties, in each case with the goal of maximizing shareholder value. In connection with these ongoing evaluations, the Cumberland Board previously formed, on June 24, 2022, a special committee of the Board (the “Board Special Committee”) for efficiency purposes rather than potential conflicts of interests in order to evaluate potential significant transactions involving Cumberland. The Board Special Committee was composed of Mr. Kazimi, Mr. Krogulski, Mr. Jones and Mr. Brown.
On June 12, 2024, Cumberland entered into a confidentiality agreement with an international pharmaceutical company (“Investor A”), which was focused on the development and commercialization of innovative medicines, with a product portfolio spanning multiple therapeutic areas, including but not limited to cardiometabolic, central nervous system, analgesic, antidotes, and nutraceuticals. The confidentiality agreement was entered into in connection with preliminary discussions initiated by Investor A, regarding a potential strategic transaction between the parties.
On August 23, 2024, Cumberland delivered a corporate presentation to representatives of Investor A, providing an overview of Cumberland’s business, product portfolio, financial performance, development pipeline, and strategic outlook. The presentation was designed to provide Investor A with an understanding of Cumberland’s operations and the potential value of its commercial and development-stage assets. The presentation also addressed Cumberland’s growth strategy and the potential opportunities that a strategic partnership could provide to enhance shareholder value.
On February 5, 2025, representatives of Cumberland and Investor A met to discuss the potential for a strategic transaction between the two companies. During this meeting, the parties discussed their respective businesses, strategic objectives, and the potential synergies that could result from a combination or other strategic relationship. They explored the complementary nature of their respective product portfolios and the potential benefits a transaction could provide to Cumberland’s shareholders, including Investor A’s established commercial presence in international markets. Following the meeting, discussions concerning a potential transaction continued between the parties.

At a meeting of the Board held on April 22, 2025 at Cumberland’s corporate headquarters, the Chairman reported on the Board Special Committee’s preliminary discussions regarding a potential product-related transaction with Investor A. He noted that if there was mutual interest in moving forward with any transaction, the Board would be presented with the relevant information for consideration. The Board asked questions and discussed the matter. The Board also received updates regarding Cumberland’s first quarter financial results, regulatory progress across the product portfolio, and the status of its clinical programs.
On May 12, 2025, Cumberland and Investor A negotiated and executed a non-binding letter of intent (the “Initial Investor A LOI”) outlining the general terms of a potential strategic transaction between the parties. The letter of intent reflected the preliminary understanding of the parties with respect to a potential transaction structure and key terms, while leaving definitive agreement terms subject to further negotiation and due diligence. Under the Initial Investor A LOI, Investor A proposed to combine its U.S. operations with Cumberland’s commercial operations — including its portfolio of FDA-approved products, related assets, intellectual property, the “Cumberland Pharmaceuticals” registered name, and business organization —  through a U.S. affiliate of Investor A, in a transaction structured as an asset purchase on a cash-free, debt-free basis. The Initial Investor A LOI contemplated that the ifetroban asset would be excluded from the transaction and that CET, as an entity, may be excluded from the transaction based on the parties’ mutual agreement following an assessment during the diligence process. The Initial Investor A LOI further contemplated that Investor A would be granted a right of first offer with respect to any future transaction involving CET’s pipeline or related assets if the parties mutually agreed to exclude CET from the transaction, and that Investor A would nominate a member to CET’s board of directors.
On July 15, 2025, Cumberland hosted a management meeting with Investor A executives and advisors at which members of Cumberland’s management team provided presentations regarding Cumberland’s products, operations, financial condition, and strategic plans. Cumberland and Investor A representatives engaged in discussions regarding Cumberland’s business, including its commercialized products, development pipeline, international partnerships, and growth strategy. Mr. Kazimi held an additional meeting with representatives of Investor A on August 27, 2025 to further discuss the potential transaction, including updated financial information regarding Cumberland, the anticipated benefits and risks associated with a combination, and the timeline and process for completing a transaction.
On August 26, 2025, Cumberland was approached by representatives of Apotex Inc. (“Apotex”) regarding exploring a strategic transaction between the two companies. Apotex, the largest Canadian-based pharmaceutical company and a portfolio company of SK Capital Partners, LP, develops, manufactures, and globally distributes pharmaceutical products, including generic drugs, biosimilars and active pharmaceutical ingredients.
On September 12, 2025, Cumberland entered into a confidentiality agreement with Apotex to facilitate the exchange of non-public information in connection with discussions regarding a potential strategic transaction.
Representatives of Cumberland met by video conference with representatives of Apotex on September 16, 2025 and delivered a corporate presentation providing an overview of Cumberland’s business, product portfolio, commercial operations, financial performance, pipeline programs, and strategic outlook. The presentation was intended to familiarize Apotex with Cumberland’s operations and the potential strategic value of its platform of FDA-approved brands.
Within a few weeks of the presentation to Apotex, Cumberland received both a non- binding offer from Apotex and an updated, non-binding offer from Investor A, each setting forth proposed terms for a potential strategic transaction involving Cumberland.
On September 26, 2025, a representative of Apotex contacted a representative of Cumberland by phone, expressed Apotex’s continued interest in a strategic transaction with Cumberland and verbally communicated a non-binding offer to acquire Cumberland’s U.S. and global rights (where applicable) to Kristalose®, Sancuso®, Vibativ®, Caldolor®, Acetadote®, Vaprisol®, and Omeclamox-Pak® through an asset purchase (the “Initial Apotex Offer”). The Initial Apotex Offer valued the total transaction at up to $95 million, consisting of a $60 million upfront cash payment at closing and gross profit earnout payments of up to $35 million. The earnout structure provided for a $15 million payment upon achievement of annual

Kristalose® gross profit of $12.5 million by December 31, 2027, and a $20 million payment upon achievement of annual Kristalose® gross profit of $14 million by December 31, 2030, with earnout payments payable only once (not stacked), and with the earnout obligation terminated if the thresholds were not achieved by the specified dates. Gross profit was defined as net sales (gross invoice price less standard and customary industry deductions) less the cost of goods to manufacture and third-party royalties. The transaction was to be structured on a cash-free, debt-free basis and was not subject to any financing contingency, as Apotex represented it would finance the transaction entirely through existing liquidity. Apotex confirmed in writing the terms of the Initial Apotex Offer in a letter, dated October 2, 2025, which was delivered to representatives of Cumberland on October 3, 2025. Based on Cumberland’s approximately 14.96 million shares of common stock then outstanding, the $95 million total transaction value implied a per-share value of approximately $6.35, representing a premium of approximately 96% to Cumberland’s closing price of $3.24 a share and market capitalization of approximately $48.47 million as of October 2, 2025. The Initial Apotex Offer assumed the transaction would include all product approvals, intellectual property and regulatory files, related contracts, and select commercial infrastructure, and contemplated a transition services agreement for a limited time period to support continuity of operations.
On September 30, 2025, Cumberland received an updated offer from Investor A (the “Revised Investor A Offer”), which proposed a combination of Investor A’s U.S. business with Cumberland’s commercial operations — including its portfolio of FDA-approved products, related assets, intellectual property, the “Cumberland Pharmaceuticals” registered name, and business organization — through a newly formed U.S. subsidiary of Investor A (“NewCo”), in a transaction structured as an asset purchase, on a cash-free, debt-free basis. The Revised Investor A Offer valued the total transaction at $100 million, consisting of a $90 million upfront cash payment at closing, plus the potential to receive a one-time earnout payment of up to $10 million. The full $10 million earnout would have been payable if a third-party audit firm determined that cumulative 24-month post-closing net revenue equaled or exceeded $93 million; if a third-party audit firm determined that cumulative 24-month post-closing net revenue equaled or exceeded $91 million but was below $93 million, the earnout payment would have been $6 million; and no earnout would have been paid if cumulative 24-month post-closing revenue was below $91 million. The net revenue target would have included only sales generated from the Cumberland assets acquired in the transaction and any sales from assets that NewCo acquired or developed after the closing date. Based on Cumberland’s approximately 14.96 million shares of common stock then outstanding, the $100 million total transaction value implied a per-share value of approximately $6.68, representing a premium of approximately 94% to Cumberland’s market capitalization of approximately $51.46 million as of September 15, 2025 (implying a stock price of approximately $3.44 per share). Investor A represented that its proposal was not subject to any financing contingency, as Investor A stated it had sufficient cash on hand to fund the transaction without requiring outside financing. The Revised Investor A Offer included a 30-day exclusivity period, with an automatic extension to 90 days if an asset purchase agreement was executed within the initial period; it also contained a limited fiduciary out permitting Cumberland to discuss and enter into a competing transaction that the Board believed in good faith would be “much more favorable” to the company’s shareholders. The Revised Investor A Offer contemplated that Mr. Kazimi would continue as the senior executive of NewCo, with an employment agreement to be mutually agreed prior to closing, and that all key Cumberland executives and commercial staff would be offered continuation of employment with NewCo.
The Cumberland Board held a meeting on September 30, 2025, to consider the status of Cumberland’s strategic review process. The meeting covered, among other agenda items, reviews of the Company’s mission, strategy, and portfolio; regulatory updates across the product portfolio (including the status of the Sancuso gastroparesis indication, the Caldolor labeling initiative under the NOPAIN Act, the ifetroban DMD program’s End-of-Phase 2 meeting with the FDA, and the Vaprisol manufacturing requalification); clinical development updates; and marketing and sales performance. Additionally, at this meeting, management updated the Board on the ongoing discussions with Investor A and with Apotex. The Board discussed the potential benefits, risks, and relative merits of each potential transaction, including consideration of the financial terms that each party might offer, the strategic fit of each counterparty with Cumberland’s business, and the likelihood that each transaction could be completed on terms favorable to Cumberland’s shareholders. Although the aggregate valuations in the two initial offers were similar, the Apotex transaction involved a larger deferred payment component, which the Board viewed as introducing additional uncertainty regarding the ultimate consideration to be received by Cumberland. After weighing the relative certainty of the consideration structure, the absence of a financing contingency in the Investor A proposal, and the strategic alignment between the two companies, the Board ultimately decided to pursue the Revised Investor A Offer as the preferred path forward.
Following further discussions, Cumberland received an updated letter of intent from Investor A (the “Updated Investor A Offer”) in early October 2025, which reflected revised terms from the Initial Investor A LOI. The Updated Investor A Offer incorporated changes that Investor A proposed following its continued evaluation of Cumberland’s business and its analysis of the potential transaction. The Updated Investor A Offer maintained the same aggregate transaction value of $100 million, consisting of a $90 million upfront cash payment at closing and the same earnout structure as the Initial Investor A Offer (up to $10 million based on cumulative 24-month post-closing net revenue thresholds). The transaction remained a combination of Cumberland’s commercial products and operations with Investor A’s U.S. business, structured as an asset purchase on a cash-free, debt-free basis, with no financing contingency. However, the Updated Investor A Offer contained several material modifications to the non-financial terms. Notably, the exclusivity period was extended from 30 days to 52 days, with the same automatic extension to 90 days if an asset purchase agreement was executed within the exclusivity period. The Updated Investor A Offer removed the fiduciary out provision that had been included in the Initial Investor A Offer — which had permitted Cumberland to discuss and enter into a competing transaction that the Board believed in good faith would be “more favorable” to the company’s shareholders — and instead required Cumberland, upon execution, to immediately terminate all discussions regarding any competing transaction. The Updated Investor A Offer also added an expiration provision, requiring acceptance by 5:00 p.m. MDT on November 7, 2025. Investor A also proposed additional terms regarding a dual role for Cumberland’s CEO, specifying he would devote a majority of his time (estimated at approximately two-thirds) to NewCo and would enter into an employment agreement with arrangements to address potential conflicts of interest arising from his concurrent service as CEO of both NewCo and Cumberland’s development activities, including CET. The Updated Investor A Offer also expressly added Cumberland shareholder approval as a closing condition in the definitive agreements.
On November 5, 2025, representatives of Cumberland received an updated non-binding offer on behalf of Apotex (the “Updated Apotex Offer”). The Updated Apotex Offer conveyed Apotex’s continued interest in pursuing a strategic transaction with Cumberland and included modifications to certain key terms based on information Apotex had obtained through its preliminary review of Cumberland’s business. Like the Investor A proposals, the Updated Apotex Offer was structured as an integration of Apotex’s branded U.S. pharmaceutical business with Cumberland’s commercial operations, in a transaction structured as an asset purchase that would include the U.S. and global rights (where applicable) to Kristalose®, Sancuso®, Vibativ®, Caldolor®, Acetadote®, Vaprisol®, Omeclamox-Pak®, and Talicia®. The Updated Apotex Offer increased the total transaction consideration to up to $100 million (compared to $95 million in the Initial Apotex Offer), on a cash-free, debt-free basis, consisting of a $75 million upfront cash payment at closing (compared to $60 million in the Initial Apotex Offer) and gross profit earnout payments of up to $25 million (compared to $35 million in the Initial Apotex Offer). The revised earnout structure provided for a $10 million payment upon achievement of annual Kristalose® and Kristalose® authorized generic total gross profit of $11.0 million by December 31, 2027, and a $15 million payment upon achievement of annual Kristalose® and Kristalose® authorized generic total gross profit of $13 million by December 31, 2030, with earnout payments payable only once (not stacked), and with the earnout obligation terminated if the thresholds were not achieved by the specified dates. The Updated Apotex Offer thus maintained the same aggregate transaction value of $100 million as the Updated Investor A Offer but provided for $75 million in upfront cash (compared to Investor A’s $90 million) with $25 million in earnout payments tied to the achievement of specific gross profit thresholds for Kristalose® over a five-year period (compared to Investor A’s $10 million earnout tied to cumulative 24-month post-closing net revenue for all acquired products). Based on Cumberland’s approximately 14.96 million shares of common stock then outstanding, the $100 million total transaction value implied a per-share value of approximately $6.68, representing a premium of approximately 187% to Cumberland’s closing stock price of $2.33 per share and market capitalization of approximately $34.86 million as of November 5, 2025. Like the Initial Apotex Offer, the Updated Apotex Offer was not subject to any financing contingency, as Apotex represented it would finance the transaction entirely through existing liquidity.
The Board Special Committee met on November 6, 2025 by videoconference to consider the two proposals. The Board Special Committee reviewed and discussed the specific proposals that had been presented, noting that one letter of intent had been received from Investor A which could potentially involve the combination of a substantial portion of Cumberland, and that a second letter of intent had been received from Apotex which would be similarly structured. The Board Special Committee discussed the terms and relative strengths of each offer, including the aggregate consideration proposed by each party, the relative proportion of upfront cash versus deferred or contingent consideration, the absence of a financing contingency in both proposals, the ability of each prospective buyer to close the proposed transaction, and other economics of the respective proposals. The Board Special Committee also consulted with Cumberland’s legal and financial advisors regarding the terms of each proposal and the fiduciary duties of the Board in evaluating the available alternatives.
Following its deliberations, the Board Special Committee unanimously determined that it was in the best interests of Cumberland and its shareholders to move forward with the Investor A proposal, which the Board Special Committee concluded offered the most favorable combination of financial terms and strategic alignment at that time. The Board Special Committee noted that the Updated Investor A Offer included an expiration provision requiring acceptance by November 7, 2025, and that the proposed 52-day exclusivity period would expire in late December 2025 if a definitive agreement was not reached. Accordingly, on November 6, 2025, Cumberland and Investor A negotiated and executed an amended letter of intent that included a new exclusivity period running through December 28, 2025 (the “Investor A LOI with Exclusivity”), during which Cumberland agreed to negotiate exclusively with Investor A regarding a potential transaction and to refrain from engaging in discussions with other parties regarding alternative strategic transactions. Unlike the Initial Investor A Offer, the Investor A LOI with Exclusivity did not include a fiduciary out provision, meaning Cumberland was contractually obligated to refrain from soliciting, entertaining, or pursuing any competing transaction during the exclusivity period.
Following the Board Special Committee’s decision, Cumberland sent a letter to Apotex on November 12, 2025, informing Apotex that Cumberland had decided to pursue an alternative strategic direction and would not be moving forward with Apotex’s proposal at that time.
Beginning on November 7, 2025, and continuing through December 28, 2025, Cumberland supported Investor A’s due diligence review by providing access to Cumberland data and information to Investor A’s executives and advisors. During this period, Cumberland made available extensive materials regarding Cumberland’s business, operations, financial condition, intellectual property, regulatory matters, commercial agreements, and other aspects of Cumberland relevant to the proposed transaction. Investor A and its advisors conducted a thorough review of the information provided and engaged in discussions with Cumberland’s management regarding Cumberland’s operations and prospects.
The exclusivity period under the Investor A LOI with Exclusivity expired on December 28, 2025, in accordance with its terms. Despite the due diligence that had been conducted, Cumberland and Investor A had not reached agreement on the definitive terms of a transaction during the exclusivity period.
With exclusivity having expired, and the Investor A due diligence process having concluded without a definitive agreement, representatives of Cumberland met with representatives of Apotex on January 7, 2026 by videoconference, and during that meeting, a representative of Cumberland informed the Apotex representatives that the exclusivity period for the alternative transaction with Investor A had expired and that Cumberland was now in a position to reengage with Apotex regarding a potential strategic transaction. During this meeting, Cumberland’s and Apotex’s representatives discussed the status of Cumberland’s strategic review process and the potential for Apotex to submit a revised proposal.
On January 14, 2026, a representative of Cumberland met in-person with representatives of Apotex in San Francisco. During that meeting, a representative of Cumberland informed them that Apotex’s bid would need to include no less than $100 million in upfront cash consideration for it to be strongly considered by the Board.
Following such discussions, Apotex responded with an updated non-binding offer on January 26, 2026 (the “January 2026 Apotex Offer”), which included revised financial and other terms reflecting Apotex’s continued interest in pursuing a strategic transaction with Cumberland and incorporating modifications based on additional information Apotex had obtained regarding Cumberland’s business.

The January 2026 Apotex Offer was also structured as an asset purchase that would include the U.S. and global rights (where applicable) to Kristalose®, Sancuso®, Vibativ®, Caldolor®, Acetadote®, Vaprisol®, Omeclamox-Pak®, and Talicia®. The January 2026 Apotex Offer improved the financial terms compared to the prior Apotex proposals, offering a total upfront cash payment of $100 million on a cash-free, debt-free basis, with no earnout or contingent consideration. In the Board’s view, this represented a substantial increase from the Updated Apotex Offer’s $75 million upfront cash payment (plus up to $25 million in earnout payments) and from the Initial Apotex Offer’s $60 million upfront cash payment (plus up to $35 million in earnout payments). The January 2026 Apotex Offer also compared favorably to the Investor A proposals, which had included $90 million upfront cash plus up to $10 million in earnout payments (for a total potential value of $100 million), because the January 2026 Apotex Offer provided the full $100 million in upfront cash consideration with no contingent or deferred component. Based on Cumberland’s approximately 14.96 million shares of common stock then outstanding, the $100 million transaction value implied a per-share value of approximately $6.68, representing a premium of approximately 78% to Cumberland’s closing stock price of $3.75 a share and market capitalization of approximately $56.10 million as of January 26, 2026. The January 2026 Apotex Offer was not subject to any financing contingency, as Apotex represented it would finance the transaction entirely through existing liquidity. The January 2026 Apotex Offer assumed the transaction would include all product approvals, intellectual property and regulatory files, related contracts, and select commercial infrastructure that support the business, and contemplated that Apotex would seek to re-hire the majority of Cumberland’s commercial personnel that support the products where there was no overlap, subject to due diligence. The proposal also assumed a transition services agreement would be executed for services including transitional support around intake and processing of reportable safety information, pharmacovigilance activities, distribution logistics, commercial and government contract related financial services, and quality assurance activities for a limited defined time period.
The next day, on January 27, 2026, the Cumberland Board held a meeting at which it considered the proposals received to date, including the January 2026 Apotex Offer and the status of discussions with Investor A. The Board reviewed and discussed the financial terms, strategic rationale, deal certainty, and potential risks associated with each proposal. The Board also considered Cumberland’s strategic position, financial condition, and the range of alternatives available to Cumberland, including continuing as a standalone public company. Management and Cumberland’s advisors presented their analyses of the respective proposals and discussed the potential benefits and risks of each alternative. The Board weighed the fact that the Investor A exclusivity period had expired without a definitive agreement, the continued interest demonstrated by Apotex, and the relative certainty of execution offered by each path forward.
After deliberation and consultation with Cumberland’s legal and financial advisors, the Cumberland Board passed resolutions to pursue the January 2026 Apotex Offer and to authorize management to enter into an exclusivity agreement with Apotex. The Board unanimously determined that the Apotex proposal presented the best opportunity to maximize value for Cumberland’s shareholders, taking into account the totality of the terms offered, the strategic fit of Apotex with Cumberland’s business, the resources and capabilities Apotex would bring to the transaction, and the likelihood of completing a transaction on the proposed terms.
Cumberland and Apotex negotiated and executed an agreement on February 2, 2026, providing for an exclusivity period (the “Apotex Exclusivity Agreement”). The Apotex Exclusivity Agreement provided for an initial exclusivity period of 60 days from the date of execution (i.e., through approximately April 3, 2026), during which Cumberland agreed that Apotex would have the exclusive right to negotiate the transaction and complete due diligence on the products and related matters, and that Cumberland would immediately terminate all discussions, negotiations, arrangements, or agreements with any other person relating to a competing transaction. Cumberland further agreed not to solicit, entertain, initiate, pursue, encourage, or actively respond to any approach from, or supply any information or due diligence materials to, any other party in relation to a competing transaction during the exclusivity period. The Apotex Exclusivity Agreement provided that the exclusivity period would automatically be extended by an additional two weeks if Apotex had not provided notice of its intention to terminate prior to the expiration of the initial 60-day period. In addition, if Apotex notified Cumberland during the exclusivity period that it was reducing the proposed purchase price or proposing other terms materially inconsistent with the terms set forth in Apotex’s non-binding transaction proposal, the exclusivity period would have expired five days after Cumberland’s receipt of such notice. The Apotex Exclusivity Agreement did not include a break fee or expense reimbursement provision, and each party agreed to bear its own costs and expenses in connection with the negotiation of the transaction. The Apotex Exclusivity Agreement did not contain a fiduciary out or superior proposal provision, and was governed by the laws of the State of Delaware, with the parties consenting to the exclusive jurisdiction of the courts of the State of Delaware.
Later that same day, Cumberland sent a letter to Investor A informing it of Cumberland’s decision to pursue an alternative transaction with exclusivity and that Cumberland would not continue discussions with Investor A at that time.
Representatives of Cumberland and Apotex held a formal kick-off meeting by videoconference on February 10, 2026, to commence the due diligence process. During this meeting, the parties discussed the scope and timeline of the due diligence review, identified key workstreams — including commercial operations, product portfolio, intellectual property, regulatory and quality matters, manufacturing and supply chain, financial statements and projections, employee and benefit matters, litigation, and insurance — and established a framework for the efficient exchange of information.
Starting the following day and continuing through March 2026, Cumberland supported Apotex’s due diligence review by providing data and access to information to Apotex’s executives and advisors, including via a virtual data room. During this period, Cumberland made available materials regarding Cumberland’s business, operations, financial condition, product portfolio, intellectual property, regulatory matters, manufacturing and supply chain arrangements, commercial agreements, international licensing and distribution partnerships, employee matters, and other aspects of Cumberland relevant to the proposed transaction. Apotex and its advisors conducted a review of the information provided and engaged in ongoing discussions with Cumberland’s management regarding Cumberland’s operations, products, pipeline, and prospects.
Concurrently with the due diligence process, representatives of Cumberland and Apotex, together with their respective legal and financial advisors, negotiated the terms of the definitive transaction agreement (the “Asset Purchase Agreement”) and related transaction documents. From February 11, 2026 through April 22, 2026, the parties exchanged multiple drafts of the Asset Purchase Agreement and annexes and disclosure schedules thereto and engaged in discussions regarding the terms and conditions of the proposed transaction, including representations and warranties, covenants, closing conditions, termination rights, and indemnification provisions.
Cumberland delivered an initial draft of the Asset Purchase Agreement to Apotex on February 11, 2026, including a preliminary draft of key annexes thereto. Cumberland’s initial draft contemplated, among other things, a fixed price consideration in exchange for the Acquired Assets and Assumed Liabilities, a closing condition requiring that Cumberland obtain the approval of a majority of Cumberland’s shareholders entitled to vote upon the proposed transactions, and reciprocal indemnification obligations by Cumberland and Apotex for any losses arising out of the ownership and operation of the Acquired Assets and the development, manufacture, distribution, market or sale of the products during the period of each party’s respective ownership thereof. On February 23, 2026, Representatives of Cumberland’s management team and internal legal counsel, Apotex’s management team and internal legal counsel, and Apotex’s outside legal counsel met via videoconference to discuss the proposed terms of the Asset Purchase Agreement.
Following these initial discussions, Apotex delivered to Cumberland a revised draft of the Asset Purchase Agreement on March 3, 2026. Apotex’s draft contemplated, among other things, that Cumberland’s Chief Executive Officer and Board members holding Cumberland stock would each execute and deliver a Voting and Support Agreements committing to vote all of their shares of Cumberland stock in support of the proposed transaction at any Cumberland shareholder meeting, Cumberland would not solicit or encourage any other inquiries or proposals or engage in any negotiations or communications with any other third parties regarding the Acquired Assets (subject to customary fiduciary exceptions), Cumberland would retain and indemnify Apotex from all liabilities of Cumberland other than those expressly assumed by Apotex and, from and after the closing, Cumberland would be subject to five-year noncompete and business non-interference covenants, a two-year employee non-solicit and no-hire covenant, and a three-year non- disparagement covenant (and that Cumberland’s Chief Executive Officer would ultimately be subject to the same covenants as Cumberland in his personal capacity in his Voting and Support Agreement). The Apotex draft of the Asset Purchase Agreement also provided that, in the event that the agreement was terminated because Cumberland failed to obtain the Requisite Stockholder Approval or the Board changed its recommendation to shareholders or withdrew its support of the proposed transactions, then Cumberland would reimburse Apotex for its third party out-of-pocket transaction expenses up to $5 million.
After further internal deliberations with management and legal counsel, Cumberland provided to Apotex a further revised draft of the Asset Purchase Agreement on March 12, 2026. Cumberland’s draft of the agreement contemplated, among other things, that Cumberland would be subject to two-year noncompete and business non-interference covenants and a one-year employee non-solicitation and no-hire covenant, neither party would have any indemnification obligations other than for breaches of representations, warranties and covenants and for assumed or excluded liabilities, Cumberland’s indemnification obligations for breaches of representations, warranties, and covenants would be subject to certain liability limits, a $2 million deductible and a de minimis threshold of $100,000 for any such claims, Apotex would pay to Cumberland a $2 million termination fee in the event that the agreement was terminated for a range of reasons including a law or order prohibiting the proposed transactions or failure to close by the Outside Date and Cumberland would reimburse Apotex for its third party out-of-pocket transaction expenses up to $2 million in the event that the agreement was terminated because the Board changed its recommendation to shareholders or withdrew its support of the proposed transactions. The Cumberland draft also contemplated that Apotex Inc. would guarantee the obligations of Nuvo Pharmaceuticals (Ireland) DAC under the agreement.
On March 18, 2026, representatives from Cumberland and Apotex, as well as their respective outside legal counsel met by videoconference to engage in further negotiations regarding the Asset Purchase Agreement. Following these negotiations, Cumberland delivered to Apotex a further revised draft on March 20, 2026 that modified certain of Cumberland’s representations, warranties and covenants in the agreement.
On March 19, 2026, Apotex’s outside legal counsel delivered to Cumberland’s outside legal counsel a draft of the form Voting and Support Agreement. The agreement contemplated, among other things, that Cumberland’s Chief Executive Officer and Board members holding Cumberland stock commit to vote all of their shares of Cumberland stock in support of the proposed transaction at any Cumberland shareholder meeting and against any other acquisition proposal and that Cumberland’s Chief Executive Officer would be subject to the same restrictive covenants to which Cumberland was subject under the Asset Purchase Agreement.
On March 20, 2026, Cumberland’s outside legal counsel sent a revised draft of the form Voting and Support Agreement to Apotex’s outside legal counsel, which contemplated, among other things, that any Cumberland shareholders that were party to such agreement would not be required to vote against any Acquisition Proposal that the Board determined would be more favorable from a financial point of view to Cumberland or its shareholders than the transactions contemplated by the Asset Purchase Agreement.
On March 25, 2026, representatives of Cumberland met by videoconference with representatives of Apotex to discuss, among other things, the status of the due diligence process, the proxy solicitation process, the allocation of certain costs and expenses in connection with the transaction and the treatment of employees in connection with the proposed transaction. During that meeting, representatives of Cumberland informed Apotex of their efforts to secure a contract with the U.S. Department of Health and Human Services (together with any division thereof, “HHS”) for the supply of Vibativ for certain specified uses and formally requested that Apotex compensate Cumberland in the event that such contract were secured. The representatives of Apotex agreed to consider the request.
On March 25, 2026 and March 27, 2026, Cumberland’s outside legal counsel delivered to Apotex’s outside legal counsel drafts of the annexes and disclosure schedules to the Asset Purchase Agreement, respectively.
On March 26, 2026, Apotex’s outside legal counsel delivered to Cumberland’s outside legal counsel a revised draft of the Asset Purchase Agreement on behalf of Apotex. Apotex’s revised draft of the agreement contemplated, among other things, that Cumberland would be subject to five-year noncompete and business non-interference covenants and an eighteen month employee non-solicitation and no-hire covenant, Cumberland and Apotex would indemnify each other for any losses arising out of the ownership and operation of the Acquired Assets and the development, manufacture, distribution, market or sale of the products during the period of each party’s respective ownership thereof, Cumberland’s indemnification obligations for breaches of representations, warranties, and covenants would be subject to certain liability limits, a $500,000 deductible and a de minimis threshold of $25,000 for any such claims, and Apotex would pay to Cumberland a termination fee equal to $4 million in the event that the agreement was terminated for a failure to close by the Outside Date if all the closing conditions were otherwise satisfied and Cumberland stood ready, willing and able to close at such time. The revised agreement also contemplated that Cumberland would pay to Apotex a termination fee equal to 4.0% of the purchase price in the event that the agreement was terminated upon specified termination events, including a material breach by Cumberland, a failure to obtain the Requisite Stockholder Approval, a Board Recommendation Change, Cumberland’s termination of the Asset Purchase Agreement and entry into an alternative acquisition agreement with respect to a superior proposal, and a termination at the Outside Date followed by Cumberland’s consummation of, or entry into a definitive agreement for and subsequent consummation of, an alternative Acquisition Transaction within twelve months in connection with an Acquisition Proposal received prior to such termination.
On March 29, 2026, representatives of Cumberland and Apotex discussed the treatment of Cumberland employees in connection with the proposed transaction.
On April 1, 2026, Cumberland’s outside legal counsel delivered to Apotex’s outside legal counsel a further revised draft of the Asset Purchase Agreement on behalf of Cumberland. The revised draft of the agreement contemplated, among other things, that Apotex would be subject to an eighteen month non-solicitation and no-hire covenant with respect to any Cumberland employees other than certain employees, Cumberland would be subject to three-year noncompete and business non-interference covenants and each of Apotex’s and Cumberland’s indemnification obligations for breaches of representations and warranties would be subject to a $1,000,000 deductible and a de minimis threshold of $75,000 for any such claims.
On April 4, 2026 and April 7, 2026, Apotex’s outside legal counsel delivered to Cumberland’s outside legal counsel further revised drafts of the form Voting and Support Agreement, and the parties agreed upon the final form of the Voting and Support Agreement on April 7, 2026.
On April 5, 2026, Apotex’s outside legal counsel delivered to Cumberland’s outside legal counsel a further revised draft of the Asset Purchase Agreement on behalf of Apotex. The revised draft of the Asset Purchase Agreement contemplated, among other things, that Cumberland would be subject to four-year noncompete and business non-interference covenants, Cumberland’s indemnification obligations for breaches of representations and warranties would be subject to a de minimis threshold of $50,000 for any such claims and Apotex would pay to Cumberland a milestone payment if Cumberland or Apotex were awarded a contract with HHS for the supply of Vibativ for certain specified uses within one year of closing and if net sales under such agreement exceeded certain targets within seven years of closing.
On April 7, 2026, Cumberland’s outside legal counsel delivered to Apotex’s outside legal counsel a further revised draft of the Asset Purchase Agreement, which contemplated, among other things, that Apotex would be required to extend formal job offers to certain specified employees of Cumberland within thirty days following closing, Apotex would pay to Cumberland a milestone award if Apotex were awarded a contract with HHS for the supply of Vibativ for certain specified uses within two years of closing and if net sales under such agreement exceeded certain targets within ten years of closing, and, by the one year anniversary of closing, Apotex would pay to Cumberland an aggregate amount equal to no less than $9 million for inventory sold by Apotex during the twelve month period following the closing.
On April 11, 2026, representatives of Cumberland met by videoconference with representatives of Apotex to continue discussing, among other things, the treatment of Cumberland employees in connection with the proposed transaction.
Between April 8, 2026, and April 19, 2026, the parties and their respective legal counsel exchanged additional drafts of the Asset Purchase Agreement and held several negotiation sessions. During the course of these negotiations, the parties discussed and resolved several terms in the Asset Purchase Agreement. Among the terms negotiated during this period were the milestone award that would be payable to Cumberland in respect of any contract with HHS for the supply of Vibativ and Apotex’s covenant to extend formal offers of employment to certain Cumberland employees. On April 17, 2026, the Apotex Exclusivity Agreement and the automatic two-week extension thereunder expired, and although the parties did not renew or extend such agreement, they continued to negotiate the terms of the Asset Purchase Agreement and the proposed transactions. The parties reached agreement on the final form of the Asset Purchase Agreement on April 19, 2026.
Between April 19, 2026 and April 22, 2026, Cumberland, Apotex and their respective legal counsel continued to negotiate and exchange multiple drafts of the annexes and disclosure schedules to the Asset Purchase Agreement and other ancillary agreements to close out all remaining open issues and finalize such annexes, disclosures schedules and ancillary agreements.
On February 27, 2026, Cumberland also engaged VelocityHealth Securities, Inc. (“VelocityHealth”), an investment banking firm specializing in healthcare transactions, to provide an independent valuation of Cumberland and to deliver a fairness opinion in connection with the proposed transaction with Apotex. The Board’s decision to engage VelocityHealth was based on VelocityHealth’s experience and expertise as a financial advisor in a wide variety of transactions involving companies in the pharmaceutical and broader healthcare industries, including its experience with mergers and acquisitions advisory services, fairness opinions, and valuations for specialty pharmaceutical companies.
VelocityHealth then conducted its independent financial analysis of Cumberland in connection with the preparation of its fairness opinion. VelocityHealth reviewed, among other considerations, Cumberland’s historical and projected financial results, overviews for each of Cumberland’s commercial brands, the financial terms of the proposed transaction, publicly available financial data for comparable companies and comparable transactions, and other such information, financial metrics and factors that VelocityHealth deemed relevant in rendering its opinion.
On April 17, 2026, the Cumberland Board held a meeting at which VelocityHealth presented its financial analysis of Cumberland’s commercial brands and the proposed transaction, delivering to the Board its written fairness opinion, dated April 15, 2026, which stated that, as of the date thereof and based upon and subject to the assumptions, factors, qualifications and procedures set forth in the written opinion the consideration to be received by Cumberland pursuant to the Asset Purchase Agreement was fair to Cumberland from a financial point of view.
On April 21, 2026, the Cumberland Board held a meeting at which it considered and voted on the approval of the Asset Purchase Agreement and holding a special meeting of Cumberland’s shareholders to approve the Transaction. At this meeting, Cumberland’s legal counsel reviewed with the Board the proposed final terms of the Asset Purchase Agreement, including the material provisions thereof and any changes since the Board’s prior meetings. Cumberland’s legal counsel also reviewed with the Board the Board’s fiduciary duties in connection with its evaluation of the proposed transaction. The Board discussed the anticipated timeline for the shareholder approval process, including the preparation and filing of the proxy statement with the Securities and Exchange Commission, the distribution of the proxy statement to Cumberland’s shareholders, and the scheduling of a special meeting of shareholders to vote on the proposed transaction.
After deliberation, including a review of the terms of the Asset Purchase Agreement, the fairness opinion delivered by VelocityHealth, the presentations of management and Cumberland’s legal and financial advisors, and the factors discussed in the section of this Proxy Statement entitled “Reasons for the Transaction”, the Cumberland Board unanimously determined that the Asset Purchase Agreement and the transactions contemplated thereby were advisable and in the best interests of Cumberland and its shareholders, approved and declared advisable the Asset Purchase Agreement and the transactions contemplated thereby, and resolved to recommend that Cumberland’s shareholders vote to approve the transaction.
On April 22, 2026, Cumberland and Apotex executed the Asset Purchase Agreement. Prior to the opening of equity trading markets in the United States on April 23, 2026, Cumberland and Apotex issued press releases announcing the signing of the Asset Purchase Agreement.
For additional information regarding the final terms of the Asset Purchase Agreement, see the section titled “The Asset Purchase Agreement” and the copy of the Asset Purchase Agreement attached as Annex A to this Proxy Statement. For additional information regarding the final terms of the Voting and Support agreement, see the section titled “The Other Transaction Agreements” and the copy of the form Voting and Support Agreement attached as Annex B to this Proxy Statement.
Opinion of the Company’s Financial Advisor
In connection with the Transaction, the Company engaged VelocityHealth to act as its financial advisor. As part of that engagement, on April 15, 2026, VelocityHealth delivered to the Board, its written opinion that, as of that date and based upon market multiples typical for acquisitions of branded pharmaceutical products and its valuation analysis, the Consideration to be received by the Company from Apotex in the Transaction pursuant to the Agreement was fair and reasonable to the Company, from a financial point of view.
The Company did not impose any limitations on VelocityHealth with respect to the investigations made or procedures followed in rendering the VelocityHealth Opinion. In selecting VelocityHealth, the Board considered, among other things, the fact that VelocityHealth is a reputable investment banking firm with substantial experience advising companies in the biotechnology and pharmaceutical sectors and in providing strategic advisory services in general. VelocityHealth, as part of its investment banking business, is regularly engaged in the valuation of businesses and product related assets in connection with mergers and acquisitions, private placements, product licenses, and other financial transactions. VelocityHealth has completed over 125 relevant transactions with over 100 in the specialty pharmaceutical sector, including M&A, financings, valuations, and licensing transactions.
The full text of the written VelocityHealth Opinion that VelocityHealth delivered to the Board is attached to this proxy statement as Annex C and is incorporated into this document by reference. The summary of the VelocityHealth Opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the VelocityHealth Opinion. Company shareholders are urged to read the VelocityHealth Opinion carefully and in its entirety for a discussion of the assumptions made, procedures followed, matters considered and limits of the review undertaken by VelocityHealth in connection with the VelocityHealth Opinion.
The VelocityHealth Opinion was for the information of, and directed to, the Board for its information and assistance in connection with its consideration of the financial terms of the Transaction and only addresses the fairness to the Company, from a financial point of view and as of the date of the VelocityHealth Opinion, of the Consideration to be received by the Company from Apotex pursuant to the Agreement. The VelocityHealth Opinion did not constitute a recommendation to the Board or any other person as to how the Board or any other person should vote or otherwise act with respect to the Transaction or any other matter, or to any shareholder of the Company as to how any such shareholder should vote or act with respect to the Transaction or any other matter, including, without limitation, whether or not any shareholder of the Company should enter into a voting agreement with respect to the Transaction. In addition, the VelocityHealth Opinion did not compare the relative merits of the Transaction with any other alternative transactions or business strategies which may have been available to the Company and did not address the underlying business decision of the Board to proceed with or effect the Transaction.
In rendering the VelocityHealth Opinion, VelocityHealth, among other things:
i.
reviewed the draft Agreement;

ii.
reviewed data furnished to VelocityHealth by the Company’s management, including certain internal financial analyses, budgets, forecasts, reports and other information;

iii.
held discussions with senior management of the Company concerning the Products and their prospects, including recent financial performance;

iv.
reviewed the valuations of publicly available patented pharmaceutical product transactions that we deemed comparable in certain respects to the Products;

v.
prepared a discounted cash flow analysis of each Product on a stand-alone basis and as a basket of Products; and

vi.
conducted such other quantitative reviews, analyses and inquiries relating to the Products as we considered appropriate in preparing the valuation;

In rendering the VelocityHealth Opinion, VelocityHealth assumed, without independent verification or any responsibility, the accuracy and completeness of the financial, legal, regulatory, tax, accounting, and data furnished to, discussed with, or reviewed by VelocityHealth for purposes of its valuation and have relied upon such data as being complete and accurate. In that regard, VelocityHealth assumed that the data, including the forecasts, have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company. VelocityHealth relied on the data for purposes of its analysis and valuation. VelocityHealth expressed no view or opinion as to the data or the assumptions on which it is based. VelocityHealth is not a legal, regulatory, tax or accounting advisor, and VelocityHealth expressed no opinion as to any legal, regulatory, tax or accounting matters.
The VelocityHealth Opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to VelocityHealth by or on behalf of the Company or its advisors, or information otherwise reviewed by VelocityHealth, as of the date of the VelocityHealth Opinion. It is understood that subsequent developments may affect the conclusion reached in the VelocityHealth Opinion and that VelocityHealth does not have any obligation to update, revise or reaffirm the VelocityHealth Opinion. Further, as the Board was aware, the credit, financial and stock markets had been experiencing unusual volatility and VelocityHealth expressed no opinion or view as to any potential effects of such volatility on the Assets, the Company, Apotex, Guarantor or the Transaction. The VelocityHealth Opinion is not a solvency opinion and does not in any way address the solvency or financial condition of the Company or any other party.
Neither the VelocityHealth Opinion nor VelocityHealth’s analyses were determinative of the Consideration or of the views of the Board or our management with respect to the Transaction. The type and amount of consideration payable in the Transaction were determined through negotiation between the Company and Apotex and the decision to enter into the Transaction was solely that of the Board.
In accordance with customary investment banking practice, VelocityHealth employed generally accepted valuation methods and financial analyses in reaching the VelocityHealth Opinion. The following is a brief summary of the material financial analyses performed by VelocityHealth in arriving at the VelocityHealth Opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses VelocityHealth employed in reaching its conclusions. None of the analyses performed by VelocityHealth were assigned a greater significance by VelocityHealth than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by VelocityHealth. The summary text describing each financial analysis does not constitute a complete description of VelocityHealth’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by VelocityHealth. The summary text set forth below does not represent and should not be viewed by anyone as constituting conclusions reached by VelocityHealth with respect to any of the analyses performed by it in connection with the VelocityHealth Opinion. Rather, VelocityHealth made its determination as to the fairness to the Company, from a financial point of view, of the Consideration to be received by the Company from Apotex in the Transaction pursuant to the Agreement on the basis of its experience and professional judgment after considering the results of all of the analyses performed.
Except as otherwise noted, the information utilized by VelocityHealth in its analyses, to the extent based on market data, was based on market data as it existed on or before April 15, 2026 and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.
Financial Analysis of the Consideration
VelocityHealth evaluated the Consideration of $100.0 million plus reimbursement for inventory transferred, and for transition services to be provided in relation to the implied valuation of the Marketed Product Portfolio. The analysis assessed whether the total purchase price consideration reflected fair value relative to VelocityHealth’s concluded valuation of the seven standalone marketed products (Talicia®, Vibativ®, Acetadote®, Sancuso®, Caldolor®, Vaprisol®, and Kristalose®) on a going-concern basis. Based on the application of both the Income Approach (Discounted Cash Flow Method) and the Market Approach (Guideline Transaction Method), with equal weighting applied to each methodology at the individual product level, the aggregate implied value of the Marketed Product Portfolio was determined to be approximately $102.1 million.
This analysis resulted in an implied present value to revenue multiple of 2.06x for the combined Marketed Product Portfolio, which was utilized as part of the valuation benchmarking framework. The total purchase price consideration of $100.0 million plus reimbursement for inventory transferred, and for transition services to be provided, when compared to the concluded valuation of approximately $102.1 million, indicates that the Consideration is within a reasonable range of the estimated standalone value of the Marketed Product Portfolio on a going-concern basis.
Financial Analysis of the Marketed Product Portfolio
VelocityHealth estimated the concluded product value (present value) of the Marketed Product Portfolio using a sum-of-the-parts valuation framework. Individual product valuations for Talicia®, Vibativ®, Acetadote®, Sancuso®, Caldolor®, Vaprisol®, and Kristalose® were estimated through the application of both the Income Approach (Discounted Cash Flow Method) and the Market Approach (Guideline Transaction Method), with equal weighting assigned to each methodology at the product level.
The aggregation of these individual product valuations resulted in an implied total portfolio value of approximately $102.1 million.
Under the Income Approach, VelocityHealth conducted a Discounted Cash Flow (“DCF”) analysis to estimate the present value of the stand-alone, unlevered, after-tax free cash flows attributable to the Marketed Product Portfolio. This analysis was based on financial projections comprising combined income statement forecasts for CY2026 – CY2030, as provided by Company management. In the absence of discrete product-level projections, cost of goods sold and operating expenses were allocated proportionately based on each product’s contribution to net revenue. Product-specific assumptions were developed to reflect long-term growth expectations (a long-term growth rate of 1.5%), profitability profiles (free cash flow margins ranging from 11% to 19% of the combined results), and the respective risk characteristics of each product. These cash flows and terminal value were discounted to present value using an estimated weighted average cost of capital of 11.2%, which reflected market participant expectations, the maturity of the products, and VelocityHealth’s professional judgment.
Under the Market Approach, VelocityHealth considered valuation multiples implied by observed transactions involving comparable pharmaceutical products, with adjustments made to account for differences in profitability, growth prospects, and development status. Implied valuation multiples, expressed as product value-to-revenue, ranged from 1.19x to 2.98x across the selected guideline transactions. A weighted average multiple of 2.06x was applied to the Marketed Product Portfolio. Appropriate adjustments were made to these multiples to reflect execution risk and product-specific commercial considerations. A downward adjustment of 15% was applied to account for potential deviations between historical performance and management projections based on the combined results of Cumberland Pharmaceuticals. Additional downward adjustments, ranging from 12.0% to 16.3%, were applied to reflect product-level commercial risks, as assessed through a weighted SWOT framework incorporating factors such as competitive positioning, patent and licensing status, market dynamics, and lifecycle considerations.
VelocityHealth applied equal weighting to the Income and Market Approaches, reflecting the complementary nature of forward-looking cash flow analysis and observed market evidence, as well as the inherent limitations of relying exclusively on any single valuation methodology. Based on this analysis, VelocityHealth estimated the implied product-level values. The concluded valuation reflects a comprehensive consideration of product-specific growth prospects, profitability characteristics, and associated risks, including execution and commercial risks.
Key Analytical Procedures
In the course of its valuation analysis, VelocityHealth reviewed and relied upon the long-term financial projections of Cumberland and engaged with Company management to gain an understanding of the key assumptions and underlying drivers supporting such forecasts. VelocityHealth performed a detailed product-level assessment, including analysis of revenue growth trajectories, profitability profiles, and lifecycle considerations. This review encompassed evaluation of patent and licensing expirations, classification of products as newly launched versus mature offerings, and examination of historical and projected trends in volume and pricing.
In addition, VelocityHealth conducted benchmarking analyses of implied valuation multiples against observed market transaction data through the application of the Guideline Transaction Method. This process involved the selection and evaluation of comparable transactions, ensuring alignment in terms of product characteristics, therapeutic areas, and prevailing market conditions with those of the subject Marketed Product Portfolio.
Miscellaneous
The preparation of a fairness opinion is a complex process that is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, VelocityHealth considered the results of its analyses in their entirety, with the Income Approach (Discounted Cash Flow Method) and the Market Approach (Guideline Transaction Method) applied with equal weighting at the individual product level. No additional weighting was assigned to any other individual factor or consideration.
VelocityHealth believes that the analyses described herein should be evaluated as a whole, as each component contributes to the overall valuation conclusion. Selective reliance on any individual analysis or methodology, without consideration of the full range of procedures performed, could result in an incomplete or potentially misleading understanding of the valuation process and the underlying assumptions. Accordingly, valuation indications derived from any single analytical component should not be viewed in isolation as representing VelocityHealth’s definitive conclusion regarding the value of the Marketed Product Portfolio, which is based on the combined application of the Income and Market Approaches, with equal weighting at the product level.
Based on the procedures performed and analyses considered, VelocityHealth concluded that the Consideration of $100.0 million plus reimbursement for inventory transferred, and for transition services to be provided is within a reasonable range relative to the estimated standalone value of the Marketed Product Portfolio as of the valuation date.
VelocityHealth is acting as financial advisor to the Company in connection with the Transaction and will receive a fee for its services of $250,000, which is contingent upon the closing of the Transaction. VelocityHealth will not receive any other significant payment or compensation contingent upon the successful consummation of the Transaction. In addition, the Company has agreed to reimburse VelocityHealth for its expenses incurred in connection with VelocityHealth’s engagement and to indemnify VelocityHealth and its affiliates and their respective officers, directors, employees and agents, and any person controlling VelocityHealth or any of its affiliates, against certain liabilities arising out of its engagement. VelocityHealth may seek to provide investment banking services to the Company or other parties in the future, for which VelocityHealth would seek customary compensation.
During the two years preceding the date of the VelocityHealth Opinion, VelocityHealth was not engaged by the Company in any engagement in which VelocityHealth received any compensation or is intended to receive any compensation, other than the engagements and any amounts that were paid under the engagements described in this proxy statement.
Certain Prospective Financial Information
The Company does not as a matter of course publicly disclose long-term forecasts or internal projections as to future performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with VelocityHealth’s preparation of the VelocityHealth Opinion, Company management prepared unaudited prospective financial information for the Assets on a stand-alone, pre-Transaction basis. The Company is electing to provide the unaudited prospective financial information in this proxy statement to give the Company’s shareholders access to certain non-public unaudited prospective financial information that was provided to the Company’s financial advisor. The unaudited prospective financial information was not prepared with a view toward public disclosure and the inclusion of this information should not be regarded as an indication that the Company or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results for the Assets. Neither the Company nor any of its affiliates, nor any of their respective advisors or representatives, assumes any responsibility for the accuracy of this information. Readers of this proxy statement are cautioned not to place undue reliance on the unaudited prospective financial information. No representation has been made to any Company shareholder regarding the information included in the unaudited prospective financial information or the ultimate performance of the Company compared to the information included in the unaudited prospective financial information. The unaudited prospective financial information is not being included in this proxy statement to influence the decision of the Company’s shareholders whether to vote in favor of adoption of the Transaction, but rather because such information was provided to VelocityHealth. The unaudited prospective financial information should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC.
All prospective financial information consists of forward-looking statements. These and other forward-looking statements are expressly qualified in their entirety by the risks and uncertainties identified above and the cautionary statements contained in the Company’s most recent Annual Report on Form 10-K, as amended and updated from time to time in the Company’s subsequent filings with the SEC. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 12.
The unaudited prospective financial information was not prepared with a view toward complying with U.S. generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants with respect to the preparation or presentation of prospective financial information. Certain of the financial metrics presented in the unaudited prospective financial information were not prepared in accordance with GAAP. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.
There can be no assurance that the assumptions made in preparing such information will prove accurate or that the projected results reflected therein will be realized. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for the unaudited prospective financial information. Furthermore, the unaudited prospective financial information does not take into account any circumstance or event occurring after the date it was prepared or which may occur in the future, and, in particular, does not take into account any revised prospects of the Company or the Assets, changes in general business, regulatory or economic conditions, competition or any other transaction or event that has occurred since the date on which such information was prepared or which may occur in the future.
While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made by Company management with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to the Company and the Assets, all of which are difficult to predict and many of which are beyond the Company’s control.
As a result, the unaudited prospective financial information reflects numerous assumptions and estimates as to future events and there can be no assurance that these assumptions will accurately reflect future conditions, that the projected results will be realized or that actual results will not be significantly higher or lower than estimated.

The following table presents a summary of the material unaudited prospective financial information of the Assets contained in the forecast provided to VelocityHealth (in thousands):
Cumberland Pharmaceuticals Inc.
Annual Projections
	Forecast	Projections		Draft Projections
	2025	2026	2027	2028	2029	2030
Product Sales
Domestic	$64,502	$91,760	$97,985	$102,127	$106,893	$111,709
International	1,749	5,055	7,603	8,422	9,217	9,952
Gross Product Sales	$66,251	$96,815	$105,589	$110,548	$116,110	$121,661
Revenue
Domestic	42,439	52,157	53,759	55,914	58,522	61,193
International	1,749	5,055	7,603	8,422	9,217	9,952
Net Revenues	$44,188	$57,212	$61,363	$64,336	$67,739	$71,145
Expenses
Cost of Products Sold	6,574	11,159	12,129	12,590	13,093	13,748
Selling and Marketing	15,988	17,963	17,981	18,251	18,707	19,062
Royalty Expense	3,086	5,526	5,734	5,843	5,996	6,577
Research and Development	5,535	5,306	5,626	6,076	6,301	6,490
General and Administration	11,467	11,786	11,798	12,270	12,466	12,616
Amortization of Intangibles	4,035	4,039	4,051	4,092	4,071	4,035
Operating Expenses	$46,685	$55,779	$57,319	$59,121	$60,635	$62,528
Operating Income (loss)	(2,497)	1,433	4,043	5,215	7,105	8,617
Interest Income	477	540	500	500	500	500
Other Income	—	—	—	—-	2	4
Interest and Other Expense	(496)	(439)	(439)	(439)	(439)	(439)
Net Income (loss) before Taxes	(2,516)	1,534	4,104	5,276	7,168	8,682
Taxes	16	16	16	16	16	16
Net Income	$(2,532)	$1,518	$4,088	$5,260	$7,152	$8,666
Amortization	4,518	4,518	4,518	4,518	4,518	4,518
Income Taxes	16	16	16	16	16	16
Interest	19	(101)	(61)	(61)	(61)	(61)
Stock Based Comp. Expense	360	350	350	350	350	350
Adjusted Earnings	$2,381	$6,301	$8,911	$10,083	$11,975	$13,489
Reasons for the Transaction
In reaching its decision to approve the Transaction, and to recommend that our shareholders vote to approve the Transaction Proposal, the Board and Board Special Committee consulted with outside advisors and considered, among other things, Cumberland’s strategic priorities, its current portfolio of commercial products, its clinical-stage ifetroban programs, and Cumberland’s longer-term innovation and incubation activities conducted through CET.
The Board’s decision was based on its judgment as to Cumberland’s prospects, opportunities, and risks, and the Board’s belief that the Transaction is advisable and in the best interests of Cumberland and its shareholders. The Board and Board Special Committee considered numerous factors relating to the Agreement and the proposed Transaction, including, without limitation, the following (many of which were discussed at prior meetings) but without assigning specific numerical weight, emphasis, or relative priority among those factors:

•
that the consideration to be received by Cumberland pursuant to the Agreement represents a fair valuation of the Assets and that Cumberland will have a better chance of increasing shareholder value by selling the Assets in this Transaction than it would if it retained the Assets;

•
that the purchase price of $100 million represented a premium of approximately 114% to Cumberland’s market capitalization of approximately $46.7 million as of April 13, 2026 (based on a closing price of $3.12 per share);

•
that the purchase price consists solely of cash at closing, which provides certainty of value to Cumberland;

•
the VelocityHealth Opinion received by the Board, dated April 15, 2026, that, as of the date thereof, the consideration to be received by Cumberland from Apotex in the Transaction pursuant to the Agreement was fair and reasonable to Cumberland, from a financial point of view;

•
the view of the Board that, following the proposed Transaction, Cumberland will have a viable business to pursue, albeit with fewer employees;

•
that the cash proceeds from the Transaction will provide Cumberland with financial liquidity and flexibility, which is important to Cumberland and its shareholders in order to provide Cumberland with the opportunity to maximize value of its Retained Programs, while pursuing other initiatives intended to increase shareholder value;

•
that Cumberland’s ability to advance and potentially realize value from the Retained Programs could be enhanced by separating the FDA-approved commercial portfolio from the retained development-stage assets and by reallocating financial and managerial resources toward those Retained Programs;

•
that, on February 4, 2025, Cumberland announced breakthrough results from the Phase 2 FIGHT DMD trial evaluating ifetroban, and that in the weeks following the announcement the trading price of Cumberland’s Common Stock increased 190% from a closing price of $2.13 per share on February 3, 2025 to a closing price of $6.19 per share on February 19, 2025 (representing an increase in market capitalization of approximately $56.7 million), demonstrating the value that investors place in the Retained Programs;

•
the Board’s belief that a narrower operating scope could allow Cumberland to redeploy management attention and internal infrastructure toward advancing the Retained Programs and evaluating strategic opportunities, and could also reduce execution risk associated with supporting a diversified commercial portfolio;

•
other historical information regarding (i) Cumberland’s business, financial performance and results of operations, (ii) market prices, volatility and trading activity with respect to Cumberland’s Common Stock, and (iii) market prices with respect to other industry participants and general market indices;

•
current information regarding (i) Cumberland’s business, prospects, financial condition, operations, technology, products, services, management, competitive position and strategic business goals and objectives, (ii) general economic, industry and financial market conditions, (iii) opportunities and competitive factors within Cumberland’s industry and (iv) Cumberland’s current financial and cash positions;

•
that a portfolio of FDA-approved commercial products is subject to risks that can adversely affect revenue and profitability, including pricing and reimbursement pressures, competition (including from generics and therapeutic alternatives), tariffs, product supply and manufacturing risks, and the potential for fluctuations in demand;

•
the value of obtaining a substantial monetization event at this time in light of Cumberland’s historical operating results, the evolving market environment for specialty pharmaceutical products, and the inherent uncertainties associated with Cumberland’s future commercial performance and development programs;

•
the potential for other third parties to enter into strategic relationships with or to seek to acquire Cumberland or a significant portion of the assets of Cumberland, including a review of management’s dealings in the past, an assessment of what prospective buyers would be willing to pay for the Assets, and an assessment of the likelihood that a third party would offer a higher price than the purchase price;
•
the proposals and negotiations with Investor A and the Board’s belief that the current transaction represented the best opportunity to maximize value for Cumberland’s shareholders, taking into account the totality of the terms offered, the strategic fit of Apotex with Cumberland’s business, the resources and capabilities Apotex would bring to the transaction, and the likelihood of completing a transaction on the proposed terms;

•
that the Transaction is the result of a thorough evaluation of strategic alternatives reasonably available to Cumberland;

•
the Board’s belief that the Transaction was more favorable to Cumberland’s shareholders than any other alternative reasonably available to Cumberland and its shareholders, including the alternative of retaining Assets based upon: (i) the Board’s knowledge of the current and prospective environment in which Cumberland operates, the competitive environment, and Cumberland’s overall strategic position; (ii) the Board’s understanding of Cumberland’s business, operations, management, financial condition, earnings and prospects; and (iii) Cumberland’s current financial and cash positions;

•
the fact that, pursuant to the Agreement, Apotex will assume the Assumed Liabilities and will pay, perform and discharge the Assumed Liabilities listed in the Agreement;

•
the fact that the Transaction will be taxable and Cumberland has significant net operating losses available;

•
the belief of the Board that continuing with negotiations with other parties would not result in a transaction at a more attractive price than the purchase price;

•
the belief of the Board that the Transaction has a reasonable likelihood of closing without material potential issues under applicable antitrust laws or material potential issues from any governmental authorities;

•
that the Transaction will not be subject to a financing contingency and that Guarantor has guaranteed the payment in full of all payment and indemnification obligations of Apotex under the Agreement;

•
that the Transaction is subject to approval by Cumberland’s shareholders, and that if such shareholders do not approve the Transaction, then it will not close;

•
the possible effects of the Transaction and public announcement of the Transaction on Cumberland’s financial performance, operating results and stock price and Cumberland’s relationships with other business partners, management and employees;

•
the fact that the Agreement precludes Cumberland from actively soliciting competing acquisition proposals, subject to a customary “fiduciary out” provision;

•
the fact that the Agreement imposes restrictions on the conduct of Cumberland’s business in the pre-closing period, which may adversely affect Cumberland’s business in the event the Transaction is not completed (including by delaying or preventing Cumberland from pursuing business opportunities that may arise or precluding actions that would be otherwise advisable), and which may significantly restrict the operation of Cumberland’s business;

•
the risks involved with the Transaction and the likelihood that Cumberland and Apotex will be able to complete it, the possibility that the Transaction might not be consummated and Cumberland’s prospects going forward;

•
the potential risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the Transaction;

•
the absence of appraisal rights or rights of an objecting shareholder for Cumberland shareholders under Tennessee law and the Company’s fourth amended and restated charter;

•
the fact that there are third-party contract consents that must be obtained as a condition to closing the Transaction and the uncertainties with obtaining those consents, which could result in the failure of the Transaction to be consummated;

•
the fact that the Transaction must be completed within 120 days of the execution of Agreement and that the shareholder meeting to approve the Transaction must occur by such date;

•
the fact that, under the terms of the Agreement, Cumberland may have to pay Apotex a termination fee of $4 million in certain circumstances;

•
the risks associated with Cumberland being required to satisfy indemnification obligations under the Agreement; and

•
other potentially adverse factors and uncertainties relating to the Transaction, including, among other things: (i) the loss of revenue and cash flows historically associated with the Assets and the resulting increased dependence on Cumberland’s retained development-stage assets and strategies; (ii) the risks inherent in clinical development, regulatory review, and the commercialization of ifetroban and other pipeline or CET-supported assets, including the possibility that such programs may not achieve favorable clinical results or regulatory outcomes; (iii) the costs associated with the Transaction, including transaction expenses and potential dis-synergies and the negative impact of such expenses on Cumberland’s cash reserves and operating results should the Transaction not be completed; and (iv) the impact of the Transaction on employees and other stakeholders, as well as Cumberland’s ability to retain and attract personnel critical to the retained strategy.

The foregoing discussion of the factors considered by our Board is not intended to be exhaustive. Our Board collectively reached the conclusion to approve the Agreement and the Transaction in light of the various factors described above, as well as other factors that our Board felt were appropriate. In view of the wide variety of factors considered by our Board in connection with its evaluation of the Transaction and the complexity of these matters, our Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, our Board made its recommendation based on the totality of the information presented to, and the investigation conducted by, the Board. In considering the factors discussed above, individual members of the Board may have valued certain factors more or less than others.
After evaluating these factors and consulting with its outside legal counsel and financial advisor, our Board unanimously approved and declared advisable the Agreement and the Transaction and determined that the transactions contemplated thereby are fair to and in the best interests of Cumberland’s shareholders.
Use of Proceeds and Future Operations
We currently intend to utilize the cash proceeds from the sale of the Assets to maximize the value of our Retained Programs and for other working capital purposes. Our Board of Directors will also continue to evaluate other activities aimed at enhancing shareholder value, which may potentially include collaborations, licenses, mergers, acquisitions and/or other targeted investments. No such activities are currently pending. The Company does not currently intend to distribute any of the proceeds from the Transaction as a dividend to the Company’s shareholders.
Appraisal Rights
Holders of shares of our Common Stock do not have appraisal rights under Tennessee law or under the governing documents of the Company in connection with the Transaction or this solicitation.
Certain Material U.S. Federal Income Tax Consequences
The following discussion is a general summary of certain of the anticipated material U.S. federal income tax consequences of the Transaction. The following discussion is based upon the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), its legislative history, currently applicable and proposed Treasury Regulations under the Code and published rulings and decisions, all as currently in effect as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws, or federal laws other than those pertaining to income tax, are not addressed in this proxy statement. No rulings have been requested or received from the IRS as to the tax consequences of the Transaction and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of the Transaction discussed below or, if it does challenge the tax treatment, that it will not be successful.
The Transaction will be treated for U.S. federal income tax purposes as a taxable transaction upon which we will recognize gain or loss. The amount of gain or loss we recognize with respect to the sale of a particular asset (including any deemed sale of a particular asset) will be measured by the difference between the amount realized by us on the sale of that asset and our tax basis in that asset. The amount realized by us on the Transaction will include the amount of cash received, the fair market value of any other property received, and total liabilities assumed or taken by Apotex. For purposes of determining the amount realized by us with respect to specific assets, the total amount realized by us will generally be allocated among the assets according to the rules set forth in Section 1060(a) of the Code and the Treasury Regulations thereunder. Our basis in our assets is generally equal to the cost of such assets, as adjusted for certain items, such as depreciation. The determination of whether we will recognize gain or loss will be made with respect to each of the assets to be sold.
Accordingly, we may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset.
To the extent the Transaction results in us recognizing a net gain for U.S. federal income tax purposes, we expect that our current year losses or our available net operating loss carryforwards will offset a substantial part of such gain. The determination of our realized gain and/or loss and whether and to what extent our net operating losses will be available to offset any gain is highly complex and is based in part upon facts that will not be known until the completion of the Transaction and the finalization of any purchase price adjustments associated with the Transaction. Therefore, it is possible that we will incur U.S. federal income tax as a result of the proposed Transaction.
The Transaction is entirely a corporate action, taxable to the Company. Shareholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Transaction.
Anticipated Accounting Treatment
Under generally accepted accounting principles, upon completion of the Transaction, we will remove the net assets and liabilities related to the Assets from our consolidated balance sheet. We expect that the results of operations from the Assets will be treated as discontinued operations. The unaudited proforma financial information, included elsewhere in this proxy statement, provides the pro forma effect of the sale of the Assets.
2007 Long-Term Incentive Compensation Plan and the 2007 Directors’ Incentive Plan
The Company’s 2007 Long-Term Incentive Compensation Plan and 2007 Directors’ Incentive Plan provide for the accelerated vesting of options and restricted stock granted under such plans upon a “Change in Control Event,” which includes any sale of all or substantially all of the assets of the Company. The Company’s directors and named executive officers have agreed to waive any accelerated vesting of options or restricted stock resulting from the Transaction.
Effects on our Company if the Transaction is Completed and the Nature of our Business following the Transaction
If the Transaction is consummated, the cash purchase price we receive will be paid directly to the Company.
We currently intend to utilize the cash proceeds from the sale of the Assets to maximize the value of our Retained Programs and for other working capital purposes. Our Board of Directors will also continue to evaluate other activities aimed at enhancing shareholder value, which may potentially include collaborations, licenses, mergers, acquisitions and/or other targeted investments. No such activities are currently pending. The Company does not currently intend to distribute the proceeds from the Transaction as a dividend to the Company’s shareholders.
The Board currently anticipates that the Company will remain as a reporting company following the consummation of the Transaction. The Transaction will not alter the rights, privileges or nature of the issued and outstanding shares of our Common Stock. A shareholder who owns shares of our Common Stock immediately prior to the closing of the Transaction will continue to hold the same number of shares immediately following the closing.
The Asset Purchase Agreement
Purchase and Sale of the Assets
Assets
Subject to the terms and conditions of the Agreement, at the Closing of the Transaction, the Company will sell, assign, transfer, convey and deliver, and Apotex will purchase, acquire and accept, all of the Company’s and its applicable Affiliates’ right, title and interest in, to and under the Assets, including the following assets:
•
The Products;

•
The Transferred Contracts;

•
Inventory related to the Products;

•
Intellectual Property primarily related to, developed for, used with, or held for use in connection with the Products and the Business and Intellectual Property in or to the formulations of the Products, together with all Ancillary IP rights;

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Active, inactive, or withdrawn investigational new drug applications (INDs) associated with the Products;

•
Product Records;

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FDA Product NDA and ANDA Approvals;

•
Permits granted by Governmental Authorities exclusively in connection with the operation of the Business prior to the closing date;

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All Prescription Drug User Fee Act (PDUFA) and Generic Drug User Fee Act (GDUFA) fees with respect to the Business;

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Brand marketing and promotional materials currently used by the Company and specifically related to the Products, and any corresponding marketing and regulatory authorizations to sell and distribute the Products, together with all related Intellectual Property and Ancillary IP Rights;

•
Cumberland Work Product;

•
Regulatory Registrations and Regulatory Approvals;

•
Transferred Equity Interests;

•
Personnel Records related solely to the Business Employees; and

•
Any other properties, assets (including contracts), and goodwill exclusively related to the Products or the Business.

Excluded Assets
The Transaction excludes certain assets of the Company that are not identified or described in the Assets under the Agreement (the “Excluded Assets”).
Assumption of Liabilities
Assumed Liabilities
Subject to the terms and conditions of the Agreement, at the Closing of the Transaction, Apotex will assume and, following the Closing, will be responsible for paying, performing or otherwise satisfying and discharging when due, the Assumed Liabilities, including the following:

•
Obligations under the Transferred Contracts and any purchase orders for the supply of Products;

•
Obligations relating to Regulatory Registrations, Regulatory Approvals and investigational new drug applications (INDs), including post-marketing activities, pharmacovigilance, safety, clinical studies, quality assurance, compliance with good manufacturing practices, good distribution practices, deficiency letters, corrective action plan agreements, and other related obligations described in the Agreement;

•
Liabilities arising from any patent infringement claim or Proceeding brought by any Third Party, including any Governmental Authority, at or after the Closing to the extent arising out of the conduct of the Business after the Closing or any activities of Apotex or any of its Affiliates with respect to the Business, the Products or any Acquired Asset after the Closing;

•
Liabilities arising from any action or notification by a Governmental Authority, at or after the Closing, to the extent arising out of the conduct of the Business after the Closing, or any activities of Apotex or any of its Affiliates with respect to the Business, the Products or any Acquired Asset after the Closing;

•
Liabilities arising out of the Products made or sold at or after the Closing, including product warranty claims or Product Liabilities arising after the Closing relating to such Products;

•
Liabilities for Taxes to the extent arising out of Apotex’s or any of its Affiliates’ conduct of the Business for all taxable periods (or portions thereof) beginning on or after the Closing Date;

•
Liabilities relating to the Transferred Regulatory Documentation solely to the extent arising out of the conduct of the Business after the Closing or any activities of Apotex or any of its Affiliates with respect to the Business, the Products or any Acquired Asset after the Closing;

•
Liabilities of Apotex under the Transition Services Agreement; and

•
Any other Liability occurring at or after the Closing solely to the extent arising out of the conduct of the Business after the Closing or any activities of Apotex or any of its Affiliates with respect to the Business, the Products or any Acquired Asset after the Closing.

Excluded Liabilities
Except for the Assumed Liabilities, Apotex will not assume any other liabilities in connection with the Transaction. The following liabilities (the “Excluded Liabilities”) will be retained by, and remain the responsibility of, the Company and its Affiliates:
•
Liabilities for Excluded Taxes;

•
Liabilities to the extent related to any Excluded Asset;

•
Obligations of the Company under the Agreement and the Transaction Documents;

•
Liabilities arising or occurring prior to the Closing solely to the extent relating to the Business, the Products or any Acquired Asset or any activities of the Company or any of its Affiliates with respect to the Business, the Products or any Acquired Asset;

•
Excise taxes, duties, other government taxes or charges on the sales and any other allowances or adjustments for Product sold by the Company or any of its Subsidiaries prior to Closing;

•
Liabilities of the Company under the Transition Services Agreement; and

•
Any cost or Liability arising or resulting from any breach or alleged breach of any Transferred Contract as a result of the Transactions.

Consideration for the Transaction
As consideration for the Transaction, Apotex agreed to pay the Company $100 million at the closing.
Representations and Warranties
The Agreement contains representations and warranties that the Company and Apotex have made to each other as of specific dates relating to themselves and their respective businesses. The assertions embodied in these representations and warranties were made solely for purposes of the Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Agreement. Accordingly, the Company’s shareholders should not rely on the representations and warranties as characterizations of the actual state of facts or circumstances, and should bear in mind that the representations and warranties were made solely for the benefit of the parties to the Agreement, were negotiated for purposes of allocating contractual risk among the parties to the Agreement rather than to establish matters as facts, may be subject to contractual standards of materiality different from those generally applicable to shareholders, and may be qualified by publicly filed reports and documents filed with the SEC and matters contained in the disclosure schedules that the Company delivered to Apotex in connection with the Agreement, which are not reflected in the Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. This description of the representations and warranties is included solely to provide shareholders with information regarding the terms of the Agreement. The representations and warranties in the Agreement and their description in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings that we publicly file with the SEC.
The Company’s Representations and Warranties
The Company’s representations and warranties relate to, among other things:
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Organization and Good Standing

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Board Approval

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Authority; Execution and Delivery

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No Violation; Consents

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Title to Assets

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Litigation

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Regulatory Matters; Compliance with Law

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Contracts

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Intellectual Property

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Inventory

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Ordinary Course of Business

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No Brokers

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Customers and Suppliers

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Transactions with Affiliates

•
Sales Information; No Undisclosed Liabilities

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Taxes

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Labor and Employment

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Employee Benefit Plan

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Solvency

Apotex’s Representations and Warranties
Apotex’s representations and warranties relate to, among other things, the following:
•
Organization and Good Standing

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Authority; Execution and Delivery

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No Violations; Consents

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Litigation

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No Brokers

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Consents

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Financial Capacity

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Solvency

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Investigation

The representations and warranties of the Company will survive the closing on a limited basis, as follows: (a) the Company’s general representations and warranties (other than the Cumberland Fundamental Representations, the Cumberland Sufficiency Representations and the representation and warranty relating to Taxes) will survive for a period of twelve (12) months following the Closing Date; (b) the Cumberland Fundamental Representations (being the representations and warranties relating to Organization; Good Standing, Board Approval, Authority; Execution and Delivery, No Violation; Consents, Title to Assets, No Brokers, and Transactions with Affiliates) will survive for sixty (60) days following the expiration of the applicable statute of limitations; (c) the Cumberland Sufficiency Representations (being the representations and warranties set forth in Section 5.5(b) of the Agreement relating to the Assets and Section 5.9 of the Agreement relating to Intellectual Property) will survive for sixty (60) days following the expiration of the applicable statute of limitations; and (d) the representations set forth on Section 5.16 of the Agreement (being the representation and warranty relating to Taxes) will survive for sixty (60) days following the expiration of the applicable statute of limitations. The representations and warranties of Apotex (other than the Apotex Fundamental Representations) will survive until twelve (12) months following the Closing Date, and the Apotex Fundamental Representations (being the representations and warranties relating to Organization; Good Standing, Authority; Execution and Delivery, and No Brokers) will survive for sixty (60) days following the expiration of the applicable statute of limitations.
Covenants
The Agreement contains certain covenants that relate to, among other things, the following:
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Regulatory Commitments

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Intellectual Property Commitments

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Bulk Transfer Laws

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Marketing of Assets

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Conduct of Business Prior to the Closing

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Cooperation and Commercially Reasonable Efforts

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Employee Covenants

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Government Price Reporting

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Regulatory Matters

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Exclusivity

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Proxy Statement and Other Required SEC Filings

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Stockholder Meeting

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Wrong Pockets

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Payments from Third Parties

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Notice of Certain Events

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Tax Matters

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Restrictive Covenants

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Access and Reports

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Vibativ Award Milestone

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Delivery of Certain Work Product

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Lien Releases

•
Confidential Information

Closing Conditions
Conditions to the Obligation of Apotex
The obligations of Apotex to consummate the Transaction are subject to the satisfaction or waiver, at or prior to the Closing, of the following closing conditions:
•
The Company obtaining the Requisite Stockholder Approval;

•
The receipt of required third-party consents or the evidence of required third-party notices, as applicable, necessary for the assignment to Apotex of certain Material Contracts and Assets;

•
Delivery of a certificate of a duly authorized officer of the Company that each of the conditions set forth in the immediately following three bullets has been satisfied;

•
The accuracy of the Company’s representations and warranties at the Closing, subject to the applicable materiality, Material Adverse Effect, and de minimis standards set forth in the Agreement;

•
The Company’s performance and compliance, in all material respects, of its agreements, covenants and conditions under the Agreement required to be performed or complied with by it prior to or at the date of closing;

•
The absence of a Material Adverse Effect with respect to the Company since the date of the Agreement; and

•
No law shall be in effect and no governmental action shall be pending that would prohibit the consummation of the Transaction.

Conditions to the Obligation of the Company
The obligations of the Company to consummate the Transaction are subject to the satisfaction or waiver, at or prior to the Closing, of the following closing conditions:
•
The Company obtaining the Requisite Stockholder Approval;

•
No law shall be in effect and no governmental action shall be pending that would prohibit the consummation of the Transaction;

•
Delivery of a certificate of a duly authorized officer of Apotex that each of the conditions set forth in the immediately following two bullets has been satisfied;

•
The accuracy of Apotex’s representations and warranties at the Closing, subject to specified materiality standards, including with respect to representations made as of the date of closing; and

•
Apotex’s performance and compliance, in all material respects, with its agreements, covenants and conditions required to be performed or complied with by it prior to or at the Closing under the Agreement.

Exclusivity
The Agreement requires that the Company, from the Effective Date until the earlier of the termination of the Agreement or closing of the Transaction, not initiate contact with or solicit any inquiry or proposal or engage in any discussions with third parties in connection with possible proposals regarding a sale or licensing of the Assets and certain other strategic transactions involving the Company, subject to a customary “fiduciary out” provision that allows the Company to participate in discussions and engage in negotiations with third parties under certain specified circumstances. The Company has agreed to promptly provide notice to Apotex of any solicitation or offer made by any third party in connection with such alternative transaction.
Termination
The Agreement may be terminated prior to Closing as follows:
•
by the mutual written agreement of the Company and Apotex;

•
by either Apotex or the Company if any Law or final, non-appealable Order permanently enjoins, prohibits or makes illegal the consummation of the Transaction, provided that the terminating party is not in material breach of the Agreement in a manner that caused such prohibition;

•
by either the Company or Apotex if the Transaction has not closed by the Outside Date, as may be extended by mutual agreement, provided that the terminating party’s material breach did not cause the failure to close by such date;

•
by the Company if Apotex’s representations and warranties fail to be true and correct or Apotex has materially breached or failed to comply with its covenants under the Agreement, in each case such that the applicable closing conditions would not be satisfied and such failure or breach cannot be cured or is not cured within the applicable cure period;

•
by Apotex if the Company’s representations and warranties fail to be true and correct or Cumberland has materially breached or failed to comply with its covenants under the Agreement, in each case such that the applicable closing conditions would not be satisfied and such failure or breach cannot be cured or is not cured within the applicable cure period;

•
by the Company, prior to obtaining the Requisite Stockholder Approval, in order to enter into an Alternative Transaction Agreement with respect to a Superior Proposal, subject to compliance with the non-solicitation and fiduciary exceptions of the Agreement;

•
by either the Company or Apotex if the Company fails to obtain the Requisite Stockholder Approval at the Stockholder Meeting (or any adjournment or postponement thereof), provided that the terminating party did not cause such failure; and

•
by Apotex, prior to obtaining the Requisite Stockholder Approval, if the Company’s Board effects a Board Recommendation Change regarding the Transaction.

Effect of Termination and the Parties’ Obligations Upon Termination
If the Agreement is terminated prior to the Closing, the Agreement will become void and have no further force or effect, and neither party will have any further obligations thereunder, except for certain provisions that expressly survive termination, including provisions relating to confidential information and miscellaneous matters. Termination of the Agreement will not relieve any party of liability arising from fraud or a Willful Breach of the Agreement.
If the Agreement is validly terminated because the Closing did not occur by the Outside Date and (A) all conditions to closing were satisfied, waived, or capable of being satisfied, (B) the Company confirmed in writing that it was ready, willing, and able to consummate Closing, (C) Apotex failed to consummate the Closing within three business days after the later of the Company’s delivery of such notice and the date on which Apotex was required to consummate the Closing and during these periods the Company was ready, willing, and able to consummate the Closing, then Apotex would be required to pay the Company a termination fee of $4,000,000.
If the Agreement is validly terminated because the Closing did not occur by the Outside Date (and such termination was not the result of the terminating party’s material breach of the Agreement), and following execution of the Agreement and prior to such termination the Company received an Acquisition Proposal that was not irrevocably withdrawn prior to such termination, or an Acquisition Proposal was publicly made or disclosed and not publicly withdrawn or abandoned, and within twelve months following such termination an Acquisition Transaction is consummated or the Company enters into a definitive agreement for an Acquisition Transaction (which is subsequently consummated), then the Company would be required to pay Apotex a termination fee of $4,000,000, payable concurrently with the consummation of such Acquisition Transaction.
In addition, the Company would be required to pay the $4,000,000 termination fee if the Agreement is terminated under specified provisions including (i) termination by the Company prior to receiving the Requisite Stockholder Approval in order to accept a Superior Proposal and enter into an Alternative Transaction; (ii) termination by Apotex as a result of the Company’s breach of its representations, warranties, or covenants under the Agreement that would cause closing conditions not to be satisfied; (iii) termination by either party because the Requisite Stockholder Approval was not obtained; or (iv) termination by Apotex following a change in the board of directors’ recommendation. In no event would the Company be required to pay the termination fee more than once.
The Agreement provides that the termination fees are an integral part of the Agreement and constitute liquidated damages rather than penalties. Following a valid termination of the Agreement under the applicable provisions, payment of the applicable termination fee, together with any related enforcement costs, generally constitutes the sole and exclusive remedy available to the non-terminating party for losses arising out of the termination of the Agreement and the transactions. In certain circumstances, a party may seek specific performance of the Agreement. However, no party may recover both specific performance and a termination fee.
Following termination of the Agreement, Apotex is generally required to return or destroy Confidential Information received from the Company relating to the Products or the Assets, subject to exemptions for information retained in accordance with applicable law, Apotex’s document retention policies, and standard archiving and back-up procedures. Any Confidential Information of the Business, the Products and the Assets will continue to be subject to the confidentiality obligations set forth in the parties’ Confidentiality Agreement.
Post-Closing Arrangements
The Agreement contains certain covenants that will survive the closing of the transaction, including:
•
Subject to the limitations in the Agreement, the Company has agreed to indemnify Apotex and its Affiliates and their respective successors, permitted assigns, directors, officers, agents and employees for any losses incurred by any of them in connection with (i) any breach of any representation or warranty of the Company (subject to the applicable survival periods, deductible and cap limitations described below), (ii) any breach of the Cumberland Fundamental Representations, (iii) any breach of the Cumberland Sufficiency Representations, (iv) a breach of, default in, or failure to perform any of the covenants given or made by the Company in the Agreement, the IP Assignment Agreement or the Bill of Sale and Assignment and Assumption Agreement, (v) the Company’s ownership and operation of the Assets, and the research, development, obtaining and maintaining of regulatory approvals for, manufacture, sale, licensure, marketing, promotion, commercialization, distribution, exportation, importation or offering of the Products and INDs by the Company through the Closing Date, (vi) any and all Excluded Assets and Excluded Liabilities, and (vii) any businesses of the Company other than the Business.

•
Subject to the limitations in the Agreement, Apotex has agreed to indemnify the Company and its Affiliates and their respective successors, permitted assigns, directors, officers, agents and employees for any losses incurred by any of them in connection with (i) any breach of any representation or warranty of Apotex (other than the Apotex Fundamental Representations), (ii) any breach of any Apotex Fundamental Representation, (iii) a breach of, default in, or failure to perform any of the covenants given or made by Apotex in the Agreement, the IP Assignment Agreement or the Bill of Sale and Assignment and Assumption Agreement, (iv) Apotex’s ownership and operation of the Assets, and the research, development, obtaining and maintaining of Regulatory Registrations and Regulatory Approvals for, manufacture, sale, licensure, marketing, promotion, commercialization, distribution, exportation, importation or offering of the Products and INDs by Apotex after the Closing Date, and (v) any and all Assumed Liabilities.

•
The indemnification obligations under the Agreement are subject to certain limitations. With respect to the Company’s general representations and warranties, the aggregate amount recoverable by Apotex is limited to ten percent (10%) of the Purchase Price (the “General Cap”). Claims for breaches of the Cumberland Fundamental Representations, Cumberland Sufficiency Representations and certain representations related to tax matters are excluded from the General Cap. The aggregate amount recoverable by the Apotex Indemnified Parties for breaches of the Company’s representations and warranties (including the Cumberland Fundamental Representations, the Cumberland Sufficiency Representations and the tax representations) and breaches of the Company’s covenants (other than for Fraud) is limited to the Purchase Price. The aggregate amount recoverable by the Cumberland Indemnified Parties for breaches of Apotex’s general representations and warranties is limited to the General Cap, and the aggregate amount recoverable for breaches of Apotex’s representations and warranties (including the Apotex Fundamental Representations) and breaches of Apotex’s covenants (other than for Fraud) is limited to the Purchase Price.

•
No indemnification is payable for claims under the Company’s or Apotex’s representations and warranties until the aggregate losses exceed $1,000,000 (the “Deductible”), and then only to the extent such aggregate amount exceeds the Deductible. In addition, no individual claim is recoverable unless it exceeds $50,000 (the “De Minimis Threshold”), but any Losses below the De Minimis Threshold will be taken into account for purposes of determining whether the Deductible has been exceeded.

•
The parties’ indemnification rights under Article IX of the Agreement constitute the sole and exclusive monetary remedy with respect to matters covered by the Agreement, subject to exceptions for Fraud and claims under the Transition Services Agreement.

•
Each party has agreed to keep confidential, and to use commercially reasonable efforts to cause its Representatives and Affiliates who actually receive such information to keep confidential, all Confidential Information relating to the Agreement, the Business, the Products, the Assets (including trade secrets in perpetuity and any confidential information transferred to Apotex pursuant to the terms of the Agreement), the Assumed Liabilities, the financial information and operations of the Company which have not been publicly disclosed, and any liabilities or obligations excluded from the Assumed Liabilities, until the later of three years after Closing and the date the Products are no longer marketed by Apotex (with trade secrets protected for so long as they remain trade secrets). Exceptions include disclosures required by applicable Laws or securities exchange rules, disclosures necessary to defend or prosecute indemnification claims or litigation, disclosures required by transition and license obligations, and information that is lawfully available to the public as of the Closing Date or that thereafter becomes public other than through a breach.

•
From the Effective Date until thirty (30) days after the Closing Date, the Company has agreed to make Business Employees available to Apotex for purposes of interviews and to cooperate with Apotex in the employment of such Business Employees.

•
For a period of up to three (3) years after the Closing Date, the Company has agreed to deliver to Apotex certain government price reporting information for the Assets and Assumed Liabilities.

•
The Company and its Affiliates have agreed to certain restrictive covenants that will survive the closing, including (i) an eighteen (18)-month non-solicitation and non-hire restriction with respect to Transferred Business Employees, (ii) a four (4)-year non-interference restriction with respect to business relations of Apotex relating to the Products, (iii) a four (4)-year non-compete restriction prohibiting the Company and its Affiliates from engaging in any business in the Territory that competes with the Products (subject to customary carve-outs), and (iv) a three (3)-year non-disparagement restriction.

•
Apotex has agreed to an eighteen (18)-month non-solicitation and non-hire restriction with respect to employees of the Company (other than Transferred Business Employees) with whom Apotex and its Subsidiaries had material interactions in connection with the Transactions, subject to customary carve-outs.

•
Apotex has agreed to pay the Company up to $10 million, subject to the terms and conditions set forth in the Agreement, upon the achievement of two milestones: (i) prior to the two (2) year anniversary of the closing of the Transaction, Apotex or its Affiliates is awarded a contract by the United States Department of Health and Human Services (or any division thereof) for the supply of Vibativ for certain specified uses (the “Vibativ Contract”), and (ii) prior to the ten (10) year anniversary of the closing of the Transaction, Apotex and its Affiliates realize certain net sales pursuant to the Vibativ Contract.
•
For a period of up to three (3) years after the Closing Date, the parties will cooperate to ensure that any Assets or other assets primarily related to the Products or the Business that were not properly transferred at the closing, or any Excluded Assets that were transferred to Apotex, are promptly transferred to the correct party.

•
In connection with the guarantee of Apotex’s obligations, Guarantor has absolutely, irrevocably and unconditionally guaranteed to the Company the due and punctual payment in full of any payments (including the Purchase Price), indemnification obligations, and the payment of any other obligations of Apotex required under the Agreement or under any other Transaction Document.

The Other Transaction Agreements
Voting and Support Agreements
Simultaneously with the execution of the Agreement, Apotex and the Company entered into Voting and Support Agreements with certain of the Company’s directors and executive officers who, collectively, hold approximately 41% of the total outstanding shares of Common Stock as of the Record Date. Pursuant to the Voting and Support Agreements, each shareholder signatory thereto has agreed, with respect to all of the shares of Covered Stock that such shareholder beneficially owns as of the date thereof or thereafter, to, among other things, (a) vote in favor of the Transaction; and (b) not transfer any such Covered Stock during the term of such Voting and Support Agreement. The Voting and Support Agreements will terminate upon the earlier of the termination of the Agreement in accordance with its terms or the consummation of the closing of the Transaction, with certain provisions surviving, including, in the case of the Company’s Chief Executive Officer, restrictive covenants that mirror those to which the Company will be subject.
The foregoing description of the Voting and Support Agreements is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of Voting and Support Agreement, a copy of which is attached as Annex B hereto and is incorporated herein by reference.
Transition Services Agreement
At the closing of the Transaction, the Company intends to enter into a transition services agreement (the “Transition Services Agreement”) with Apotex and Guarantor, pursuant to which Cumberland will provide Apotex and its Affiliates certain transition services following the date of the closing of the Transaction in accordance with the terms and conditions set forth in the Transition Services Agreement. As consideration for the provision of the transition services, Apotex and its Affiliates will pay Cumberland $150,000 per month plus reimbursement of certain pre-approved pass-through costs. In addition, Apotex will also make a one-time payment to Cumberland on the one-year anniversary of the closing of the Transaction to reimburse Cumberland for finished goods inventory received by Apotex in the Transaction in an aggregate amount of $9 million less finished goods inventory sold by Cumberland on behalf of Apotex under the Transition Services Agreement.
Vote Required
Approval of this Proposal No. 1 requires the affirmative vote of the holders of a majority of all shares entitled to vote on the proposal, in person or by proxy.
Consequences of Failing to Approve this Proposal
If the Transaction Proposal is not approved, we will be unable to complete the Transaction. If the Transaction is not completed, the Company will continue to operate its business in the ordinary course.

However, the Company would not receive the benefits anticipated from the Transaction, including the proceeds from the sale of the Assets.
Board Recommendation
The Board of Directors unanimously recommends that the shareholders vote “FOR” the Transaction Proposal.

PROPOSAL NO. 2
THE ADJOURNMENT PROPOSAL
If the number of shares of the Company’s Common Stock present at the special meeting, in person or represented by proxy, and voting in favor of the Transaction Proposal is insufficient to approve the Transaction Proposal, then the Board intends to move to adjourn and postpone the special meeting to a later date or dates, if necessary, to enable the Board to solicit additional proxies for the approval of the Transaction Proposal. In that event, we will ask the Company’s shareholders to vote only upon the adjournment and postponement of the special meeting, as described in this Proposal No. 2, and not any of the other proposals.
In this proposal, shareholders are being asked to grant authority to the holder of any proxy solicited by the Board of Directors so that such holder can vote in favor of the proposal to adjourn and postpone the special meeting to a later date or dates, if necessary, so that the Board can solicit additional proxies for the approval of the Transaction Proposal. If the shareholders approve this Adjournment Proposal, then we could adjourn the special meeting, and any adjourned session of the special meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders who have previously voted against the approval of the Transaction Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Transaction Proposal to defeat the Transaction Proposal, we could adjourn the special meeting without a vote and seek to convince the holders of those shares to change their votes in favor of the Transaction Proposal.
Vote Required
Assuming a quorum is present, approval of this Proposal No. 2 requires that the number of votes cast for the Adjournment Proposal at the special meeting exceed the number of votes cast against the Adjournment Proposal.
Board Recommendation
The Board unanimously recommends that shareholders vote “FOR” the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED SHAREHOLDER MATTERS
Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our Common Stock as of May 12, 2026 (except as otherwise indicated) by (1) each person who is known by us to beneficially own more than five percent of our Common Stock (based solely on our review of SEC filings); (2) each of our directors and nominees; (3) our Chief Executive Officer, Chief Financial Officer and our three most highly compensated executive officers (other than our CEO and CFO), or collectively, our Named Executive Officers; and (4) all executive officers and directors as a group. Unless otherwise indicated, each of the persons below has sole voting and investment power with respect to the shares beneficially owned by such person and the address of each beneficial owner listed on the table is c/o Cumberland Pharmaceuticals Inc., 1600 West End Avenue, Suite 1300, Nashville, Tennessee 37203. To the knowledge of the Company, no other person or entity holds more than 5% of the outstanding shares of Common Stock, except as set forth in the following table. No Common Stock beneficially owned by any director or named executive officer has been pledged as security for a loan.
Name of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock(2)
A. J. Kazimi(3)	5,775,310	38.57%
Kenneth J. Krogulski(4)	302,338	2.03%
Joseph C. Galante(5)	63,656	0.43%
James R. Jones(6)	46,863	0.31%
James L. Herman(7)	47,255	0.32%
Caroline R. Young(8)	35,109	0.24%
John M. Hamm(9)	25,073	0.17%
Todd M. Anthony(10)	25,328	0.17%
Christopher T. Bitterman(11)	11,683	0.08%
Martin S. Brown, Jr.(12)	10,300	0.07%
Gordon R. Bernard(13)	—	—
Directors and executive officers as a group (11 persons)	6,342,915	42.38%

(1)
The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, our Common Stock subject to options or other rights (as set forth above) held by that person that are currently exercisable or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

(2)
Based on 14,983,107 shares of Common Stock outstanding on May 12, 2026.

(3)
Includes 80,000 shares that Mr. Kazimi has the right to acquire upon the exercise of incentive stock options.

(4)
Includes 5,800 shares Mr. Krogulski has the right to acquire upon the vesting of restricted stock.

(5)
Includes 1,800 shares Mr. Galante has the right to acquire upon the vesting of restricted stock.

(6)
Includes 1,800 shares Mr. Jones has the right to acquire upon the vesting of restricted stock.

(7)
Includes 9,000 shares Mr. Herman has the right to acquire upon the exercise of incentive stock options.

(8)
Includes 1,800 shares Ms. Young has the right to acquire upon the vesting of restricted stock.

(9)
Includes 5,000 shares Mr. Hamm has the right to acquire upon the exercise of incentive stock options.

(10)
Includes 9,000 shares Mr. Anthony has the right to acquire upon the exercise of incentive stock options.

(11)
Includes 7,000 shares Mr. Bitterman has the right to acquire upon the exercise of incentive stock options.

(12)
Includes 1,800 shares Mr. Brown has the right to acquire upon the vesting of restricted stock.

(13)
Dr. Bernard, as required by a policy change by his employer, is prohibited from owning shares in a pharmaceutical company. The policy change resulted in Dr. Bernard selling 118,729 shares during 2019, but it did not impact his ability to serve on the Company’s Board of Directors.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this proxy statement documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 9, 2026;

•
Proxy Statement for the annual meeting of our shareholders held on April 21, 2026, filed with the SEC on Schedule 14A on March 9, 2026;

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 8, 2026; and

•
Current Reports on Form 8-K filed with the SEC on February 4, 2026, March 3, 2026, April 23, 2026 and April 24, 2026.

Notwithstanding the foregoing, information furnished under Items 2.02, 7.01 and 8.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this proxy statement. In addition, statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are only summaries of the material terms and as such we encourage you to carefully read in its entirety that contract or other document filed as an exhibit with the SEC.

OTHER INFORMATION
Shareholder Proposals and Nominations
At the Company’s annual meeting each year, the Board of Directors submits to shareholders its nominees for election as directors. The Board of Directors may also submit other matters to the shareholders for action at the Annual Meeting. Any proposal which a shareholder intends to present in accordance with Rule 14a-8 of the Exchange Act at our next annual meeting of shareholders to be held in 2027 must be received by Cumberland Pharmaceuticals Inc., no later than 5:00 p.m. Central Time on November 12, 2026. Only proposals conforming to the requirements of Rule 14a-8 of the Exchange Act that are timely received by the Company will be included in the proxy statement and proxy in 2027. Any such proposal should be directed to our Corporate Secretary at our principal executive offices located at 1600 West End Avenue, Suite 1300, Nashville, Tennessee 37203.
To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, at our next annual meeting of shareholders to be held in 2027 must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 20, 2027.
Householding
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and other special meeting materials with respect to two or more shareholders sharing the same address by delivering a proxy statement or other special meeting materials addressed to those shareholders. This process, which is commonly referred to as householding, potentially provides extra convenience for shareholders and cost savings for companies. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards.
If you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy statement and, if applicable, other proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder at a shared address to which a single copy of the proxy materials was delivered. If you hold stock as a record shareholder and prefer to receive separate copies of our proxy materials either now or in the future, please contact us at 1600 West End Avenue, Suite 1300, Nashville, Tennessee 37203, Attn: Corporate Secretary, or by telephone at (615) 255-0068. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of our proxy materials either now or in the future, please contact your brokerage firm or bank.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the website maintained by the SEC at www.sec.gov. The reports and other information that we file with the SEC are also available in the Investor Relations section of our corporate website at https://www.cumberlandpharma.com/. The information located on, or hyperlinked or otherwise connected to, our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other files that we make with the SEC.
You may request a copy of our reports and other documents filed with the SEC at no cost upon written request to Cumberland Pharmaceuticals Inc., 1600 West End Avenue, Suite 1300, Nashville, TN 37203, Attention: Secretary of the Corporation.
If you have questions about the special meeting or the Transaction, need additional copies of this document, have questions about the process for voting or need a replacement proxy card, you should contact:
Sodali & Co
430 Park Ave, 14th Floor
New York, NY 10022
Phone: (203) 658-9400
Email: CPIZ@info.sodali.com
Shareholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in this proxy statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this proxy statement. This proxy statement is dated [ ], 2026. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, the Company will, where relevant and if required by applicable law, update such information through a supplement to this proxy statement.
We have not authorized anyone to give you any information or to make any representation about the proposed Transaction or the Company that is different from or adds to the information contained in this proxy statement. Therefore, if anyone does give you any different or additional information, you should not rely on it.

MISCELLANEOUS AND OTHER MATTERS
We know of no other matters to be submitted to the special meeting. If any other matters properly come before the special meeting, it is the intention of the person named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.
Dated: [           ], 2026

Annex A
Execution Version
ASSET PURCHASE AGREEMENT
by and among
CUMBERLAND PHARMACEUTICALS INC.,
NUVO PHARMACEUTICALS (IRELAND) DAC,
and
APOTEX INC.
Dated as of April 22, 2026

A-i

A-ii

Exhibits
Exhibit A	—	Bill of Sale and Assignment and Assumption Agreement
Exhibit B	—	IP Assignment Agreement
Exhibit C	—	Form of Stockholder Support Agreement
Exhibit D	—	Transition Services Agreement
Disclosure Schedules
Section 5.4	—	No Violation; Consents
Section 5.5(b)	—	Title to Acquired Assets
Section 5.7(b)	—	Regulatory Matters, Compliance with Law
Section 5.8(a)	—	Material Contracts
Section 5.9(a)	—	Business IP
Section 5.9(c)	—	IP Claims and Disputes
Section 5.11	—	Ordinary Course of Business Exceptions
Section 5.13(a)	—	Material Customer
Section 5.13(b)	—	Material Suppliers

A-iii

Section 5.14	—	Transactions with Affiliates
Section 5.15(b)	—	No Undisclosed Liabilities
Section 5.17(a)	—	Transferred Business Employees
Section 5.17(c)	—	Employment Loss
Section 5.18(a)	—	Employee Benefit Plans
Section 7.5	—	Conduct of Business Prior to the Closing
Section 7.5(t)	—	RedHill Biopharma / Talicia Holdings Arrangements
Section 7.7(a)	—	Designated Employees
Section 7.19	—	Vibativ Award Milestone
Section 8.1(f)	—	Conditions to Obligations of Apotex — Material Contracts
Section 8.2(d)	—	Governmental Approvals
Annexes
Annex 2.1	—	Acquired Assets
Annex 2.1(A)	—	Description of Products
Annex 2.1(B)	—	Inventory
Annex 2.1(C)	—	Additional Intellectual Property
Annex 2.2	—	Assumed Liabilities
Annex 2.3	—	Excluded Liabilities

A-iv

ASSET PURCHASE AGREEMENT
This ASSET PURCHASE AGREEMENT (this “Agreement”) is effective as of the 22nd day of April, 2026 (the “Effective Date”), by and among Nuvo Pharmaceuticals (Ireland) DAC, an Ireland designated activity company (“Apotex”), solely for the purpose of Section 11.20 (and any provision of Article I or Article XI to give effect thereto), Apotex Inc., a corporation incorporated under the laws of the Province of Ontario (“Buyer Guarantor”), and Cumberland Pharmaceuticals Inc., a corporation organized under the laws of Tennessee, and having a principal place of business at 1600 West End Ave., Suite 1300, Nashville, TN 37203-7003 USA (“Cumberland”). Apotex and Cumberland are referred to hereinafter individually as a “Party” and together as the “Parties.” Capitalized terms used herein shall be as defined in this Agreement.
RECITALS
WHEREAS, Apotex wishes to acquire (or cause certain of its Affiliates to acquire) and Cumberland wishes to sell, certain assets (including the Transferred Equity Interests) of Cumberland and its Affiliates related to certain pharmaceutical products, and Apotex is willing to assume certain liabilities related thereto, in each case, upon the terms and subject to the conditions set forth herein;
WHEREAS, the board of directors of Cumberland (the “Board”) has unanimously (i) approved and declared advisable and in the best interests of Cumberland and its Stockholders the entry into this Agreement and the consummation of the transactions contemplated hereby, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the TBCA, and (ii) recommended that the Stockholders vote for the adoption of a resolution approving of the sale of substantially all of Cumberland’s assets pursuant to, and on the terms and conditions set forth in, this Agreement; and
WHEREAS, on the date hereof, in order to induce Apotex to enter into this Agreement, simultaneously with the execution of this Agreement, Cumberland has delivered to Apotex fully executed Voting and Support Agreements in the form attached hereto as Exhibit C (each, a “Stockholder Support Agreement”) from certain of the Stockholders.
NOW, THEREFORE, in consideration of the foregoing recitals, mutual agreements, representations and warranties, covenants and closing conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1   Definitions.   As used in this Agreement, the following terms shall have the meanings ascribed to them below:
(a)   “AAA” shall have the meaning set forth in Section 11.13(a).
(b)   “Acceptable Confidentiality Agreement” means an executed confidentiality agreement that is either (i) in effect as of the execution and delivery of this Agreement, as amended (if applicable) after the date hereof, or (ii) executed and delivered after the date hereof, in each case, with terms at least as restrictive in all material respects on such Person as the Confidentiality Agreement’s terms are (it being understood that such confidentiality agreement need not prohibit the making or amending of an Acquisition Proposal by such Person or contain any “standstill” provisions) and that does not contain provisions (a) that prohibit Cumberland (or any other Person) from providing information to Apotex or its Representatives as required pursuant to Section 7.10 or (b) that otherwise prohibits Cumberland from complying with this Agreement, including Section 7.10.
(c)   “Accounting Firm” shall have the meaning assigned in Section 3.3 of this Agreement.
(d)   “Acquired Assets” shall mean the assets and other rights identified or described on Annex 2.1, Annex 2.1(A) and Annex 2.1(B) attached hereto.
(e)    “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Apotex) to engage in an Acquisition Transaction.

(f)   “Acquisition Transaction” shall have the meaning assigned in Section 7.10 of this Agreement.
(g)   “Action” shall have the meaning set forth in Section 5.6.
(h)   “Affiliate” means, with respect to any Person (as defined herein), any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such first Person. A Person will be deemed to “Control” another Person if such first Person has (i) direct or indirect ownership of more than fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of such other Person, or (ii) the power, directly or indirectly, to direct or cause the direction of the policies and management of the other Person, whether by the ownership of stock, by contract, or otherwise. Notwithstanding the foregoing, for the purposes of this Agreement, the term “Affiliate” when used with respect to Apotex shall not include, and no provision of this Agreement shall be applicable to, (x) SK Capital Partners, LP or any of its direct or indirect subsidiaries (collectively, “SK Capital Partners”), (y) investment funds or managed accounts advised by SK Capital Partners or (z) portfolio companies owned by such investment funds or managed accounts (other than Apotex Inc. and its controlled Affiliates).
(i)   “Agreement” shall have the meaning assigned in the preamble of this Agreement.
(j)   “Allocation” shall have the meaning assigned in Section 3.3 of this Agreement.
(k)   “Ancillary IP Rights” means, with respect to any Intellectual Property, (i) any and all claims and causes of action with respect thereto, whether accruing before, on or after Closing, and the right to seek and recover damages for the past, present or future infringement, misappropriation, dilution, or other violation thereof, (ii) all rights to proceeds, income, revenues and royalties with respect thereto, whether accruing before, on or after Closing, (iii) the goodwill of the Business appurtenant thereto, and (iv) all tangible embodiments thereof.
(l)   “Anti-Corruption Laws” means all Laws relating to the prevention of corruption, money laundering, and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended.
(m)   “Apotex” shall have the meaning assigned in the preamble of this Agreement.
(n)   “Apotex Fundamental Representations” means the representations and warranties made in Section 6.1 (Apotex’s Organization; Good Standing), Section 6.2 (Authority; Execution and Delivery) and Section 6.5 (No Brokers).
(o)   “Applicable Rate” means a rate per annum equal to the rate of interest published by the Wall Street Journal as the “prime rate” at large U.S. money center banks on such date.
(p)   “Arbitrable Dispute” shall have the meaning set forth in Section 11.13(a).
(q)   “Arbitrator” shall have the meaning set forth in Section 11.13(c).
(r)   “Assumed Liability(ies)” shall mean the liabilities and obligations set forth or described on Annex 2.2.
(s)   “Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), any employment, severance, retention, change of control, bonus, incentive, equity or equity-based compensation, deferred compensation, pension, profit sharing, retirement, health, welfare, fringe benefit, disability, life insurance, vacation, paid time off or other employee benefit plan, program, policy, agreement, contract or arrangement.
(t)   “Bill of Sale and Assignment and Assumption Agreement” means the Bill of Sale and Assignment and Assumption Agreement, in the form attached hereto as Exhibit A.
(u)   “Board” shall have the meaning set forth in the recitals of this Agreement.
(v)   “Board Recommendation” has the meaning set forth in Section 5.2 hereto.
(w)   “Business” means the business of researching, developing, obtaining and maintaining regulatory approval for, manufacturing, selling, licensing, marketing, promoting, commercializing, distributing, exporting, importing or offering the Products.

(x)   “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by Law to be closed in the cities of New York, New York (United States), Dublin (Ireland) or Toronto, Ontario (Canada).
(y)   “Business Employee” shall have the meaning set forth in Section 5.17(a).
(z)   “Buyer Guarantor” has the meaning set forth in the preamble.
(aa)   “Closing” shall have the meaning set forth in Section 4.1.
(bb)   “Closing Date” shall have the meaning set forth in Section 4.1.
(cc)   “CMS” shall have the meaning set forth in Section 7.8.
(dd)   “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.
(ee)   “Company Stock” means common stock, no par value, and preferred stock, no par value, of Cumberland.
(ff)   “Confidential Information” shall have the meaning set forth in Section 11.3(a).
(gg)   “Confidentiality Agreement” means that certain Mutual Confidentiality Agreement, entered into as of September 12, 2025, by and between Buyer Guarantor and Cumberland.
(hh)   “Contract” means any legally binding contract, agreement, instrument, license, lease or understanding of any kind to which a Person is a party or by which a Person or its assets is bound, whether oral or written, together with amendments, supplements and other modifications thereto.
(ii)   “Control” shall have the meaning set forth in Section 1.1.
(jj)   “Controlling Party” shall have the meaning set forth in Section 9.5(b).
(kk)    “Conveyance Taxes” means all sales, use, value added, transfer, stamp, stock transfer, documentary, registration (including motor vehicle registration), recording and similar transfer Taxes (including any penalties and interest added thereto) imposed by a Governmental Authority in connection with the Transactions; provided that Conveyance Taxes shall exclude any Taxes imposed in whole or in part on net income or gains.
(ll)   “Cumberland” shall have the meaning set forth in the preamble of this Agreement.
(mm)   “Cumberland Fundamental Representations” means the representations and warranties of Cumberland set forth in Section 5.1 (Organization; Good Standing), Section 5.2 (Board Approval), Section 5.3 (Authority; Execution and Delivery), Section 5.4 (other than with respect to clause (b) thereof) (No Violation; Consents), Section 5.5(a) (Title to Acquired Assets), Section 5.12 (No Brokers), and Section 5.14 (Transactions with Affiliates).
(nn)   “Cumberland Sufficiency Representations” means the representations and warranties of Cumberland set forth in Section 5.5(b) and Section 5.9.
(oo)   “Cumberland’s Knowledge” means the actual knowledge, after reasonable inquiry, of A. J. Kazimi and Adam Mostafa.
(pp)   “Cumberland SEC Documents” means each publicly available report, schedule, form, statement, prospectus, registration or other document filed with or furnished to the SEC by Cumberland during the period beginning on January 1, 2025 and ending as of the date hereof.
(qq)   “Cumberland Systems” means computer systems, including software, computer hardware (whether general or special purpose), electronic data processing, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, and computer systems, including any outsourced systems and processes that are related to the Business and used, owned, leased, licensed to, or relied on by Cumberland or any of its Affiliates.
(rr)   “Cumberland Work Product” has the meaning set forth on Annex 2.1.

(ss)   “Data Protection Law” means all applicable Laws relating to (i) the collection, use, storage, disclosure and other processing (“Processing”) of Personal Data by the Business in the ordinary course of its operations, (ii) data privacy or data protection, (iii) cybersecurity to the extent relating to Personal Data, or (iv) the privacy of electronic communications, in each case to the extent applicable to the Business or Cumberland or any of its Affiliates in connection with the operation of the Business.
(tt)   “Data Privacy Requirements” means, collectively, to the extent applicable to the Business (or Cumberland and its Affiliates in connection with the operation of the Business) and with respect to Personal Data or other confidential information of the Business, the following: (i) Cumberland’s and its Affiliates’ data privacy, information security, and cybersecurity policies and procedures; (ii) all applicable Data Protection Laws; and (iii) binding contractual obligations relating to data privacy or information security to which Cumberland or any Affiliate is a party.
(uu)   “Data Room” means the electronic data room entitled “Cumberland Pharmaceuticals, Inc. —Business Matters,” hosted by Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
(vv)   “De Minimis Threshold” has the meaning set forth in Section 9.4(e).
(ww)   “Deductible” has the meaning set forth in Section 9.4(e).
(xx)   “Designated Employee” shall have the meaning set forth in Section 7.7(a).
(yy)   “Disclosure Schedule” means the disclosure schedules delivered to Apotex by Cumberland simultaneously with the execution and delivery of this Agreement.
(zz)   “Effective Date” shall have the meaning set forth in the preamble of this Agreement.
(aaa)   “Encumbrance” means any mortgage, charge, lien (statutory or otherwise), license, claim, option, right of first refusal, first offer or first negotiation, title defect, priority, security interest, option, warrant, right, contract, commitment, demand, proxy, voting agreement, restriction on transfer, easement, right of way, pledge or encumbrance of any kind or character whatsoever.
(bbb)   “Enforceability Exceptions” means any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity.
(ccc)   “Exchange Act” shall mean the Securities Exchange Act of 1934.
(ddd)   “Ex-Im Laws” mean all Laws relating to export, reexport, transfer, and import controls, including the Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection.
(eee)   “Excluded Assets” has the meaning set forth in Section 2.2.
(fff)   “Excluded Liabilities” means the liabilities and obligations set forth or described on Annex 2.3.
(ggg)   “Excluded Taxes” means (i) all Taxes of Cumberland and its Affiliates for any taxable period, including any Taxes imposed on Apotex or its Affiliates as a transferee or successor, by operation of law (including bulk transfer, bulk sales or similar laws) or otherwise, (ii) all Taxes arising out of, relating to, or in respect of, the Acquired Assets for all Pre-Closing Tax Periods, and (iii) all Taxes for which Talicia Holdings or any of its Subsidiaries is liable (including pursuant to Treasury Regulation Section 1.1502-6 or any similar provision of state, local, or non-U.S. Law) as a result of being a member of an affiliated group with Cumberland or its Affiliates.
(hhh)   “Final Determination” shall have the meaning set forth in Section 11.13(d).
(iii)   “Fraud” means, with respect to a Party, the fraud of such Person in making of a representation or warranty in Article V or Article VI of this Agreement or in any other Transaction Document with (a) actual knowledge that such representation is false or that the Person making such representation believes it to be false and (b) the intention to induce the other Person to whom such representation is made to enter into this Agreement or the Transactions or otherwise act or refrain from acting in reliance upon it. For the avoidance of doubt, “Fraud” does not include, and no claim may be made by any Person in relation to this Agreement or the Transactions for, constructive fraud, negligent or reckless misrepresentation, or equitable fraud.
(jjj)   “General Cap” has the meaning set forth in Section 9.4(a).
(kkk)   “Governmental Authority(ies)” means any federal, national, state, provincial or local governmental authority, public or private arbitrator or arbitral body or agency, including any which regulates the research, development, regulatory approvals, manufacture, sale, licensure, marketing, promotion, commercialization, distribution, exportation, importation or offering of pharmaceutical products.
(lll)   “Guaranteed Obligations” has the meaning set forth in Section 11.20.
(mmm)   “INDs” means any investigational new drug applications (whether active, inactive, or withdrawn) associated with the Products.
(nnn)   “Indemnified Party” shall have the meaning set forth in Section 9.5(a).
(ooo)   “Indemnifying Party” shall have the meaning set forth in Section 9.5(a).
(ppp)   “Intellectual Property” means all of the following and all rights therein and thereto: (i) inventions (whether or not patentable), all rights to inventions, patents, patent applications, petty patents, and issued patents, in each case, together with all reissues, reexaminations, divisionals, continuations, continuations-in-part, revalidations, substitutions, renewals, revalidations, supplementary protection certificates, and extensions of any of the foregoing, and patents or patent applications whether domestic or foreign claiming priority to any of the foregoing and any patent applications or patents that claim priority to a patent application or patent arising from any of the foregoing, including the right to claim priority to any of the foregoing (this clause (i), the “Patents”); (ii) designs, design applications and design registrations, trademarks, trade mark applications, trade mark registrations, trade names, trade dresses, service marks, logos, product names, brand names, slogans and other designations of origin (whether registered or unregistered), and any trademark applications and registrations claiming priority thereto and any trademark registrations granted therefrom, including all goodwill associated with the use of and symbolized by any of the foregoing and the goodwill of the Business (this clause (ii), the “Trademarks”); (iii) copyright, copyright applications and copyright registrations, and works of authorship (whether or not copyrightable), including the entire copyright and all other rights in the nature of copyright in any Trademarks; (iv) Internet domain names and social media accounts and handles; (v) Know-How; and (vi) registrations, applications for registrations and renewals in connection with any of the foregoing clauses (i) – (vi).
(qqq)   “Inventory” means all inventory owned by Cumberland or any of its Affiliates and used (or held for use) in the Business, including the Products and active pharmaceutical ingredients, spare parts, raw materials, containers, packaging and packaging supplies and work-in-process.
(rrr)   “IP Assignment Agreement” means the IP Assignment Agreement, in the form attached hereto as Exhibit B.
(sss)   “IP Rights” means all Intellectual Property and Ancillary IP Rights included in the Acquired Assets.
(ttt)   “Know-How” means all technology, trade secrets, technical, scientific and other data, manufacturing information, pre-clinical and clinical data and sales data.
(uuu)   “Law” means any laws, statutes, ordinances, rules, regulations, judgments, injunctions, orders and decrees of applicable Governmental Authorities.
(vvv)   “Liability” means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated, unliquidated or otherwise, and whether due or to become due, and regardless of when or by whom asserted).
(www)   “Loss” or “Losses” means any actual losses, damages, Liabilities, costs, or expenses.
(xxx)   “Material Adverse Effect” means a material and adverse effect, change, occurrence, development or circumstance (i) upon the Business or the Acquired Assets or (ii) upon the ability of Cumberland to execute or deliver this Agreement, to perform any of its obligations under this Agreement or to consummate any of the Transactions; provided, however, that any effect, change, occurrence, development or circumstance arising or resulting from: (A) conditions generally affecting the general national, international or regional economy or generally affecting the industry or industries generally in which Cumberland operates; (B) national or international political or social conditions, including terrorism or the engagement by the United States in hostilities or acts of war; (C) any natural disaster or extreme weather conditions; (D) any epidemic, pandemic or disease outbreak; (E) any changes in applicable Law or U.S. GAAP, or accounting principles, practices or policies, in each case after the date hereof, that Cumberland is required to adopt, or the enforcement or interpretation thereof; (F) the announcement of the Transactions contemplated by this Agreement or any other Transaction Document; (G) actions taken or omitted following the date hereof at the written request or with the written consent of Apotex or (H) any failure to meet internal or published projections, estimates or forecasts of revenues, earnings, or other measures of financial or operating performance for any period (provided, that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded), shall not be taken into account in determining whether a “Material Adverse Effect” has occurred, or would reasonably be expected to occur, with respect to Cumberland, except, in the case of clauses (A), (B), (C), (D) and (E), to the extent such matters had, or would reasonably be expected to have, a disproportionate adverse impact on Cumberland or the Business relative to other participants in the industries in which Cumberland or the Business operates.
(yyy)   “Material Contracts” shall have the meaning set forth in Section 5.8(a).
(zzz)   “Material Customers” shall have the meaning set forth in Section 5.13(a).
(aaaa)   “Material Suppliers” shall have the meaning set forth in Section 5.13(b).
(bbbb)   “NDC” shall have the meaning set forth in Section 7.1(c).
(cccc)   “Non-Controlling Party” shall have the meaning set forth in Section 9.5(b).
(dddd)   “Notice of Arbitration” shall have the meaning set forth in Section 11.13.
(eeee)   “Offer Employee” shall have the meaning set forth in Section 7.7(a).
(ffff)   “Order” means any order, writ, judgment, award, injunction or decree of any Governmental Authority.
(gggg)   “Outside Date” shall have the meaning set forth in Section 10.1(c).
(hhhh)   “Party/Parties” shall have the meaning set forth in the preamble of this Agreement.
(iiii)   “Permitted Encumbrances” means (i) Encumbrances for Taxes not yet due and payable or that Cumberland is contesting in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established on Cumberland’s financial statements in accordance with GAAP; (ii) statutory landlord’s, mechanic’s, carrier’s, workmen’s, repairmen’s or other similar liens arising or incurred in the ordinary course of business for amounts which are not due and payable as of the date hereof or that Cumberland is contesting in good faith by appropriate proceedings and, in each case, as to which adequate reserves have been established on Cumberland’s financial statements in accordance with GAAP; and (iii) non-exclusive licenses of IP Rights granted by Cumberland to customers in the ordinary course of business.
(jjjj)   “Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, business association, organization, Governmental Authority or other entity.
(kkkk)   “Personal Data” means any data or information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked with, directly or indirectly, alone or in combination with other information, an identified or identifiable natural person, device or household, and any other information that is defined as “personal data,” “personally identifiable information,” “personal health information,” or “personal information” under any applicable Data Protection Law.
(llll)   “Personnel Records” means the personnel records (including all human resources and other records) of the Transferred Business Employees.

(mmmm)   “Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion through the end of the Closing Date of any Straddle Period.
(nnnn)   “Prevailing Central Time” means, with respect to any particular time in question, Central Standard Time or Central Daylight Time in effect at such time.
(oooo)   “Product Records” means the books, data documents, records, and files required or primarily related to the Acquired Assets, including any (i) vendor lists of the Business, (ii) customer lists of the Business, (iii) a list of the distributors for the Products, (iv) pricing lists for the Products, (v) testing and clinical data, market research reports, marketing plans and other marketing-related information and materials of the Products, (vi) quality control, vigilance and regulatory records of the Products, (vii) copies and tangible embodiments of all IP Rights and all rights to INDs, in whatever form or medium, (viii) Tax Returns and associated work papers with respect to the Business and Acquired Assets, and (ix) other business records, to the extent such other business records are required to be transferred under applicable Law in connection with the Transactions.
(pppp)   “Products” means (i) those certain pharmaceutical products with Regulatory Approvals or Regulatory Registrations identified on Annex 2.1(A), (ii) any analogs, tautomers, radioisomers, enantiomers, enantiomeric mixtures, salt forms, anhydrides, hydrates, polymorphs, metabolites, or ester forms of the products identified on Annex 2.1(A), and (iii) any dosage forms, substance, formulation, co-formulation, or compounded versions of any of the foregoing in clauses (i) – (ii); provided that the Parties acknowledge and agree that, other than as set forth in the Material Contracts, Cumberland does not directly own any rights or interests in and to the “Talicia” product (as identified on Annex 2.1(A)) and that the only rights and interests in and to Talicia that shall transfer to Apotex pursuant to this Agreement are such rights and interests set forth in the Transferred Contracts.
(qqqq)   “Purchase Price” shall have the meaning set forth in Section 3.1.
(rrrr)   “Regulatory Approval” means any authorizations for research, development, obtaining and maintaining regulatory approvals for, manufacture, sale, licensure, marketing, promotion, commercialization, distribution, exportation, importation, distribution or otherwise offering of the Products that are part of the Acquired Assets in the name of Cumberland.
(ssss)   “Regulatory Registrations” means the INDs, new drug applications and abbreviated new drug applications and all subsequent supplements approved by the U.S. Food and Drug Administration (“FDA”), and similar licenses, registrations, authorizations, permits, certifications, franchises, variances, exemptions, orders, approvals, amendments and renewals of the Products (including marketing authorizations and labeling approvals) issued by any Governmental Authority of any country and held or pending (including any applications) as of the Closing Date by Cumberland or any of its Affiliates with respect to the Business or third-party distributors (under rights of reservation of Cumberland or such Affiliates) that are required for the Business in any country. “Regulatory Registrations” include “Regulatory Approvals.”
(tttt)   “Representative” means, with respect to a particular Person, any director, officer, manager, shareholder, member, partner, owner, principal, employee, advisor, representative, consultant, counsel, accountant, investment banker or agent of such Person.
(uuuu)   “Requisite Stockholder Approval” shall have the meaning set forth in Section 5.3.
(vvvv)   “Sanctioned Country” means any country or region or government that is, or has been since April 24, 2019, the subject or target of a comprehensive embargo under Trade Controls (including Cuba, Iran, North Korea, the Crimea region of Ukraine, the so-called “Donetsk People’s Republic,” and the so-called “Luhansk People’s Republic”).
(wwww)   “Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Trade Controls including: (i) any Person listed on any U.S. or non-U.S. sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons, or any other OFAC, U.S. Department of Commerce Bureau of Industry and Security, or U.S. Department of State sanctions- or export-related restricted party list; (ii) any Person located, organized, or ordinarily resident in a Sanctioned Country; (iii) any

Person that is, in the aggregate, fifty percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clauses (i) – (ii); or (iv) any national of a Sanctioned Country with whom U.S. persons are prohibited from dealing.
(xxxx)   “Sanctions” means all Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC or the U.S. Department of State) and the United Nations Security Council.
(yyyy)   “SEC” shall have the meaning set forth in Section 7.11(a).
(zzzz)   “Security Incident” means a (i) breach of security, unauthorized intrusion or unauthorized Processing of data, successful phishing incident, or ransomware or malware attack, or (ii) cyber or security incident with respect to any trade secrets or other confidential information or Personal Data.
(aaaaa)   “Securities Act” means the Securities Act of 1933, as amended from time to time, and all rules and regulations promulgated thereunder, or any similar federal Law then in force.
(bbbbb)   “Stockholder” means each holder of Company Stock as of any applicable time of determination.
(ccccc)   “Stockholder Meeting” means a meeting of the Stockholders (as promptly as reasonably practicable following the mailing of the Proxy Statement to the Stockholders) for the purpose of obtaining the Requisite Stockholder Approval.
(ddddd)   “Stockholder Support Agreement” shall have the meaning set forth in the recitals of this Agreement.
(eeeee)   “Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.
(fffff)   “Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests (a) having voting power to elect a majority of the board of directors or other persons performing similar functions or (b) representing more than fifty percent of such securities or ownership interests are at the time directly or indirectly owned by such Person.
(ggggg)   “Superior Proposal” means any bona fide unsolicited written Acquisition Proposal for an Acquisition Transaction on terms that the Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) (i) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing) and the identity of the Person making the proposal and any other aspects of the Acquisition Proposal that the Board deems relevant (including the likelihood of consummation) and (ii), if consummated, would be more favorable from a financial point of view to Cumberland or the Stockholders than the Transactions (taking into account any revisions to this Agreement made or proposed in writing by Apotex in accordance with Section 7.10 prior to the time of such determination).
(hhhhh)   “Talicia Holdings” means Talicia Holdings, Inc., a Delaware corporation.
(iiiii)   “Tax” means any foreign, federal, state or local income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, real property, personal property, escheat, abandoned or unclaimed property, capital stock, social security, unemployment, disability, payroll, license, or employee or other withholding tax, or other tax, levy, duty (including customs duties), tariff, assessment, impost or other governmental charge, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing, however denominated, in the nature of a tax, whether disputed or not.
(jjjjj)   “Tax Return” means any return, statement, schedule, declaration, report, claim for refund, information return or other document (including any related or supporting schedule, statement or information and including any amendment thereof) filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Tax of any party.

(kkkkk)   “Taxing Authority” means any Governmental Authority responsible for the determination, assessment, collection or imposition of any Tax.
(lllll)   “TBCA” means the Tennessee Business Corporation Act, as set forth in Title 48, Chapters 11 through 27 of the Tennessee Code Annotated, as the same may be amended, supplemented, or restated from time to time.
(mmmmm)   “Territory” means the fifty (50) states of the United States of America and its territories, commonwealths, possessions and associated states, including the District of Columbia, the Commonwealth of Puerto Rico, Armenia, Australia, Azerbaijan, Belarus, China, Georgia, Hong Kong, Jordan, Kazakhstan, Kyrgyzstan, Macau, Malaysia, Mexico, Moldova, New Zealand, Philippines, Russian Federation, Saudi Arabia, Singapore, Taiwan, Tajikistan, Thailand, Turkmenistan, Ukraine, Uzbekistan, Vietnam and shall include, solely with respect to shipments of Products to the U.S. Department of Defense, any specific remote ship-to location in the world to which such customer may require that Products be shipped, only if such sales are billed to a location within the United States.
(nnnnn)   “Third Party” means any Person other than Apotex, Buyer Guarantor, Cumberland, or their respective Affiliates.
(ooooo)   “Third Party Claim” shall have the meaning set forth in Section 9.5(a).
(ppppp)   “Transaction Documents” means this Agreement, the Bill of Sale and Assignment and Assumption Agreement, the IP Assignment Agreement, the Stockholder Support Agreements, the Transition Services Agreement, the Confidentiality Agreement and each of the other agreements, documents, certificates or instruments executed and delivered in connection with this Agreement, including any amendments thereto.
(qqqqq)   “Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.
(rrrrr)   “Transferred Business Employee” means any Business Employee who commences employment with Apotex or its Affiliates.
(sssss)   “Transferred Contract(s)” means all Contracts exclusively or primarily related to the Business, including the Material Contracts required to be set forth on Section 5.8(a) of the Disclosure Schedules.
(ttttt)   “Transferred Equity Interests” means all issued and outstanding common stock of, and any rights convertible into or exercisable for any common stock of or other equity interests in, Talicia Holdings held by Cumberland and its Affiliates as of immediately prior to the Closing.
(uuuuu)   “Transition Services Agreement” means the Transition Services Agreement substantially in the form attached hereto as Exhibit D.
(vvvvv)   “Vibativ Milestone Payment Amount” has the meaning set forth in Section 7.19 of the Disclosure Schedules.
Section 1.2   Interpretation.
(a)   When used in this Agreement, the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation” and, unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive.
(b)   Any terms defined in the singular shall have a comparable meaning when used in the plural, and vice-versa.
(c)   This Agreement shall be deemed drafted jointly by Apotex and Cumberland and shall not be specifically construed against either Party based on any claim that such Party or its counsel drafted this Agreement.
(d)   The headings and captions used in this Agreement, in any Schedule or Exhibit hereto, in the table of contents or in any index hereto are for convenience of reference only and do not constitute a part of this

Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement or any Schedule or Exhibit hereto.
(e)   Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement.
(f)   Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.
(g)   Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such terms.
(h)   All references to materials being “made available” by Cumberland means documents posted and accessible to Apotex and its advisors in the Data Room no less than two (2) Business Days prior to the date of this Agreement and remain so posted and accessible continuously through the Closing and three (3) Business Days thereafter.
Section 1.3   Currency.   All currency amounts referred to in this Agreement are in United States Dollars (“USD”) unless otherwise specified.
ARTICLE II
SALE AND PURCHASE OF ACQUIRED ASSETS
Section 2.1   Sale and Purchase of Acquired Assets.   Upon the terms and subject to the conditions of this Agreement, at the Closing, Cumberland shall sell, assign, transfer, convey and deliver (or, where relevant, shall cause and procure its Affiliates the same) to Apotex (or its designated Affiliates), and Apotex (or its designated Affiliates) shall purchase, acquire and accept, all right, title and interest of Cumberland and its Affiliates in, to and under the Acquired Assets, in each case, free and clear of all Encumbrances (other than Permitted Encumbrances).
Section 2.2   Excluded Assets.   Apotex and its Affiliates are not purchasing or acquiring, and the Acquired Assets will not include, any assets of any kind, nature, character or description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued contingent, fixed or otherwise, and wherever situated) owned or held by Cumberland or its Affiliates that are not identified or described on Annex 2.1, Annex 2.1(A) and Annex 2.1(B) (the “Excluded Assets”).
Section 2.3   Assumed Liabilities.   Subject to the terms and conditions of this Agreement, at the Closing, Apotex will assume, and thereafter be responsible for and pay, perform or otherwise satisfy and discharge when due, the Assumed Liabilities.
Section 2.4   Excluded Liabilities.   Notwithstanding anything in this Agreement to the contrary, neither Apotex nor any of its Affiliates shall assume or be obligated to pay, perform or otherwise discharge, pursuant to this Agreement or otherwise any Excluded Liability. All Liabilities of every form and nature of Cumberland and its Affiliates, other than Assumed Liabilities, shall be retained by and remain liabilities, obligations, and commitments of Cumberland and its Affiliates, and Cumberland and its Affiliates shall be responsible for and pay, perform, or otherwise satisfy and discharge when due the Excluded Liabilities.
Section 2.5   Designation of Affiliates; Performance Obligations by Affiliates.   To the extent that any of the Acquired Assets are under the control of any of Cumberland’s Affiliates, Cumberland shall direct and cause such Affiliate to promptly take such legal action as may be necessary to consummate the transfer to Apotex of such Acquired Assets under terms and conditions which are consistent with and subject to the terms of this Agreement. Notwithstanding the foregoing, this Section 2.5 shall not be construed to relieve Cumberland from any of its obligations under this Agreement. Cumberland shall cause each of its applicable Affiliates to take or refrain from taking any action, or to fulfill any obligation, applicable to Cumberland under this Agreement.
Section 2.6   Treatment of Contracts that Require Third Party Consents to Transfers.   If and to the extent that the transfer of the Transferred Contracts requires the consent or action of a Third Party, Cumberland and Apotex shall, for a period of twelve (12) months from and after the Closing, use their reasonable efforts to obtain such consent or action as promptly as practicable. For the duration of the term of each such Contract until such consent or action is obtained, Cumberland shall, and shall cause its Affiliates to, provide Apotex (or its designated Affiliate) the rights and benefits under such Transferred Contracts as if the transfer of the respective Transferred Contracts had taken place in accordance with Section 2.1 (e.g., enter into such suitable agreements (such as subcontracts, sublicenses or subleases or similar arrangements) so as to (partially) transfer the benefits and burdens arising out of the Transferred Contracts to Apotex) and, to the extent Cumberland provides such rights and benefits, Apotex shall assume the obligations and burdens thereunder. In these cases, Cumberland will, in respect of the external relationships, remain the party of the Contracts but will, in respect of the internal relationship between Cumberland and Apotex, continue to hold and be responsible for the relevant Transferred Contracts (or the relevant portion thereof) for the account of Apotex and act only in accordance with the directions of Apotex with respect to such Transferred Contract. In particular, (i) any enforcement by Cumberland of any right under the Transferred Contracts (or the relevant portion thereof) shall be for the account of Apotex, (ii) Cumberland shall manage and attend to the relevant Contracts (or the relevant portion thereof) with due care and in accordance with the instructions of Apotex and (iii) Cumberland shall indemnify Apotex and its Affiliates against any cost or liability arising from such Transferred Contract resulting from any breach or alleged breach as a result of the Transactions in accordance with Article IX.
ARTICLE III
PURCHASE PRICE
Section 3.1   Purchase Price.    Subject to the terms and conditions set forth herein, in consideration of the sale, assignment, conveyance, and delivery of the Acquired Assets and assumption of the Assumed Liabilities, Apotex will pay to Cumberland a cash payment of One Hundred Million Dollars (USD $100,000,000) (the “Purchase Price”).
Section 3.2   Manner and Place of Payment.   All payments owed under this Agreement shall be made by wire transfer in United States currency to the banks and accounts designated in writing by Cumberland.
Section 3.3   Allocation of Purchase Price.   The Purchase Price (plus Assumed Liabilities and any other amounts treated as consideration for U.S. federal income Tax purposes) shall be allocated among the Acquired Assets in accordance with Section 1060 of the Code, the Treasury Regulations thereunder (such allocation, the “Allocation”). A draft of the Allocation shall be delivered by Apotex to Cumberland within one hundred and twenty (120) days after the Closing Date, for Cumberland’s review and reasonable comment. Within forty-five (45) days thereafter, Cumberland may dispute Apotex’s draft of the Allocation by delivering written notice of objection with respect to the Allocation, setting forth in reasonable detail any items as to which Cumberland disagrees, the basis for the objections, and Cumberland’s proposed allocation of such items. Cumberland and Apotex shall thereafter work in good faith to resolve any disputes relating to the Allocation within twenty (20) days after Apotex’s receipt of Cumberland’s written notice. If Apotex and Cumberland are able to resolve such dispute within such period, the Allocation shall be adjusted to reflect such resolution. If, following any such negotiations, the Parties are unable to agree on the Allocation, disagreements regarding the Allocation shall be promptly referred to a neutral reputable accounting firm mutually agreed to by Apotex and Cumberland that will be jointly retained and reimbursed equally by Apotex and Cumberland (the “Accounting Firm”) for resolution in accordance with this Section 3.3 and the procedures set forth herein, provided that the Accounting Firm shall act in its capacity as expert and not arbitrator. The Allocation (if any) shall be final and binding on the Parties. Apotex and Cumberland agree not to treat Cumberland as having made any payment to Apotex in exchange for Apotex’s assumption of any liabilities hereunder under the principles of James M. Pierce Corp. v. Commissioner, 326 F.2d (8th Cir. 1964).
Section 3.4   Consistent Treatment.   Apotex and Cumberland shall file all Tax Returns (including Internal Revenue Service Form 8594) consistent with the Allocation. Neither Apotex nor Cumberland shall take any Tax position inconsistent with such Allocation; provided, however, that nothing contained herein shall prevent Apotex or Cumberland from settling any proposed deficiency or adjustment by any Taxing Authority based upon or arising out of the Allocation, and neither Apotex nor Cumberland shall be required to litigate before any court any proposed deficiency or adjustment by any Taxing Authority challenging such Allocation.

Section 3.5   Withholding.
(a)   Apotex and its Affiliates shall be entitled to deduct and withhold any Taxes from any amounts otherwise payable pursuant to this Agreement to the extent required by applicable Law; provided, that if Apotex or its Affiliates believe that any such deduction or withholding of Tax other than any deduction or withholding resulting from Cumberland’s failure to satisfy its obligations under Section 4.2(a)(iii) is required, Apotex or its Affiliates shall use commercially reasonable efforts to (i) provide written notice to Cumberland of its intent to withhold at least five (5) days prior to making such deduction or withholding and (ii) provide Cumberland with a written explanation substantiating the requirement to deduct or withhold. Each Party shall use its commercially reasonable efforts to cooperate with Cumberland to reduce or eliminate the requirement to deduct and withhold Tax to the extent permitted by applicable Law. Such withheld amounts shall be timely remitted to the appropriate Governmental Authority and shall be treated for all purposes of this Agreement as having been paid to Cumberland.
(b)   In the event that Apotex assigns its rights under this Agreement and, solely by reason of such assignment, Apotex is required to deduct or withhold in respect of payments made hereunder to Cumberland under applicable Law, then Section 3.5(a) shall not apply and all payments to Cumberland shall be made in full, without any set-off, counterclaim, deduction or withholding, regardless of any requirement under applicable Law or otherwise.
ARTICLE IV
THE CLOSING
Section 4.1   Closing Date.   The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures at 8:00 a.m., Central Time, on the third (3rd) Business Day following the date on which the conditions set forth in ARTICLE VIII have been satisfied or, to the extent permitted by applicable Law, waived (other than those conditions that by their nature are to be satisfied by action taken at the Closing, but subject to the satisfaction or waiver thereof at the Closing), or at such other date, time or place as Cumberland and Apotex may agree in writing. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”
Section 4.2   Closing Activities.
(a)   At the Closing, Cumberland shall, and shall cause its Affiliates to:
(i)   deliver to Apotex a duly executed counterpart to all Transaction Documents to which Cumberland or any of its Affiliates is a party;
(ii)   deliver to Apotex evidence of the Requisite Stockholder Approval in form and substance reasonably satisfactory to Apotex; and
(iii)   deliver to Apotex a duly completed and validly executed Internal Revenue Service Form W-9.
(b)   At Closing, Apotex shall:
(i)   deliver to Cumberland a duly executed counterpart to all Transaction Documents to which Apotex or any of its Affiliates is a party; and
(ii)   pay or cause to be paid to Cumberland the Purchase Price by wire transfer of immediately available funds to an account designated by Cumberland not less than two Business Days prior to the Closing Date.
Section 4.3   Further Assurances.   At the request and expense of the other Party, each Party shall, within fifteen (15) days of such request, execute and deliver such additional instruments and documents, or initiate other ministerial actions, as may be reasonably necessary to effectuate the transfer of the Acquired Assets and consummate the Transactions as contemplated by this Agreement. Any such instruments or documents shall be in form and substance reasonably agreed by the Parties, customary for the applicable jurisdiction, and solely intended to evidence or give effect to the terms of this Agreement. In the event of any inconsistency between this Agreement and any such instrument or document, this Agreement shall control.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF CUMBERLAND
Cumberland hereby represents and warrants to Apotex that, except as set forth in the Disclosure Schedules or as expressly disclosed in any Cumberland SEC Document (other than any cautionary or forward-looking information contained in the “Risk Factors” or “Forward Looking Statements” of any such Cumberland SEC Documents) to the extent that such disclosure specifically references any of the Products as follows:
Section 5.1   Organization; Good Standing.   Cumberland is a corporation duly organized, validly existing and in good standing under the laws of Tennessee. Cumberland has the requisite corporate power and authority to own, lease and operate the Acquired Assets and carry on the Business as it is currently being conducted. Cumberland is duly qualified to conduct business and is in good standing in every jurisdiction where the Business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not be material to the Business.
Section 5.2   Board Approval.   The Board has unanimously (i) determined that this Agreement, the sale of the Acquired Assets and the transactions contemplated hereby are fair to and in the best interest of Cumberland and its Stockholders and declared it advisable to enter into this Agreement with Apotex and Buyer Guarantor, and (ii) adopted resolutions approving this Agreement, the sale of the Acquired Assets and the consummation of the other transactions contemplated hereby and recommending to the Stockholders to vote for the adoption of a resolution approving the sale of substantially all of Cumberland’s assets pursuant to, and on the terms and conditions set forth in, this Agreement at a meeting duly called and held (such recommendation by the Board, the “Board Recommendation”) pursuant to the TBCA.
Section 5.3   Authority; Execution and Delivery.   Cumberland has the requisite corporate power and authority to enter into this Agreement. Except for the affirmative vote (in person or by proxy) of the Stockholders holding a majority of all of the shares of Company Stock then outstanding (at the Stockholder Meeting) in favor of the Transactions (the “Requisite Stockholder Approval”), no vote of the holders of Company Stock or the equity interest of any Affiliates of Cumberland is necessary pursuant to applicable Law, their respective organizational documents, the applicable rules of any stock exchange, or otherwise to approve this Agreement and the other Transaction Documents to which they are or will be a party and the Transactions. The execution and delivery of this Agreement, the other Transaction Documents and the consummation of the Transactions have been and, assuming the receipt of the Requisite Stockholder Approval, will be prior to the Closing duly and validly authorized and no additional corporate or shareholder authorization or consent is required in connection with the execution, delivery and performance by Cumberland and its Affiliates of this Agreement and the other Transaction Documents. This Agreement and the other Transaction Documents have been duly executed and delivered by Cumberland and, assuming the due authorization, execution and delivery of this Agreement and the transaction documents by Apotex, will constitute legal, valid and binding obligations of Cumberland, enforceable against it in accordance with their terms, subject to the Enforceability Exceptions.
Section 5.4   No Violation; Consents.   Except as set forth in Section 5.4 of the Disclosure Schedules, the execution, delivery and performance of obligations under this Agreement and the consummation of the Transactions do not and will not: (i) materially violate any Law applicable to Cumberland or the Acquired Assets; (ii) conflict with, result in the breach of, constitute a default under or result in the termination, cancellation or acceleration (whether after the giving of notice of the lapse of time or both) of any right or obligation of Cumberland under any contract to which it is a party or to which its assets or liabilities are subject, or result in the creation or imposition of any encumbrance upon any Acquired Asset, or result in the cancellation, modification, revocation or suspension of any authorization from any Governmental Authority in respect of the Acquired Assets, or the creation of any Encumbrance (other than Permitted Encumbrances thereon); (iii) require any approval, authorization, consent, license, exemption, filing or registration with any Person, other than required notices to the FDA with respect to ownership of and legal responsibility for the Regulatory Registration and Regulatory Approval of each Product and for the INDs, and to ClinicalTrials.gov for transfer of any clinical trials to Apotex; or (iv) conflict with or violate in any material respect any provisions of the organizational documents of Cumberland, except with respect to the foregoing clauses (ii) and (iii), for such breaches, violations, conflicts, defaults, terminations, accelerations, which would not be material to the Business or the Transactions.

Section 5.5   Title to Acquired Assets.
(a)   Each of Cumberland and its Affiliates, as applicable, owns and has the right to transfer (and upon the Closing, Apotex will exclusively own) all right, title and interest in and to all of the Acquired Assets and has good, valid, enforceable and marketable title in and to all Acquired Assets, free and clear of any Encumbrances, other than Permitted Encumbrances, and, at the Closing, shall convey to Apotex (or one of its designated Affiliates) each of the Acquired Assets free and clear of any Encumbrances, other than Permitted Encumbrances. Except as expressly identified as an Assumed Liability, Cumberland has not granted rights to any of the Acquired Assets to any Third Party.
(b)   The Acquired Assets are sufficient for the continued conduct of, and constitute all of the material assets and properties used by Cumberland and its Affiliates in the operation of, the Business as conducted by it during the twelve (12) months prior to the Closing. On the Closing Date, except (i) as set forth on Section 5.5(b) of the Disclosure Schedules and (ii) taking into account any services to be provided by any Offer Employees or pursuant to the Transition Services Agreement, Apotex will own or have the right to use (including by means of ownership of rights pursuant to licenses or other contracts), all of the material assets, properties, and rights that are used in the Business as it is presently conducted by Cumberland.
Section 5.6   Litigation.   There is, and during the past three (3) years there has been, no claim, action, suit, charge, complaint, audit, inquiry, proceeding, investigation, hearing, arbitration, judgment, decree, infringement action, injunction, rule or order (“Action”) pending or in progress, threatened in writing or, to Cumberland’s Knowledge, threatened orally, whether relating to the Business (including by or against any Business Employee), the Acquired Assets or the Assumed Liabilities. There are, and during the past three (3) years there have been, no material orders, unsatisfied judgments, stipulations, injunctions, decrees, or awards, whether relating to the Business (including by or against any Business Employee) Acquired Assets or the Assumed Liabilities.
Section 5.7   Regulatory Matters; Compliance with Law.
(a)   Solely with respect to the Acquired Assets, Cumberland possesses, and at all times during the past three (3) years has possessed, all material registrations, permits, licenses, certificates, accreditations, Regulatory Approvals and Regulatory Registrations of the Products in the United States and, to the Knowledge of Cumberland, any applicable jurisdiction outside of the United States for which Cumberland owns and manages the Products as such activities were conducted by Cumberland as of immediately prior to the Closing and Cumberland has not received notice of noncompliance with respect thereto from any Governmental Authority. Cumberland has complied with and is in compliance in all material respects with all Laws applicable to the research, development, obtaining and maintaining regulatory approvals for, manufacture, sale, licensure, marketing, promotion, commercialization, distribution, exportation, importation of the Acquired Assets as such activities were conducted by Cumberland as of immediately prior to the Closing. Other than the Regulatory Registrations and Regulatory Approvals for the product Talicia (as described on Annex 2.1(A)) which are legally and beneficially owned by Talicia Holdings, Cumberland is the legal and beneficial owner of the Regulatory Registrations and Regulatory Approvals in the United States for the Products, and the Regulatory Registrations and Regulatory Approvals for all of the Products in the United States and, to the Knowledge of Cumberland, any applicable jurisdiction outside of the United States for which Cumberland owns and manages the Products are in full force and effect except to the extent noted on Annex 2.1(A). Cumberland has not received any notice in writing from the applicable Governmental Authorities related to the Products, and to Cumberland’s Knowledge, there are no facts, which have, or reasonably should have, led Cumberland to believe that the Product Regulatory Registrations and Regulatory Approvals are not currently in good standing with the Governmental Authorities that issue the applicable Regulatory Registrations and Product Regulatory Approvals. Cumberland has not, nor, to Cumberland’s Knowledge, has any of Cumberland’s employees or contractors been debarred or are deemed subject to debarment pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act or any equivalent applicable Law nor are any such Persons the subject of a conviction thereunder.
(b)   Except as set forth on Section 5.7(b) of the Disclosure Schedule, none of Cumberland nor any of its Affiliates (i) has received, during the past three (3) years, written or, to the Knowledge of Cumberland, oral, notice of any violation of or non-compliance with, or alleged violation of or non-compliance with any Laws, in any material respect, with respect to its ownership or operation of the Acquired Assets or otherwise relating to the Business, and (ii) is or has been during the past three (3) years, in violation of or non-compliance with any Laws, in any material respect, with respect to its ownership or operation of the Acquired Assets.
(c)   Neither Cumberland nor any of its officers, directors or employees, nor to Cumberland’s Knowledge, any agent or other third party Representative acting on behalf of Cumberland, (i) is currently, or has been since April 24, 2019: (A) a Sanctioned Person; (B) engaging in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country; (C) engaging in any export, reexport, transfer or provision of any goods, software, technology, data or service without, or exceeding the scope of, any required or applicable licenses or authorizations under all applicable Ex-Im Laws; or (D) otherwise in violation of Sanctions, Ex-Im Laws, or applicable anti-boycott Laws (collectively, “Trade Controls”); or (ii) has at any time (A) made or accepted any unlawful payment or given, received, offered, promised, or authorized or agreed to give or receive, any money, advantage or thing of value, directly or indirectly, to or from any employee or official of any Governmental Authority or any other Person in violation of Anti-Corruption Laws; or (B) otherwise been in violation of any Anti-Corruption Laws. Cumberland has not received from any Governmental Authority or any Person any notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Authority; or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing in each case, related to Trade Controls or Anti-Corruption Laws.
Section 5.8   Contracts.
(a)   Section 5.8(a) of the Disclosure Schedules sets forth the following contracts to which Cumberland or any of its Affiliates is party (the “Material Contracts”) as of the Effective Date:
(i)   any joint venture, strategic alliance, partnership, material research and development, pre-clinical or clinical trial, limited liability company or other similar agreements or arrangements with respect to the Acquired Assets, Products or Business;
(ii)   any Contract that obligates Cumberland to develop any product or related technology included in the Acquired Assets, or that obligates Cumberland to develop any of the Products for new indications or other purposes;
(iii)   any Contract that involves the payment by Cumberland to any Third Party or by any Third Party to Cumberland of royalties or other amounts calculated upon the revenues, profits or income of any Product(s) or the Business or income, profits or revenues related to any Product or Intellectual Property of the Business;
(iv)   any Contract that includes a right of first refusal, right of first negotiation, option to purchase, option to license or any other similar rights with respect to the Acquired Assets;
(v)   any Contract that limits Cumberland’s ability to use, enforce, or disclose any Business IP, or arise out of an Intellectual Property-related dispute involving the Acquired Assets;
(vi)   any agreement or series of related agreements, including any option agreement, relating to the acquisition or disposition of any of the Acquired Assets;
(vii)   any Contract that (A) materially limits the freedom of Cumberland or its Affiliates to operate the Business or with any Person or in any area or any line of business or any sales channel (including customary exclusive distribution agreements for the Products), (B) contains exclusivity obligations or restrictions or “most favored nation” pricing or similar terms with respect to the Products, (C) contains minimum purchase conditions or other similar requirements with respect to the Products or (D) contains failure to supply or similar penalties related to the Products;
(viii)   any sales, distribution, agency or other similar agreement providing for the sale by the Business of the Products, and materials, supplies, goods, services, equipment or other assets related thereto;

(ix)   any agreement under which the Business has (A) granted an Encumbrance (other than a Permitted Encumbrance) on any Acquired Asset or (B) provided for the sale of any Acquired Asset, or granted any preferential rights to purchase any Acquired Asset, in each case with a value in excess of $250,000;
(x)   any agreement with any (x) Material Customer or (y) Material Supplier;
(xi)   any material settlement, conciliation or similar agreement (including, for the avoidance of doubt, any contract that is a settlement, conciliation or similar agreement with any Governmental Authority) that is related to the Business or the Acquired Assets;
(xii)   any indemnification agreement, indemnity or similar agreement with a surety that is related to the Business or the Acquired Assets;
(xiii)   any Contract with any Governmental Authority that is related to the Business or the Acquired Assets;
(xiv)   any Contract that grants any Third Party any license or other right with respect to, or permits the use of, any Intellectual Property used in the Business or related to the Products, other than non-exclusive licenses granted to Cumberland, or its employees, contractors, consultants, customers or suppliers that are entered into in the ordinary course of business;
(xv)   any Contract that grants Cumberland or any of its Affiliates any license or other right with respect to, or permits the use of any Intellectual Property that is necessary for or useful to the operation of the Business, other than shrink-wrap, click-wrap, and off-the-shelf software licenses, and other non-exclusive licenses of unmodified, commercially available software, in each case, with annual aggregate fees of less than $100,000;
(xvi)   any Contract that relates to the acquisition, divestiture, or development of any Intellectual Property necessary for the conduct of the Business or the development, manufacture, or commercialization of the Products (other than agreements with employees, contractors, consultants, customers or suppliers that are materially consistent with the standard form of Cumberland or its Affiliates entered in the ordinary course of business, which form has been made available to Apotex) for or on behalf of the Business; and
(xvii)   any Contract that adversely affects Cumberland’s or any of its Affiliates’ ability to disclose, enforce, use or exploit any IP Rights related to the Business or Products or that arises out of any Intellectual Property-related dispute involving the Business or the Products, including settlement agreements, coexistence agreements, and covenants not to sue relating to Intellectual Property that impose ongoing material obligations on Cumberland or the Business.
(b)   Cumberland has not received written notice that it is in default under, or in breach of, any Material Contract and, to Cumberland’s Knowledge, no counterparty has threatened or intends to send such notice. To Cumberland’s Knowledge, no other party to any such Material Contract is (with or without the lapse of time or the giving of notice, or both) in material breach or default in any respect thereunder. Each Material Contract is a valid and binding agreement of Cumberland and, to Cumberland’s Knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity), and is in full force and effect, and neither Cumberland nor any of its Affiliates or, to Cumberland’s Knowledge, any other party thereto has provided or received any notice of any intention to terminate, not renew, materially decrease any usage of services or products or challenge the validity or enforceability of any such Material Contract and, to Cumberland’s Knowledge, no event or circumstance has occurred during the past three (3) years that, with or without notice of lapse of time or both, would constitute an event of default thereunder or result in a termination thereof or would cause or permit the acceleration of or other changes of or to any right or obligation or the loss of any benefit thereunder that has not been cured or waived.

Section 5.9   Intellectual Property.
(a)   Section 5.9(a) of the Disclosure Schedules sets forth a correct and complete list of Business IP that is owned or purported to be owned by Cumberland: (i) all live registrations and pending applications for Trademarks; (ii) active issued and pending applied for patents; (iii) registered copyrights; (iv) domain name registrations and social media accounts and handles; and (v) material unregistered Intellectual Property, in each case, included in the Acquired Assets.
(b)   Cumberland owns or has the right to use (and upon the Closing, Apotex will own or have the right to use) all Intellectual Property used in, relied upon, or necessary for the operation of the Business as currently conducted (the “Business IP”).
(c)   Except as disclosed in Section 5.9(c) of the Disclosure Schedules, none of Cumberland or any of its Affiliates (in connection with the operation of the Business), the Products, or the Business, (i) infringes, misappropriates, violates, or otherwise conflicts with, or has infringed, misappropriated, violated, or otherwise conflicted with the Intellectual Property of any Third Party; and (ii) neither Cumberland nor any of its Affiliates has received any written notice from any Third Party of a claim (and there is no claim, action, suit, proceeding, investigation, hearing, arbitration, judgment, decree, infringement action, injunction, rule or order pending asserting) (A) that Cumberland or any of its Affiliates (in connection the operation of the Business), any Product, or the Business is or has been so infringing, misappropriating, violating, or conflict with any Intellectual Property of any Third Party or would be infringed by Cumberland or any of its Affiliates (in connection the operation of the Business), any Product, or the development, manufacture, distribution, marketing, or sale of the Products or other engagement in the Business, or (B) asserting the invalidity, misuse, unregisterability or unenforceability of any Business IP (including any opposition or cancellation action or proceeding) or claims of ownership over any Business IP.
(d)   The IP Rights constitute all of the material Intellectual Property necessary for, used in, or relied upon for the conduct of the Business as presently conducted by Cumberland and its Affiliates (including the research, development, obtaining and maintaining Regulatory Approvals and Regulatory Registrations for, manufacture, sale, licensure, marketing, promotion, commercialization, distribution, exportation, importation or offering of the Products).
(e)   Cumberland and its Affiliates take and have taken commercially reasonable steps to protect and maintain the secrecy, confidentiality and value of all material Know-How included in the Acquired Assets, and there has been no unauthorized Processing of any such Know-How that was or is material to the Business. Each Person who has participated in the authorship, conception, creation, reduction to practice, or development of any Intellectual Property material to the Business for, on behalf of, or under the direction or supervision of Cumberland or any of its Affiliates, has executed and delivered to Cumberland a valid and enforceable written contract providing for (i) the confidentiality and non-disclosure by such Person of all such Know-How and (ii) the assignment by such Person (by way of present grant of assignment) to Cumberland of all right, title and interest in and to such Intellectual Property. No such Know-How has been disclosed or authorized to be disclosed to any Person, other than in the ordinary course of business consistent with past practice and subject to a written confidentiality and non-disclosure agreement materially consistent with Cumberland’s standard form(s). To the Knowledge of Cumberland, no Person is in material breach of any Contract referenced in this section.
(f)   During the past three (3) years, there has been no Security Incident impacting any Cumberland System used in connection with the Business. During the past three (3) years, there has been no written complaint to, or Action against, the Business or Cumberland or its Affiliates relating to the Business with respect to (i) the privacy, data protection, or security of Personal Data, (ii) the confidentiality, availability, or integrity of any Cumberland System used in the Business or Personal Data contained in the Acquired Assets, (iii) the violation of any Data Privacy Requirement, in any material respect, or (iv) any Security Incident. During the past three (3) years: (A) Cumberland or any of its Affiliates have not been required by applicable Law to provide any notice to any Person in connection with a Security Incident relating to the Business or Data Privacy Requirements; and (B) Cumberland and its Affiliates are, and have been, in compliance in all material respects with all Data Privacy Requirements.
(g)   No funding, facilities, personnel, or other resources or Intellectual Property of any educational institution or Governmental Authority were used, directly or indirectly, to author, conceive, create, reduce to practice, or develop, in whole or in part, any IP Rights or Product, and no educational institution or Governmental Authority has any rights thereto as a result of the use of such funding, facilities, personnel, or other resources. The IP Rights and any other Business IP that is material to the operation of the Business as currently conducted shall be available for use by Apotex immediately following the Closing Date on identical terms and conditions to those under which Cumberland and its Affiliates owned or used the IP Rights and, in connection with the Business, such Business IP, as applicable, immediately prior to the Closing Date without payment of any further consideration.
Section 5.10   Inventory.   Any transferred Inventory has been manufactured in accordance with all applicable Laws and then current Good Manufacturing Practices pursuant to 21 CFR Parts 210 and 211. All Inventory has been or will be dispositioned, approved, and released by Cumberland’s quality assurance department and is usable in the ordinary course of business consistent with past practice.
Section 5.11   Ordinary Course of Business.   Other than as set forth on Section 5.11 of the Disclosure Schedules, Cumberland has conducted the Business in the ordinary course and in all material respects in the same manner as conducted in the twelve (12) months prior to the date hereof. There has not been any Material Adverse Effect in the past twelve (12) months. During the past twelve (12) months with respect to the Acquired Assets, the Assumed Liabilities or the Business, none of Cumberland nor any of its Affiliates have taken, or failed to take, any action (or authorized or agreed to take any material action) with respect to the Acquired Assets, the Assumed Liabilities or the Business which, if taken, or failed to be taken, after the date hereof, would require Apotex’s consent under Section 7.5 and (b) the Business has not suffered any material damage, destruction or other casualty or condemnation loss not covered by insurance.
Section 5.12    No Brokers.   Cumberland has not entered into any agreement, arrangement or understanding with any Person which will result in the obligation of Apotex to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.
Section 5.13   Customers and Suppliers.
(a)   Section 5.13(a) of the Disclosure Schedules sets forth the top ten (10) customers of the Products (based on the dollar amount of sales to such customer) for the fiscal year ended December 31, 2025 (the “Material Customers”). No Material Customer has provided written or, to Cumberland’s Knowledge, oral notice to Cumberland or any Affiliate of Cumberland that it intends, anticipates or otherwise expects to stop, decrease the volume of, or change, adjust or otherwise modify, any of the terms (whether related to payment, price or otherwise) with respect to purchasing Products.
(b)   Section 5.13(b) of the Disclosure Schedules sets forth the top ten (10) suppliers of the Products in the Territory (based on the dollar amount of purchases from such supplier) for the fiscal year ended December 31, 2025 (the “Material Suppliers”). No Material Supplier has provided written or, to Cumberland’s Knowledge, oral notice to Cumberland or any Affiliate of Cumberland that it intends, anticipates or otherwise expects to stop, decrease the volume of, or change, adjust, alter or otherwise modify any of the terms (whether related to payment, price or otherwise) with respect to supplying materials, products or services for the Business.
Section 5.14   Transactions with Affiliates.   Except as set forth in Section 5.14 of the Disclosure Schedules, there are no contracts or any other arrangements between or among Cumberland and any of its Affiliates involving any Acquired Asset or Assumed Liability or otherwise relating to the Business. No officer, partner, director, equityholder, employee, Subsidiary or Affiliate of Cumberland: (a) owns any property or right, whether tangible or intangible, which is developed for, used or held for use in, or necessary for, the operation or conduct of the Business; (b) owes any money to or is owed money from Cumberland or any of its Affiliates related to the operation or conduct of the Business; or (c) provides services or resources to the Business, other than pursuant to employment agreements entered into in the ordinary course of business. None of Cumberland nor any Representative or Affiliate of Cumberland has any material direct or indirect ownership or controlling interest in any customer or supplier of the Business, or any other Person with whom the Business has any material business relationship.

Section 5.15   Sales Information; No Undisclosed Liabilities.
(a)   The audited financial statements of Cumberland for the fiscal years ended December 31, 2024 and December 31, 2025, and the notes related thereto included in the Cumberland SEC Documents (collectively, the “Financial Statements”), in each case, prepared based on the books and records of Cumberland and its Affiliates, have been prepared in accordance with GAAP, consistently applied and fairly present in all material respects in accordance with GAAP the financial condition and the results of operations, cash flows and equity of Cumberland and its Subsidiaries (on a consolidated basis) as of the respective dates of and for the periods referred to in the Financial Statements. There is not, and for the past three (3) years there has not been, (x) to Cumberland’s Knowledge, any significant deficiency or weakness in the system of internal accounting controls used by Cumberland or its Affiliates with respect to the Business, (y) any fraud or other wrongdoing that involves any of the management of the Business or other employees who have a role in the preparation of the Financial Statements or the internal accounting controls used by Cumberland or its Affiliates with respect to the Business or (z) any written, or to Cumberland’s Knowledge, oral claim or allegation regarding any of the foregoing.
(b)   There are no Liabilities of the Business except for (i) Liabilities disclosed on Section 5.15(b) of the Disclosure Schedules, (ii) Liabilities as disclosed, reflected or reserved against in the audited balance sheet included in the Financial Statements or the notes thereto, (iii) Liabilities incurred in the ordinary course of business since December 31, 2025 (none of which is a Liability resulting from noncompliance with any applicable Law or licenses, breach of contract, breach of warranty, tort, infringement, misappropriation, dilution or claim), (iv) Excluded Liabilities, and (v) Liabilities that would not reasonably be expected to be, individually or in the aggregate, material to the Business.
Section 5.16   Taxes.
(a)   All Tax Returns filed or required to be filed by Cumberland with respect to the Acquired Assets and, to Cumberland’s Knowledge, all Tax Returns filed or required to be filed by Talicia Holdings and its Subsidiaries, have been timely filed (taking into account applicable extensions). All such Tax Returns of Cumberland, and to Cumberland’s Knowledge, all such Tax Returns of Talicia Holdings, are true, correct, and complete in all material respects and were prepared in substantial compliance with applicable Law, and all Taxes due and owing by Cumberland with respect to the Acquired Assets and, to Cumberland’s Knowledge, all Taxes due and owing by Talicia Holdings and its Subsidiaries have been timely paid in full (whether or not shown as due and owing on a Tax Return). Cumberland has, and to Cumberland’s Knowledge, Talicia Holdings and its Subsidiaries have, paid all material Taxes due and owing by them (whether or not shown as due and owing on a Tax Return).
(b)   Cumberland has not, with respect to the Acquired Assets, and to Cumberland’s Knowledge, Talicia Holdings and its Subsidiaries have not (x) requested, granted, or become the beneficiary of any extension or waiver of any statute of limitations period, which period (after giving effect to such extension or waiver) has not yet expired, or (y) consented to extend to a date later than the date hereof the time in which any Tax may be assessed or collected.
(c)   There is no Tax action pending with respect to any Acquired Asset, and to Cumberland’s Knowledge, there is no Tax action pending with respect to Talicia Holdings and its Subsidiaries, in respect of any Tax or Tax Return, nor has any such Tax action been threatened in writing by any Governmental Authority. No deficiencies for any Taxes have been assessed or asserted, or to Cumberland’s Knowledge, proposed against Cumberland with respect to the Acquired Assets, Talicia Holdings or its Subsidiaries that are still pending. There are no requests for rulings or determinations in respect of any Tax pending between Cumberland, on the one hand, and any Governmental Authority, on the other hand, with respect to the Acquired Assets. To Cumberland’s Knowledge, there are no requests for rulings or determinations in respect of any Tax pending with respect to Talicia Holdings or its Subsidiaries.
(d)   Cumberland is not and has not been a party, and to Cumberland’s Knowledge, Talicia Holdings and its Subsidiaries are not and have not been parties to any “reportable transaction” as defined in Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b) or similar provisions of applicable state, local and non-U.S. law.

(e)   Other than with respect to Talicia Holdings, there are no Encumbrances for Taxes on the Acquired Assets other than Encumbrances for Taxes not yet due and payable; and, to Cumberland’s Knowledge, there are no Encumbrances for Taxes on the assets of Talicia Holdings or its Subsidiaries other than Encumbrances for Taxes not yet due and payable.
(f)   Cumberland has, with respect to the Acquired Assets, and to Cumberland’s Knowledge, Talicia Holdings and its Subsidiaries have properly (i) collected and remitted sales, use, valued added and similar Taxes with respect to sales or leases made or services provided to its customers and (ii) for all sales, leases or provision of services that are exempt from sales, use, valued added and similar Taxes and that were made without charging or remitting sales, use, value added or similar Taxes, received and retained any appropriate Tax exemption certificates and other documentation qualifying such sale, lease or provision of services as exempt.
(g)   No payment or benefit provided to any current or former employee, officer, stockholder, director or service provider of Cumberland or its Affiliates (including, for this purpose and to Cumberland’s Knowledge, Talicia Holdings and its Subsidiaries) as a result (alone or in combination with any other event) of the execution, delivery and performance of this Agreement and the consummation of the Transactions, would constitute an “excess parachute payment” for purposes of Section 280G of the Code.
(h)   To Cumberland’s Knowledge, Talicia Holdings is not and has not been at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” and the Transferred Equity Interests are not “United States real property interests”, in each case, as defined in Section 897 of the Code.
(i)   To Cumberland’s Knowledge, neither Talicia Holdings nor its Subsidiaries have been members of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Talicia Holdings or its Subsidiaries) or is liable for the Taxes of another Person under Treasury Regulation Section 1.1502-6, as a transferee or successor, by Contract or otherwise (other than any Contract the principal purpose of which does not relate to Taxes).
(j)   To Cumberland’s Knowledge, neither Talicia Holdings nor its Subsidiaries is a party to or bound by any Tax sharing, indemnification, allocation agreement or other similar Contract and neither Talicia Holdings nor its Subsidiaries has any contractual obligation to indemnify, gross-up, or otherwise reimburse any other Person with respect to Taxes (other than customary provisions contained in commercial agreements entered into in the ordinary course of business and which documents or agreements do not principally relate to Taxes).
(k)   To Cumberland’s knowledge, neither Talicia Holdings nor its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) change in, or use of an improper, method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date or adjustment pursuant to Section 481 of the Code (or any analogous provision of state, local or non-U.S. Law), (ii) any agreement (including a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law)) with respect to Taxes executed with any Governmental Authority prior to the Closing, (iii) installment sale or open transaction disposition made prior to the Closing, (iv) any intercompany transactions entered into prior to the Closing or any excess loss account as of the Closing Date, each as described in Treasury Regulations under Section 1502 of the Code (or any analogous provision of any other Law) or (v) prepaid amount received or deferred revenue accrued prior to the Closing outside the ordinary course of business.
(l)   To Cumberland’s Knowledge, neither Talicia Holdings nor its Subsidiaries have been either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the prior two (2) years.
Section 5.17   Labor and Employment.
(a)   Section 5.17(a) of the Disclosure Schedules sets forth a list of each employee and consultant of Cumberland or its Affiliates who provides services with respect to the Acquired Assets (the “Business

Employees”) that includes, with respect to each Business Employee: (i) job title, (ii) base annual salary, (iii) bonus eligibility, and (iv) name. No Business Employee is paid on an hourly wage basis or has a non-exempt classification.
(b)   Neither Cumberland nor any of its Affiliates is party to or bound by any collective bargaining agreement or other contract with a union, labor organization or other employee representative covering any Business Employees (“Labor Agreement”), and no Business Employee is represented by any union, or other labor organization or employee representative body with respect to their employment with Cumberland or its Affiliates. To Cumberland’s Knowledge, in the past three years, there have been no labor organizing activities with respect to any Business Employees. In the past three years, there has been no actual or, to Cumberland’s Knowledge, threatened unfair labor practice charges, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes by or with respect to the Business Employees.
(c)   Section 5.17(c) of the Disclosure Schedules sets forth, by termination date and work location, the title of each employee who will suffer an “employment loss” as that term is defined in the Worker Adjustment and Retraining Notification Act or any state or local law requiring advance notice of layoff at any site of employment where a Business Employee is located within the 90 days up to the Closing Date.
(d)   Cumberland and its Affiliates have reasonably investigated all sexual harassment, or other harassment, discrimination, retaliation or policy violation allegations against Business Employees that have been reported to Cumberland and its Affiliates or of which Cumberland or its Affiliates are otherwise aware. With respect to each such allegation (except those Cumberland or its applicable Affiliate reasonably deemed to not have merit), Cumberland or its applicable Affiliate has taken prompt corrective action reasonably calculated to prevent further improper action and does not anticipate any material liability with respect to any such allegations and is not aware of any such allegations, that, if known to the public, would bring the Acquired Assets into material disrepute.
Section 5.18   Employee Benefit Plan.
(a)   Section 5.18(a) of the Disclosure Schedules sets forth a true, complete and correct, in all material respects, list of all Benefit Plans currently covering any Business Employee(s). Each such Benefit Plan has been established, maintained, administered in all material respects and funded in compliance with, and complies with, its terms and all applicable Laws (including ERISA and the Code) in all material respects.
(b)   No such Benefit Plan is and neither Cumberland nor any ERISA Affiliate maintains, sponsors, contributes to, has any obligation to contribute to, or has any liability or potential liability under or with respect to (i) any “defined benefit plan” as defined in Section 3(35) of ERISA or any other plan subject to the funding requirements of Section 412 of the Code or Section 302 of Title IV of ERISA, or (ii) any “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA, Code). No Acquired Asset is or could reasonably be expected to be subject to any lien associated with any Benefit Plan under the Code, ERISA or other applicable Law, other than statutory liens and not yet due and payable.
(c)   Each such Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all respects in documentary compliance with, Section 409A of the Code and all IRS guidance promulgated thereunder, and no amount under any such plan, agreement or arrangement is, has been or could reasonably be expected to be subject to any additional tax, interest or penalties under Section 409A of the Code.
Section 5.19   Solvency.   Immediately after giving effect to the consummation of the transactions contemplated by this Agreement, and assuming that the representations and warranties regarding Apotex contained in this Agreement are true and correct in all material respects (without regard to any knowledge, materiality, Material Adverse Effect or similar qualifiers) and the performance in all material respects of all covenants and agreements required by this Agreement to be performed and complied with at or prior to the Closing by Apotex, (a) the fair saleable value (determined on a going concern basis) of the assets of Cumberland will be greater than the total amount of its Liabilities (including all Liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed); (b) Cumberland will be able to pay its debts and obligations in the ordinary course of business as they become due; and (c) Cumberland will have adequate capital to carry on its business. Cumberland is not entering into the Transactions with the actual intent to hinder, delay, or defraud either present or future creditors.
Section 5.20    Investigation.   CUMBERLAND ACKNOWLEDGES AND AGREES THAT IT HAS MADE ITS OWN INQUIRY AND INVESTIGATION INTO, AND, BASED THEREON, AND WITHOUT LIMITING ITS RELIANCE ON THE REPRESENTATIONS, WARRANTIES AND COVENANTS HEREIN AND IN THE OTHER TRANSACTION DOCUMENTS, HAS FORMED AN INDEPENDENT JUDGMENT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE TRANSACTION DOCUMENTS. EXCEPT FOR THE SPECIFIC REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY APOTEX IN ARTICLE VI AND THE OTHER TRANSACTION DOCUMENTS, (a) CUMBERLAND ACKNOWLEDGES AND AGREES THAT (i) APOTEX IS NOT MAKING AND HAS NOT MADE ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AT LAW OR IN EQUITY, REGARDING APOTEX OR ITS AFFILIATES OR THE ACCURACY OF COMPLETENESS OF ANY CONFIDENTIAL INFORMATION MEMORANDA, MANAGEMENT PRESENTATION, DOCUMENTS, PROJECTIONS, MATERIAL OR OTHER INFORMATION (FINANCIAL OR OTHERWISE) FURNISHED TO CUMBERLAND OR ITS REPRESENTATIVES OR MADE AVAILABLE TO CUMBERLAND AND ITS REPRESENTATIVES IN ANY FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED HEREBY, OR IN RESPECT OF ANY OTHER MATTER WHATSOEVER AND (ii) NO OFFICER, AGENT, REPRESENTATIVE OR EMPLOYEE OF APOTEX OR ITS AFFILIATES HAS ANY AUTHORITY, EXPRESS OR IMPLIED, TO MAKE ANY REPRESENTATIONS, WARRANTIES OR AGREEMENTS NOT SPECIFICALLY SET FORTH IN THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS AND SUBJECT TO THE LIMITED REMEDIES HEREIN PROVIDED; (b) CUMBERLAND SPECIFICALLY DISCLAIMS THAT IT IS RELYING UPON OR HAS RELIED UPON ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES THAT MAY HAVE BEEN MADE BY ANY PERSON, AND ACKNOWLEDGES AND AGREES THAT APOTEX HAS SPECIFICALLY DISCLAIMED AND DOES HEREBY SPECIFICALLY DISCLAIM ANY SUCH OTHER REPRESENTATION OR WARRANTY MADE BY ANY PERSON. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 5.20 OR ANY OTHER TERM HEREIN OR IN ANY TRANSACTION DOCUMENT, NOTHING IN THIS SECTION 5.20 OR IN ANY SUCH TERM SHALL LIMIT ANY RECOURSE CUMBERLAND OR ANY OF ITS AFFILIATES WOULD HAVE IN THE CASE OF FRAUD.
Section 5.21   No Other Representations.   EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS ARTICLE V (AS MODIFIED BY THE CUMBERLAND SEC DOCUMENTS AND THE DISCLOSURE SCHEDULES, IF APPLICABLE) AND THE TRANSACTION DOCUMENTS, NEITHER CUMBERLAND NOR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO CUMBERLAND OR ITS AFFILIATES, THE BUSINESS, THE PRODUCTS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE TRANSACTION DOCUMENTS AND ANY RIGHTS OR OBLIGATIONS (INCLUDING THE ASSUMED LIABILITIES) TO BE TRANSFERRED HEREUNDER AND THEREUNDER OR PURSUANT HERETO OR THERETO, AND CUMBERLAND DISCLAIMS (ON BEHALF OF ITSELF AND ITS AFFILIATES) ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY CUMBERLAND OR ANY OF ITS AFFILIATES OR REPRESENTATIVES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS ARTICLE V (AS MODIFIED BY THE SEC DISCLOSURE DOCUMENTS AND THE DISCLOSURE SCHEDULES) AND THE OTHER TRANSACTION DOCUMENTS, CUMBERLAND HEREBY DISCLAIMS (ON BEHALF OF ITSELF AND ITS AFFILIATES) ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO APOTEX OR ITS AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO APOTEX BY ANY REPRESENTATIVE OF CUMBERLAND OR ANY OF ITS AFFILIATES). WITHOUT LIMITING THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE V

OR IN THE OTHER TRANSACTION DOCUMENTS, CUMBERLAND MAKES NO REPRESENTATIONS OR WARRANTIES TO APOTEX REGARDING THE PROBABLE SUCCESS, VALUE OR PROFITABILITY OF THE PRODUCTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 5.21 OR ANY OTHER TERM HEREIN OR IN ANY OTHER TRANSACTION DOCUMENT, NOTHING IN THIS SECTION 5.21 OR IN ANY SUCH TERM SHALL LIMIT ANY RECOURSE APOTEX OR ANY OF ITS AFFILIATES WOULD HAVE IN THE CASE OF FRAUD.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF APOTEX
Apotex hereby represents and warrants to Cumberland as follows:
Section 6.1   Apotex’s Organization; Good Standing.   Apotex is a designated activity company duly organized, validly existing and in good standing under the laws of Ireland. Apotex has all company power and authority to carry on its business as it is currently being conducted. Apotex is duly qualified to conduct business and is in good standing in every jurisdiction where the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not prevent or materially delay the consummation of the Transactions.
Section 6.2   Authority; Execution and Delivery.    Apotex has all company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of obligations under this Agreement by Apotex and the consummation of the transactions contemplated hereby have been duly authorized by all necessary company action(s). This Agreement has been duly executed and delivered by Apotex and, assuming the due authorization, execution and delivery of this Agreement by Cumberland, constitutes the legal, valid and binding obligation of Apotex, enforceable against Apotex in accordance with its terms, subject to Enforceability Exceptions.
Section 6.3   No Violations; Consents.    The execution, delivery and performance of obligations under this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not: (a) violate any applicable Law applicable to Apotex or conflict with any material contract to which Apotex is a party or by which it is otherwise bound, except for such violations or conflicts which would not materially interfere with Apotex’s performance of its obligations hereunder; or (b) except in connection with any filing with the SEC, require any approval, authorization, consent, license, exemption, filing or registration with any Person, except for such approvals, authorizations, consents, licenses, exemptions, filings or registrations which have been obtained or made prior to Closing or which, if not obtained or made, would not materially interfere with Apotex’s performance of its obligations hereunder.
Section 6.4   Litigation.   There is no suit, claim, action, investigation or proceeding in progress or, to the knowledge of Apotex, pending or threatened against Apotex, (a) relating to and adversely affecting this Agreement or the transactions contemplated hereunder or (b) that would materially delay the ability of Apotex to perform its obligations hereunder.
Section 6.5   No Brokers.   Apotex has not entered into any agreement, arrangement or understanding with any Person which will result in the obligation of Cumberland to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.
Section 6.6   Consents.   No notice to, filing with, authorization of, exemption by, or consent of, any Person, including any applicable Governmental Authority, is required by Apotex for Apotex to consummate the transactions contemplated herein.
Section 6.7   Financial Capacity.   Apotex has and will have, from and after the Effective Date, sufficient funds on hand to consummate the transaction contemplated hereby at the Closing, including the payment of the Purchase Price.
Section 6.8   Solvency.   Immediately after giving effect to the consummation of the transactions contemplated by this Agreement, and assuming that the representations and warranties regarding Cumberland and the Business contained in this Agreement are true and correct in all material respects

(without regard to any knowledge, materiality, Material Adverse Effect or similar qualifiers) and the performance in all material respects of all covenants and agreements required by this Agreement to be performed and complied with at or prior to the Closing by Cumberland, (a) the fair saleable value (determined on a going concern basis) of the assets of Buyer Guarantor will be greater than the total amount of its Liabilities (including all Liabilities, whether or not reflected in a balance sheet prepared in accordance with International Financial Reporting Standards (IFRS), and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed); (b) Buyer Guarantor will be able to pay its debts and obligations in the ordinary course of business as they become due; and (c) Buyer Guarantor will have adequate capital to carry on its business.
Section 6.9   Investigation.   APOTEX ACKNOWLEDGES AND AGREES THAT IT HAS MADE ITS OWN INQUIRY AND INVESTIGATION INTO, AND, BASED THEREON, AND WITHOUT LIMITING ITS RELIANCE ON THE REPRESENTATIONS, WARRANTIES AND COVENANTS HEREIN AND IN THE OTHER TRANSACTION DOCUMENTS, HAS FORMED AN INDEPENDENT JUDGMENT CONCERNING THE BUSINESS AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE TRANSACTION DOCUMENTS AND ANY OTHER ASSETS, RIGHTS OR OBLIGATIONS (INCLUDING THE ASSUMED LIABILITIES) TO BE TRANSFERRED HEREUNDER OR THEREUNDER OR PURSUANT HERETO OR THERETO. EXCEPT FOR THE SPECIFIC REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY CUMBERLAND IN ARTICLE V AND THE OTHER TRANSACTION DOCUMENTS, (a) APOTEX ACKNOWLEDGES AND AGREES THAT (i) CUMBERLAND IS NOT MAKING AND HAS NOT MADE ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE BUSINESS OR THE ACQUIRED ASSETS, OR CUMBERLAND’S OR ITS AFFILIATES’ RESPECTIVE BUSINESSES, ASSETS, LIABILITIES, OPERATIONS, PROSPECTS, OR CONDITION (FINANCIAL OR OTHERWISE), INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY ACQUIRED ASSETS, THE NATURE OR EXTENT OF ANY ASSUMED LIABILITIES, THE PROSPECTS OF THE BUSINESS, THE EFFECTIVENESS OR THE SUCCESS OF ANY OPERATIONS, OR THE ACCURACY OF COMPLETENESS OF ANY CONFIDENTIAL INFORMATION MEMORANDA, MANAGEMENT PRESENTATION, DOCUMENTS, PROJECTIONS, MATERIAL OR OTHER INFORMATION (FINANCIAL OR OTHERWISE) REGARDING THE BUSINESS, THE ACQUIRED ASSETS OR ASSUMED LIABILITIES, OR CUMBERLAND OR ITS AFFILIATES FURNISHED TO APOTEX OR ITS REPRESENTATIVES OR MADE AVAILABLE TO APOTEX AND ITS REPRESENTATIVES IN THE DATA ROOM, MANAGEMENT PRESENTATIONS OR IN ANY OTHER FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED HEREBY, OR IN RESPECT OF ANY OTHER MATTER WHATSOEVER AND (ii) NO OFFICER, AGENT, REPRESENTATIVE OR EMPLOYEE OF THE BUSINESS HAS ANY AUTHORITY, EXPRESS OR IMPLIED, TO MAKE ANY REPRESENTATIONS, WARRANTIES OR AGREEMENTS NOT SPECIFICALLY SET FORTH IN THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS AND SUBJECT TO THE LIMITED REMEDIES HEREIN PROVIDED; (b) APOTEX SPECIFICALLY DISCLAIMS THAT IT IS RELYING UPON OR HAS RELIED UPON ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES THAT MAY HAVE BEEN MADE BY ANY PERSON, AND ACKNOWLEDGES AND AGREES THAT CUMBERLAND HAS SPECIFICALLY DISCLAIMED AND DOES HEREBY SPECIFICALLY DISCLAIM ANY SUCH OTHER REPRESENTATION OR WARRANTY MADE BY ANY PERSON AND (c) APOTEX IS ACQUIRING THE ACQUIRED ASSETS AND THE ASSUMED LIABILITIES IN “AS IS” CONDITION AND ON A “WHERE IS” BASIS, SUBJECT ONLY TO THE SPECIFIC REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE V (AS MODIFIED BY THE CUMBERLAND SEC DOCUMENTS AND BY THE DISCLOSURE SCHEDULES) AND THE TRANSACTION DOCUMENTS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 6.9 OR ANY OTHER TERM HEREIN OR IN ANY TRANSACTION DOCUMENT, NOTHING IN THIS SECTION 6.9 OR IN ANY SUCH TERM SHALL LIMIT ANY RECOURSE APOTEX OR ANY OF ITS AFFILIATES WOULD HAVE IN THE CASE OF FRAUD.
Section 6.10   No Other Representations.   EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS ARTICLE VI AND THE TRANSACTION

DOCUMENTS, NEITHER APOTEX NOR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO APOTEX OR ITS AFFILIATES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND ANY RIGHTS OR OBLIGATIONS HEREUNDER AND THEREUNDER OR PURSUANT HERETO OR THERETO, AND APOTEX DISCLAIMS (ON BEHALF OF ITSELF AND ITS AFFILIATES) ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY APOTEX OR ANY OF ITS AFFILIATES OR REPRESENTATIVES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS ARTICLE VI AND THE OTHER TRANSACTION DOCUMENTS, APOTEX HEREBY DISCLAIMS (ON BEHALF OF ITSELF AND ITS AFFILIATES) ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO CUMBERLAND OR ITS AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO CUMBERLAND BY ANY REPRESENTATIVE OF APOTEX OR ANY OF ITS AFFILIATES). WITHOUT LIMITING THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE VI OR IN THE OTHER TRANSACTION DOCUMENTS, APOTEX MAKES NO REPRESENTATIONS OR WARRANTIES TO CUMBERLAND. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS Section 6.10 OR ANY OTHER TERM HEREIN OR IN ANY OTHER TRANSACTION DOCUMENT, NOTHING IN THIS Section 6.10 OR IN ANY SUCH TERM SHALL LIMIT ANY RECOURSE CUMBERLAND OR ANY OF ITS AFFILIATES WOULD HAVE IN THE CASE OF FRAUD.
ARTICLE VII
CERTAIN COVENANTS AND AGREEMENTS
Section 7.1   Regulatory Commitments.
(a)   From and after the Closing Date, other than as assumed or obligated to be performed by Cumberland and its Affiliates pursuant to the Transition Services Agreement, Apotex shall assume control of, and responsibility for, all obligations to any Governmental Authorities in connection with the Acquired Assets and Assumed Liabilities including all pharmacovigilance, safety, and medical information services for and in respect of the Acquired Assets and Assumed Liabilities.
(b)   From and after the Closing Date, other than as assumed or obligated to be performed by Cumberland and its Affiliates pursuant to the Transition Services Agreement or as performed by Talicia Holdings prior to Closing (and which will continue to be performed by Talicia Holdings following the Closing), Apotex shall assume responsibility for (i) all correspondence and communication with Third Parties, including all Governmental Authorities, relating to the Acquired Assets, Assumed Liabilities, Regulatory Registrations and Regulatory Approvals and all obligations related thereto and (ii) all obligations of Cumberland with respect to the Regulatory Registrations and Regulatory Approvals (including INDs, NDAs, and ANDAs), including pharmacovigilance, safety, clinical studies, quality assurance, compliance with good manufacturing practices, good distribution practices, deficiency letters, corrective action plan agreements, product recalls and product returns.
(c)   Following the Closing, Cumberland permits Apotex to sell and distribute all Product Inventory transferred using the applicable Cumberland labeler code and National Drug Codes (“NDC”) numbers.
(d)   Following the Closing Date, Apotex and Cumberland each shall, as promptly as practicable, deliver or cause to be delivered to the other Party copies of all confirmations, acknowledgements, and other correspondence to and from the appropriate Governmental Authorities, including the FDA, that the transfer of ownership of the Product Regulatory Approvals to Apotex has been completed in full.
Section 7.2   Intellectual Property Commitments.
(a)   From and after the Closing Date, Apotex shall assume control of, and responsibility for, all Assumed Liabilities arising from or related to the IP Rights, including the assumption of any costs and obligations arising from prosecution, maintenance, enforcement and defense of the IP Rights and any liabilities and costs arising from any Intellectual Property infringement claims, lawsuits, or other Actions brought by any Third Party after the Closing Date.
(b)   From and after the Closing Date, Apotex shall assume responsibility for all prosecution, maintenance, enforcement and defense of the IP Rights, including without limitation responsibility for all correspondence and communication with Third Parties, including all Governmental Authorities, relating to the IP Rights, if such matter has been identified as an Assumed Liability.
(c)   From and after the Closing Date, Apotex shall have responsibility for recording the IP Assignment Agreement.
(d)   From and after the Closing Date, Cumberland covenants and agrees that, if Apotex is prosecuting, contesting or defending any Action by a Third Party in connection with the IP Rights, Cumberland shall, and shall use commercially reasonable efforts to cause its Affiliates to, if applicable, reasonably cooperate with Apotex and their respective counsel (at the expense of Apotex) in such prosecution, contest or defense, including making available its personnel and providing such testimony and access to its books and records (including lab notebooks) related to said IP Rights as shall be reasonably necessary or useful in connection with such prosecution, contest or defense in a manner that does not materially interfere with the conduct of the business of Cumberland or its applicable Affiliates, including that Apotex shall take commercially reasonable efforts to minimize the frequency of such requirements and impact on said personnel’s time.
(e)   From and after the Closing Date, Cumberland, on behalf of itself and its Affiliates, hereby grants Apotex in connection with the Business a non-exclusive, sublicensable, non-transferable, non-assignable, worldwide royalty-free license to continue to use any Trademark owned or controlled as of the Closing by Cumberland or any of its Affiliates with regard to the Business or Products, including “Cumberland”, “Cumberland Pharmaceuticals”, and “Cumberland Assured Products” or any variations or derivatives thereof (the “Retained Names”) for a period of twelve (12) months following the Closing. Subject to Cumberland’s reasonable rights to exercise quality control over any use of, or other acts to protect the validity and enforceability of any Intellectual Property rights in, the Retained Names, Apotex shall have the right to use the Retained Names at all times after the Closing (i) as required by applicable Law and as may be required to perform any contractual obligations, (ii) on internal business and legal documents and items, (iii) in a neutral, non-trademark manner to describe the history of the Business, and (iv) as otherwise as permitted by “fair use” principles or as does not constitute trademark infringement or unfair competition.
(f)   From and after the Closing Date, Cumberland hereby grants (and hereby causes its Affiliates to grant) to Apotex and its Affiliates, effective as of the Closing, a worldwide, fully paid-up, royalty-free, irrevocable, non-terminable, perpetual, sublicensable (through one or multiple tiers), transferrable, non-exclusive license under and to all Intellectual Property (other than Retained Names) that (i) are owned or controlled as of the date hereof or the Closing by Cumberland or any of its Affiliates and (ii) are related to, used or held for use in, or necessary for the conduct of the Business as of the date hereof or the Closing (“Licensed Business IP”) in connection with (A) the operation of the Business and any natural evolutions or organic growth thereof, including to make, have made, use, sell, offer to sell, import and export any Product, and to use, reproduce, make derivative works of, distribute, display and perform any such Intellectual Property, or (B) the business of Apotex or any of its Affiliates (or any product or service thereof) only as necessary for continuing to operate the Business and natural evolutions or organic growth thereof and to the extent any such Licensed Business IP is used, implemented, incorporated, or otherwise exploited in connection therewith. At the Closing and otherwise upon Apotex’s request, Cumberland shall deliver, and shall cause its Affiliates to deliver, to Apotex, copies and tangible embodiments (if applicable) of all Licensed Business IP, in whatever form or medium.
(g)   At the Closing, Cumberland shall deliver or cause to be delivered to Apotex or its designee as set forth in writing all access and administrative credentials (e.g., passwords, account names, keys, tokens) for all of the Internet domain names and social media handles and accounts included in the Acquired Assets as set forth in Section 5.09(a)(iv) of the Disclosure Schedules.
Section 7.3   Bulk Transfer Laws.   Each Party hereby acknowledges that the other Party has not taken, and does not intend to take, any action required to comply with the provisions of any so-called “bulk sale law”, “bulk transfer law” or similar laws of any jurisdiction in connection with the sale of the Acquired Assets to Apotex. Nothing in this Section 7.3 shall affect whether or not any particular liability constitutes an Excluded Liability.
Section 7.4   Marketing of Acquired Assets.   From and after the Effective Date through the Closing Date, Cumberland shall maintain the Regulatory Registrations and Regulatory Approvals for the Acquired Assets, and shall maintain the INDs, in good standing and in full force and effect, including making all timely payments of fees (including any user fees required to be paid to FDA) and timely filing of all regulatory updates, reports, acknowledgments and other similar submissions.
Section 7.5   Conduct of Business Prior to the Closing.   From the Effective Date until the earlier of the Closing or the termination of this Agreement in accordance with its terms, except as (i) required by applicable Law or a Governmental Authority, (ii) expressly and specifically required by any of the Transaction Documents, (iii) set forth in Section 7.5 of the Disclosure Schedules or (iv) consented to in writing by Apotex in advance (which consent shall not be unreasonably withheld, conditioned or delayed), Cumberland shall, and shall cause its Affiliates to, (1) conduct the Business and the Acquired Assets in the ordinary course of business consistent with past practice and in compliance with applicable Laws and (2) use commercially reasonable efforts to preserve the business organization, rights, goodwill, relationships and ongoing operations of Cumberland with respect to the Acquired Assets and the related customers, licensors, licensees, suppliers, distributors and other material business relations of the Business. Without limiting the foregoing, from the Effective Date until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, except as otherwise expressly and specifically provided in this Agreement or consented to in writing by Apotex (which consent shall not be unreasonably withheld, conditioned or delayed), Cumberland shall not, and shall cause its Affiliates not to, with respect to Acquired Assets:
(a)   waive or release any material right or material claim arising out of or in connection with the Business or the Acquired Assets other than in the ordinary course of business consistent with past practice;
(b)   distribute, sell, assign, abandon, let lapse or expire, transfer, lease, convey, license (other than non-exclusive licenses granted in the ordinary course of business consistent with past practice), pledge, encumber or otherwise dispose of any of the Acquired Assets other than (i) the sale of Inventory or granting of non-exclusive licenses to Business IP to Cumberland Affiliates in the ordinary course of business consistent with past practice; (ii) as necessary to comply with any Material Contract in effect as of the date hereof to which Cumberland or an Affiliate thereof is a party and has been disclosed on the Disclosure Schedules; or (iii) the expiration of Intellectual Property in accordance with its maximum statutory term under applicable Law;
(c)   enter into, amend, waive, modify or terminate any Material Contract constituting an Acquired Asset, or consent to the entry, amendment, waiver, modification or termination of any of Cumberland’s rights thereunder;
(d)   initiate, settle, agree to settle, waive or compromise any material claim, action, suit, or proceeding related to the Acquired Assets or affecting the Business;
(e)   permit the lapse, abandonment, or expiration of any of the IP Rights necessary for or useful to the conduct of the Business as currently conducted, other than (i) the expiration of IP Rights at the end of their respective maximum statutory term unless impacted by terminal disclaimers under applicable Law, or (ii) the abandonment of immaterial IP Rights in the ordinary course of business;
(f)   fail to take any commercially reasonable action reasonably necessary to protect or maintain the IP Rights that are necessary for or useful to the continuation of the Business as presently conducted in all material respects;
(g)   disclose any Know-How included in the Acquired Assets to any Person other than pursuant to (i) a written confidentiality and non-disclosure agreement entered into in the ordinary course of business, (ii) as required by applicable Law provided that Cumberland undertakes commercially reasonable efforts to ensure confidential protection for any disclosed Know-How in the Acquired Assets, or (iii) to professional advisors on Law and Tax who are subject to confidentiality obligations or a professional duty not to disclose such Know-How in the Acquired Assets;

(h)   terminate, cancel, permit to lapse, amend, waive or modify any material approval or permit with respect to the Acquired Assets;
(i)   change inventory levels of the Business in any manner (other than in the ordinary course of business consistent with past practice);
(j)   load distribution channels of the Business inconsistent with past practice over the twelve (12) month period preceding the Effective Date or engage in channel stuffing with respect thereto;
(k)   enter into any Labor Agreement, or recognize or certify any labor union, labor organization, or group of employees as the bargaining representative for any Business Employees;
(l)   implement or announce any reductions in force affecting Business Employees;
(m)   (i) increase or otherwise change any compensation or benefits payable to any Business Employees or (ii) take any action to cause to accelerate the payment, funding, right to payment or vesting of any compensation or benefits payable to any Business Employees;
(n)   hire, promote or engage, or otherwise enter into any employment, consulting or other agreement, arrangement or commitment, with any Business Employee, former employee, officer, director or other service provider (or any of their respective dependents or beneficiaries);
(o)   encourage any Business Employee to reject an offer of employment by Apotex or its Affiliates;
(p)   waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any Business Employee;
(q)   (i) make, change or revoke any income or other material Tax election, (ii) file any income or other material amended Tax Return, (iii) settle or compromise any Tax proceeding, (iv) enter into any closing (or similar) agreement with a Governmental Authority with respect to Taxes; (v) request or consent to any extension or waiver of the limitation period applicable to any income or other material Tax claim or assessment, or (vi) adopt or change any Tax accounting method, in each case, to the extent reasonably expected to adversely affect Apotex or the Acquired Assets in a taxable period beginning after the Closing Date;
(r)   fail to maintain or interfere with the Regulatory Registrations or Regulatory Approval of each Product;
(s)   fail to maintain or interfere with the INDs;
(t)   terminate, modify in any respect or fail to comply with the arrangements set forth on Section 7.5(t) of the Disclosure Schedule; or
(u)   agree or commit to do any of the foregoing.
Section 7.6   Cooperation and Commercially Reasonable Efforts.   From the Effective Date until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, subject to the terms and conditions of this Agreement, each of Cumberland and Apotex shall cooperate, and shall use commercially reasonable efforts, to (i) take, or cause to be taken, all actions and (ii) do, or cause to be done, all things necessary for it to do, under applicable Law to consummate and make effective the Transactions, including all actions and all things necessary for it to (A) comply promptly with all applicable Law that may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include furnishing all information required by applicable Law in connection with approvals, reporting to, audits, or filings with, any Governmental Authority), (B) assist with meeting its obligations with respect to filing true, accurate, and complete disclosures regarding the Transactions as required by applicable Laws and securities exchange requirements and (C) obtain any consent, authorization, order or approval of, or any exemption by any Governmental Authority or other public or private Third Party required to be obtained or made by Cumberland or Apotex in connection with the Transactions, in each case, as soon as reasonably practicable following the date hereof; provided, however, that, except as otherwise set forth in this Agreement, no Party shall have any obligation to pay money or make any concessions to obtain such consents. Subject to appropriate confidentiality protections and applicable Law, each Party will furnish to the other Party such necessary information and reasonable assistance as such other Parties may reasonably request in connection with the foregoing.
Section 7.7   Employee Covenants.
(a)   From the Effective Date until thirty (30) days following the Closing, Cumberland shall make the Business Employees reasonably available to Apotex for purposes of conducting interviews and shall reasonably cooperate with Apotex in connection with scheduling and conducting such interviews. Apotex shall consult in good faith with Cumberland regarding the employment of all Business Employees for positions with Apotex that are substantially similar in duties and responsibilities to their positions with the Business, and it is the intent of the Parties that Apotex will use good faith efforts to extend offers of employment to all Business Employees (any such Business Employee who receives an offer of employment from Apotex or its Affiliates, an “Offer Employee”). Within thirty (30) days following the Closing, Apotex or one of its Affiliates shall extend a formal job offer letter to each Business Employee set forth on Section 7.7(a) of the Disclosure Schedules (each, a “Designated Employee”) for a position that is substantially similar to such Designated Employee’s position with Cumberland immediately prior to the Closing, to be performed in the same geographic location in which such Designated Employee was employed by Cumberland immediately prior to the Closing, with base salary, incentive compensation, and employee benefits generally consistent with Apotex’s policies and practices.
(b)   All Designated Employees and any other Offer Employees that accept a position with Apotex or its Affiliates shall be terminated by Cumberland or its applicable Affiliate effective no later than ten (10) Business Days following the date on which Apotex extends such offers. Promptly following the Closing, Cumberland and its Affiliates shall fully and timely pay all accrued unused vacation and other paid time off to each Designated Employee and each other Offer Employee that accepts a position with Apotex or its Affiliates, in each case to the extent required by Law.
(c)   Cumberland and its Affiliates agree that, notwithstanding the terms of any noncompetition, customer non-solicit, or other restrictive covenant obligation between Cumberland and its Affiliates and a Designated Employee or any other Offer Employee that accepts a position with Apotex or its Affiliates, such Designated Employee or other Offer Employee shall be permitted to provide services to Apotex and its Affiliates following the Closing, and Cumberland and its Affiliates will not seek to enforce the terms of any such restrictive covenant following the Closing with respect to such Designated Employee’s or such Offer Employee’s services to Apotex or its Affiliates.
(d)   During the period prior to the Closing Date, Cumberland and its Affiliates shall use commercially reasonable efforts to make individual natural person independent contractors related to the servicing of the Acquired Assets and engaged by Cumberland or its Affiliates available to Apotex for the purpose of allowing Apotex or its Affiliates to interview each such contractor and determine the nature and extent of each such person’s continuation with Apotex or its Affiliates, if any. Cumberland or its Affiliates shall provide to Apotex or its Affiliates contact information for third-party service providers providing contingent personnel to service the Acquired Assets and reasonably cooperate in identifying and transferring such contingent work force to the extent requested by Apotex or its Affiliates.
Section 7.8   Government Price Reporting.
(a)   For three (3) years following the Closing, Cumberland will deliver to Apotex the following government price reporting information for the Acquired Assets and Assumed Liabilities following the Closing: transactional detail that is necessary to perform post-Closing government price calculations such as “Average Manufacturer Price” or “AMP” (as defined in 42 U.S.C. § 1396r-8(k)(1) and 42 C.F.R. § 447.500 et seq., as may be amended from time to time), Medicare Part B ASP (as defined in Section 1847A of the Social Security Act and detailed in 42 CFR Part 414 Subpart J), “Best Price” (as defined in 42 U.S.C. § 1396r-8(c)(1)(C) (relating to the definition of Best Price) and 42 C.F.R. § 447.500 et seq., as may be amended from time to time), and the “Non-Federal Average Manufacturer Price” or “Non-FAMP” and “Federal Ceiling Price” or “FCP” (as such terms are defined in 38 U.S.C. § 8126(h)(5)) including:
(i)   with respect to AMP and Best Price: (A) calendar quarter in which baseline AMP was established; (B) baseline AMP; (C) all other baseline information submitted by Cumberland to the

Centers for Medicare & Medicaid Services (“CMS”) in connection with the Medicaid drug rebate program (including units per package size, market start date, etc.); and (D) transactional data reasonably necessary for Apotex to calculate AMP and Best Price (inclusive of all commercial rebate and fee arrangements) for the quarters and months (as applicable) beginning with the AMP and Best Price submissions due on or after the Closing Date;
(ii)   with respect to the Veterans Health Care Act of 1992: (A) the applicable FCP (as such figure is calculated pursuant to 38 U.S.C. § 8126(a) and the VA Master Agreement); (B) any commercial sales data reasonably necessary to perform quarterly and annual Non-FAMP calculations and (C) any price lists applicable for purposes of sales under any applicable contract with the U.S. Department of Veterans Affairs under Federal Supply Schedule 65IB for Drugs, Pharmaceuticals, & Hematology Related Products; and
(iii)   with respect to Medicaid Drug Rebate Program, complete Medicaid Rebate Payment history including supporting payment documentation.
(b)   Apotex acknowledges and agrees that it is responsible for submitting complete and accurate government price reporting calculations for applicable Products, utilizing Apotex government pricing methodology, in a timely manner. During the term of the Transition Services Agreement, Cumberland will assist Apotex so that it can be identified as a delegate in the Medicaid Drug Program System to report AMP and Best Price directly to CMS for the applicable Products and Apotex will report AMP and Best Price directly to CMS via the Medicaid Drug Program System.
(c)   Apotex shall be responsible for and shall pay to the relevant Governmental Authority any rebates owed under the Medicaid drug rebate agreement, Medicare Part D Coverage Gap Discount Agreement and any similar government agreements with respect to Products utilization after the Closing Date as set forth in the Transition Services Agreement.
(d)   If applicable, Apotex shall be obligated to honor Cumberland calculated 340B Ceiling Price for all 340B Covered Entities as well as the Federal Ceiling Price for the “Big Four” (Coast Guard, Department of Defense, Department of Veterans Affairs and the Public Health Service) as well as any other entities entitled to purchase of the Federal Supply Schedule at the Federal Ceiling Price or other discounted price applicable under a contract with the U.S. Department of Veterans Affairs under Federal Supply Schedule 65IB for Drugs, Pharmaceuticals, & Hematology Related Products after the Closing Date.
(e)   During the term of the Transition Services Agreement, Cumberland will cooperate with Apotex and assist and provide any other available information required for compliance with government reporting, which may include information needed from pre-close periods.
(f)   Any information or data delivered by Cumberland to Apotex pursuant to this Section 7.8 shall only be disclosed or published by Apotex for the government price reporting purposes contemplated herein, and shall otherwise be treated as Confidential Information subject to Section 11.3 of this Agreement.
Section 7.9   Regulatory Matters.
(a)   Cumberland shall use commercially reasonable efforts to assign to Apotex as of the Closing Date Cumberland’s right, title, and interest existing in and to the approvals and permits of Governmental Authorities necessary for researching, developing, obtaining and maintaining the Regulatory Registrations and Regulatory Approvals for, manufacturing, selling, licensing, marketing, promoting, commercializing, distributing, exporting, importing or offering the Acquired Assets, that are freely transferable, and Apotex shall assume such right, title, obligations and interest under said approvals and permits.
(b)   Apotex and Cumberland shall promptly give written notice to the other upon becoming aware of any action by, or notification or other information which it receives (directly or indirectly) from, any Governmental Authority (together with copies of correspondence related thereto), which (A) raises any material concerns regarding the safety or efficacy of the Acquired Assets, (B) which indicates or suggests a reasonably likely potential material liability for either Party to third parties arising in connection with the Acquired Assets, or (C) which indicates a reasonable potential for a need to initiate a recall, market withdrawal or similar action; in each case with respect to the Acquired Assets manufactured or sold by Cumberland on or prior to the Closing Date.
Section 7.10   Exclusivity.
(a)   No Solicitation or Negotiation.   Subject to the terms of Section 7.10(b), immediately upon the execution of this Agreement and until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, Cumberland shall, and shall cause its Subsidiaries, its Affiliates and its and their respective Representatives to, cease any and all existing activities, discussions, or negotiations with any Person other than Apotex and its Affiliates and Representatives with respect to, and to deal exclusively with Apotex and its Affiliates and Representatives regarding, any and all Acquisition Proposals and shall not, and shall not permit any of its Affiliates, Subsidiaries, or Representatives to, directly or indirectly (i) solicit, initiate, encourage, entertain or respond to any inquiries or proposals, discuss or negotiate with, provide any information to, consider the merits of any inquires or proposals from, or otherwise engage in any negotiations, discussions, or other communications with, any Person (other than Apotex) relating to any transaction or series of related transactions involving the direct or indirect purchase, license or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons, in whole or in part, of the Business, the Acquired Assets or the Products or that would otherwise compromise the ability of Cumberland to consummate the Transactions (any such transaction described in this clause (i), an “Acquisition Transaction”), (ii) provide or furnish information or documentation to any other Person with respect to the Business or the Acquired Assets or otherwise in furtherance of any Acquisition Proposal; or (iii) enter into any letter of intent, arrangement, contract, agreement, understanding, or commitment with any other Person in respect of any Acquisition Proposal (each, other than an Acceptable Confidentiality Agreement, an “Alternative Transaction Agreement”). Cumberland agrees that the rights and remedies for noncompliance with this Section 7.10 shall include having such provision specifically enforced by a court having equity jurisdiction, it being acknowledged that any such breach or threatened breach would cause irreparable injury to Apotex and that money damages will not provide an adequate remedy to Apotex.
(b)   Fiduciary Exceptions.   Notwithstanding anything to the contrary set forth in Section 7.10(a) (but subject to the provisos in this Section 7.10(b)), from the date of this Agreement until Cumberland’s receipt of the Requisite Stockholder Approval, Cumberland and the Board may, directly or indirectly through one or more of their Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to Cumberland or its Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Cumberland or its Subsidiaries, in each case pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made, renewed or delivered to Cumberland, after the date of this Agreement, an unsolicited Acquisition Proposal that did not result from any breach of this Section 7.10(b); provided, in each case, that the Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this Section 7.10(b) would be inconsistent with its fiduciary duties pursuant to applicable Law; provided, further, that Cumberland promptly (and in any event within twenty-four (24) hours), subject to applicable Law, makes available to Apotex any non-public information concerning Cumberland or its Subsidiaries that is provided to any such Person or its Representatives that was not previously made available to Apotex.
(c)   No Change in Board Recommendation or Entry into an Alternative Transaction Agreement.   Except as provided by Section 7.10(d), at no time after the date hereof may the Board (or any committee thereof): (i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Board Recommendation in a manner adverse to Apotex; (B) publicly adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal; (C) fail to publicly reaffirm the Board Recommendation within ten (10) Business Days after Apotex so requests in writing (it being understood that Cumberland will have no obligation to make such reaffirmation on more than two separate occasions, plus one time more each time that an Acquisition Proposal or material modification thereto shall have become publicly known); (D) make any recommendation in support of or fail to make a recommendation against a tender or exchange offer that constitutes or would be reasonably likely to lead to an Acquisition Proposal, other than a recommendation against such offer or a “stop, look and listen” communication by the Board (or a committee thereof) to Cumberland’s Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (E) fail to include the Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Board Recommendation Change”); or (ii) cause or permit Cumberland to enter into any letter of intent, arrangement, contract, agreement, understanding, or commitment with any other Person in respect of any Acquisition Proposal (other than an Acceptable Confidentiality Agreement in accordance with Section 7.10(b)).
(d)   Board Recommendation Change; Entry into Alternative Transaction Agreement.   Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval:
(i)   the Board (or a committee thereof) may effect a Board Recommendation Change pursuant to clause (A), (C) or (E) of Section 7.10(c)(i) in response to any positive material event, change, effect, condition, occurrence or development or material change in circumstances with respect to Cumberland and its Subsidiaries (taken as a whole) or the Business that was (A) not actually known to, or reasonably foreseeable to, the Board as of the date hereof (or if known to the Board as of the date hereof, the consequences of which were not known or reasonably foreseeable to the Board, as of the date hereof); and (B) does not relate to any Acquisition Proposal; provided that in no event shall the following constitute or be taken into account in determining the existence of an Intervening Event: (x) the mere fact, in and of itself, that Cumberland or the Business meets or exceeds any internal or published or third party projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof; or (y) changes after the date hereof in the market price or trading volume of Company Stock or the credit rating of Cumberland (it being understood that the underlying cause of any of the foregoing in clauses (x) or (y) may be considered and taken into account) (each such event, an “Intervening Event”), if the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law and if and only if:
(A)   Cumberland has provided prior written notice to Apotex at least five (5) Business Days in advance to the effect that the Board (or a committee thereof) has so determined and resolved to effect a Board Recommendation Change pursuant to this Section 7.10(d)(i), which notice will specify the applicable Intervening Event in reasonable detail; and
(B)   prior to effecting such Board Recommendation Change Cumberland and its Representatives, during such five-Business Day period, must have negotiated with Apotex and its Representatives in good faith (to the extent that Apotex requests to so negotiate) to make such adjustments to the terms and conditions of this Agreement such that the Board no longer determines that the failure to make a Board Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties pursuant to applicable Law; or
(ii)   if Cumberland has received a bona fide Acquisition Proposal that the Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, then the Board may (x) effect a Board Recommendation Change with respect to such Acquisition Proposal and/or (y) authorize and cause Cumberland to terminate this Agreement and enter into an Alternative Transaction Agreement with respect to such Acquisition Proposal, in each case if and only if:
(A)   the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law;
(B)   Cumberland, its Subsidiaries, and its and their respective Representatives have complied in all material respects with its obligations pursuant to this Section 7.10 with respect to such Acquisition Proposal;
(C)   (I) Cumberland has provided prior written notice to Apotex at least five Business Days in advance (the “Notice Period”) to the effect that the Board (or a committee thereof) has

(1) received a bona fide Acquisition Proposal that has not been withdrawn; (2) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (3) resolved to effect a Board Recommendation Change or to terminate this Agreement pursuant to Section 10.1(g) absent any revision to the terms and conditions of this Agreement, which notice will specify the basis for such Board Recommendation Change or termination, including the identity of the Person or “group” of Persons making such Acquisition Proposal, the status of discussions relating to such Acquisition Proposal, the material terms and conditions thereof and unredacted copies of all relevant written agreements (including, among others, all financing commitments) relating to such Acquisition Proposal; (II) prior to effecting such Board Recommendation Change or termination, Cumberland, during the Notice Period, must have negotiated with Apotex and its Representatives in good faith (to the extent that Apotex requests to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal; provided, however, that in the event of any material revisions, updates or supplements to such Acquisition Proposal, Cumberland will be required to deliver a new written notice to Apotex and to comply with the requirements of this Section 7.10(d)(ii)(C) with respect to such new written notice (it being understood that the “Notice Period” in respect of such new written notice will be three (3) Business Days); and (III) at the end of the applicable Notice Period, the Board determines in good faith (after taking into account any revisions to the terms and conditions of this Agreement proposed by Apotex) that such Acquisition Proposal remains a Superior Proposal; and
(D)   in the event of any termination of this Agreement in order to cause or permit Cumberland to enter into an Alternative Transaction Agreement with respect to such Acquisition Proposal which constitutes a Superior Proposal, Cumberland will have validly terminated this Agreement in accordance with its terms.
(e)   Notice.   From the Effective Date until the earlier to occur of the termination of this Agreement pursuant to ARTICLE X and the Closing, Cumberland will promptly (and, in any event, within twenty-four (24) hours from the receipt thereof) notify Apotex in writing if any inquiries, offers or proposals that constitute an Acquisition Proposal are received by Cumberland, its Subsidiaries, or its or their respective Representatives or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Cumberland, its Subsidiaries, or its or their respective Representatives with respect to an Acquisition Proposal. Any such notice shall include (i) the identity of the Person or “group” of Persons making such offers or proposals (unless, in each case, such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or “group” of Persons that is in effect on the date of this Agreement) and (ii) a summary of the material terms and conditions of such offers or proposals. Thereafter, Cumberland shall keep Apotex reasonably informed, on a prompt basis, of the status (and supplementally provide the terms) of any such offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations.
(f)   Certain Disclosures.   Nothing in this Agreement will prohibit Cumberland or the Board (or a committee thereof) from (i) taking and disclosing to the Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Board (or a committee thereof) to the Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 7.10; (iv) complying with Cumberland’s disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal; or (v) making any disclosure to the Stockholders (including regarding the business, financial condition or results of operations of Cumberland and its Subsidiaries) unrelated to an Acquisition Proposal that the Board (or a committee thereof) has determined to make in good faith; it being understood that (A) any such statement or disclosure made by the Board (or a committee thereof) pursuant to this Section 7.10(f) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of Cumberland or the Board (or any committee thereof) and the rights of Apotex under this Section 7.10, and (B) that nothing in the foregoing will be deemed to permit Cumberland or the Board (or a committee thereof) to effect a Board Recommendation Change other than in accordance with Section 7.10(d).

(g)   Breach by Representatives.   Cumberland agrees that any violation of this Section 7.10 by any Representative of Cumberland or any of its Subsidiaries will be deemed to be a breach of this Section 7.10 by Cumberland. Cumberland shall not authorize, direct or knowingly permit any consultant or employee of Cumberland or its Subsidiaries or Affiliates to violate this Section 7.10, and upon becoming aware of any violation or threatened violation of this Section 7.10 by a consultant or employee of Cumberland, shall use its commercially reasonable efforts to stop such violation or threatened violation.
Section 7.11   Proxy Statement and Other Required SEC Filings
(a)   Proxy Statement.   As promptly as reasonably practicable (but in no event later than twenty-five (25) days following the Effective Date), Cumberland will prepare and file with the United States Securities and Exchange Commission (“SEC”) a preliminary proxy statement relating to the Stockholder Meeting (as amended or supplemented, the “Proxy Statement”). Subject to Section 7.10, the Proxy Statement will include the Board Recommendation, and the Board consents to such inclusion. Cumberland will use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable, to cause the Proxy Statement to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and the NASDAQ, and take other actions to enable it to duly call and give notice of a Stockholder Meeting. Cumberland may not file the Proxy Statement with the SEC without first providing Apotex and its counsel a reasonable opportunity to review and comment thereon, and Cumberland will give due consideration to all reasonable additions, deletions or changes suggested thereto by Apotex or its counsel. On the date of filing, the date of mailing to the Stockholders (if applicable) and at the time of the Stockholder Meeting, the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by Cumberland with respect to any information supplied by Apotex or any of its Affiliates for inclusion or incorporation by reference in the Proxy Statement. Apotex shall cause the information relating to Apotex or any of its Affiliates supplied by Apotex for inclusion in the Proxy Statement or any amendments or supplement thereto not to, at the date the Proxy Statement is filed with the SEC or mailed to the stockholders of Cumberland or at the time of the Stockholder Meeting, or at the time of any amendment or supplement thereof (except to the extent revised or superseded by amendments or supplements contemplated hereby), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, including correcting any information that has become false or misleading in any material respect, Cumberland will promptly prepare and deliver to Apotex such an amendment or supplement. Cumberland will timely notify its Stockholders once it is informed by the SEC staff that it does not plan to provide comments or it has no further comments on the preliminary form of the proxy statement, and take all necessary action, including establishing a record date and completing other actions required by the Exchange Act to permit the foregoing. The proxy statement shall include the notice of the Stockholder Meeting.
(b)   Consultation Prior to Certain Communications.   Cumberland and its Affiliates may not communicate in writing with the SEC or its staff with respect to the Proxy Statement (including in response to any notice or request contemplated by Section 7.11(c)), without first providing Apotex and its Affiliates a reasonable opportunity to review and comment on such written communication, and Cumberland will give due consideration to all reasonable additions, deletions or changes suggested thereto by Apotex and its Affiliates or its and their respective counsel.
(c)   Notices.   Cumberland will advise Apotex, and supply Apotex with copies, promptly after it receives notice thereof, of (i) any receipt of a request by the SEC or its staff for any amendment or revisions to the Proxy Statement; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith. Without limiting the application of Section 7.11(b), Cumberland and Apotex, as applicable, shall use their respective commercially reasonable efforts to respond to as promptly as practicable, and resolve, any comments or requests from the SEC or its staff.
(d)   Dissemination of Proxy Statement.   Subject to applicable Law, Cumberland will use its commercially reasonable efforts to cause the Proxy Statement to be disseminated to the Stockholders as promptly as reasonably practicable (and in any event within five (5) Business Days) following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to occur if the SEC has not affirmatively notified Cumberland prior to the tenth calendar day after initially filing the Proxy Statement that the SEC will or will not be reviewing the Proxy Statement.
Section 7.12   Stockholder Meeting.
(a)   Broker Search; Call of Stockholder Meeting.   Subject to the provisions of this Agreement, Cumberland will, within five (5) Business Days after the date of this Agreement, conduct a “broker search” in accordance with the Exchange Act and will take all action necessary in accordance with the TBCA, the organizational documents of Cumberland and the rules of the NASDAQ to establish a record date for (and Cumberland will not change the record date without the prior written consent of Apotex), duly call, give notice of, convene and hold the Stockholder Meeting as promptly as reasonably practicable following the mailing of the Proxy Statement to the Stockholders for the purpose of obtaining the Requisite Stockholder Approval. Subject to Section 7.10, and unless there has been a Board Recommendation Change in compliance with Section 7.10, Cumberland will use its best efforts to solicit proxies to obtain the Requisite Stockholder Approval. Unless there has been a Board Recommendation Change in accordance with Section 7.10), obtaining the Requisite Stockholder Approval shall be the only matter (other than a customary adjournment proposal) that Cumberland shall propose to be acted on by the Stockholders at the Stockholder Meeting without the prior written consent of Apotex (such consent not to be unreasonably withheld, conditioned or delayed).
(b)   Adjournment of Stockholder Meeting.   Notwithstanding anything to the contrary in this Agreement, Cumberland may (and, if requested by Apotex on no more than two (2) occasions, shall for a reasonable period of time not to exceed ten (10) Business Days in the aggregate) postpone or adjourn the Stockholder Meeting if (i) there are holders of an insufficient number of shares of the Company Stock present or represented by proxy at the Stockholder Meeting to constitute a quorum at the Stockholder Meeting; (ii) to allow reasonable additional time for any supplemental or additional disclosure required to be disseminated to the Stockholders to be so disseminated and reviewed by the Stockholders; (iii) Cumberland is required to postpone or adjourn the Stockholder Meeting by applicable Law, Order or a request from the SEC or its staff; or (iv) to allow additional solicitation of votes, if proxies granted by the time of the Stockholder Meeting are insufficient to obtain the Requisite Stockholder Approval; provided that in no event shall Cumberland postpone or adjourn the Stockholder Meeting more than two times pursuant to clauses (i) or (iv) or for an aggregate period of time in excess of thirty (30) days from the date on which the Stockholder Meeting was originally scheduled, in each case without the prior written consent of Apotex (which consent will not be unreasonably withheld, conditioned or delayed). In the event that the date of the Stockholder Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, Cumberland agrees that, without the prior written consent of Apotex (which consent will not be unreasonably withheld, conditioned or delayed), it shall use commercially reasonable efforts to implement such adjournment or postponement or other delay in such a way that Cumberland does not establish a new record date for the Stockholder Meeting, as so adjourned, postponed or delayed, except as required by applicable Law. Unless this Agreement is validly terminated in accordance with Article X, Cumberland will submit this Agreement and the transactions contemplated hereby to the Stockholders at the Stockholder Meeting even if the Board (or a committee thereof) has effected a Board Recommendation Change.
Section 7.13   Wrong Pockets.   For a period of up to three (3) years after the Closing Date, if either Apotex or Cumberland becomes aware that any of the Acquired Assets or any other asset primarily related to the Products or the Business has not been transferred to Apotex or that any of the Excluded Assets has been transferred to Apotex, it shall promptly notify the other and the Parties shall, as soon as reasonably practicable and, subject to Section 4.3, ensure that such property is transferred, and with any necessary prior third-party consent or approval, to:
(a)   Apotex, in the case of any such assets which was not transferred to Apotex at the Closing (and until such time as such assets are transferred to Apotex, Cumberland and each of its applicable Affiliates shall hold such assets in trust on behalf of the Business, and Cumberland, on behalf of itself and its applicable Affiliates, hereby grants and hereby causes each of its Affiliates to grant, to Apotex and its Affiliates, effective as of the Closing, a worldwide, fully paid-up, royalty-free, irrevocable, non-terminable, perpetual, transferable, exclusive license under and to such assets for any and all uses, with the right to sublicense (through one or multiple tiers)); or
(b)   Cumberland, in the case of any Excluded Asset which was transferred to Apotex at the Closing.
(c)   The Parties acknowledge and agree there is no right of offset regarding any transfer contemplated by this Section 7.13, each such transfer shall occur for no additional consideration and a Party may not withhold any asset to be transferred pursuant to this Section 7.13 in the event there is a dispute regarding any other issue under this Agreement or under any Transaction Document.
Section 7.14   Payments from Third Parties.   Except as expressly provided in any Transaction Document, in the event that, on or after the Closing Date, either Party shall receive any payments or other funds due to the other pursuant to the terms of this Agreement or of any Transaction Document, then the Party receiving such funds shall promptly forward such funds to the proper Party. The Parties acknowledge and agree there is no right of offset regarding such payments and a party may not withhold funds received from third parties for the account of the other Party in the event there is a dispute regarding any other issue under this Agreement or of any Transaction Document.
Section 7.15   Notice of Certain Events.
(a)   From the Effective Date until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, Cumberland shall promptly notify Apotex of any of the following:
(i)   any written notice from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the failure to obtain such consent would, individually or in the aggregate, reasonably be expected to be materially adverse to consummation of the Transactions; and
(ii)   any damage or destruction by fire or other casualty of any material Asset or part thereof; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to Apotex.
(b)   Each Party shall promptly notify the other Party of any written notice or communication received by such Party from any Governmental Authority in connection with the Transactions to the extent permitted by applicable Law.
Section 7.16   Tax Matters.
(a)   All Conveyance Taxes shall be borne 100% by Apotex. The Person required by applicable Law to file any Tax Returns reporting any Conveyance Taxes shall prepare and file such Tax Returns and the other Party shall reasonably cooperate therewith. Apotex and Cumberland agree to use commercially reasonable efforts, to the extent otherwise consistent with this Agreement, to reduce or eliminate any Conveyance Taxes (including by completing and executing any documents or other certificates that would reduce or eliminate any Conveyance Taxes).
(b)   Apotex and Cumberland shall use their commercially reasonable efforts to cooperate, as and to the extent reasonably requested by the other Party, in connection with the preparation and filing of Tax Returns and any action, audit, litigation, or other proceeding with respect to Taxes, in each case with respect to the Acquired Assets or Assumed Liabilities; provided that in providing such information, assistance and access, each Party shall be entitled to redact information that is not related to the Acquired Assets.
(c)   Any Taxes attributable to a Straddle Period required to be apportioned under this Agreement shall be apportioned as follows: (a) the amount of property, ad valorem, and other periodic Taxes allocable to the Pre-Closing Tax Period shall be equal to (i) the amount of such Taxes for the entire Straddle Period multiplied by (ii) a fraction, the numerator of which is the number of calendar days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of calendar days in the entire Straddle Period; and (b) all Taxes not allocated under clause (a) shall, if applicable, be allocated to the Pre-Closing Tax Period on the basis of a “closing of the books,” as if such taxable period ended as of the end of the day on the Closing Date; provided that, exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period beginning after the Closing Date in proportion to the number of calendar days in each period (other than for property placed in service after the Closing Date).
Section 7.17   Restrictive Covenants.
(a)   Apotex Employee Non-Solicitation/Non-Hire.   From and after the Closing Date, Cumberland shall not, and shall cause each of its Subsidiaries to not, for a period of eighteen (18) months after the Closing Date, directly or indirectly, (i) encourage, induce, or solicit any Transferred Business Employee to leave employment with Apotex or any of its Affiliates or (ii) hire, employ, or attempt to hire or employ any Transferred Business Employee; provided, that the foregoing clause (i) shall not preclude Cumberland or any of its Subsidiaries from (A) posting a general solicitation through a public medium or general or mass mailing by or on behalf of Cumberland or any of its Subsidiaries, as applicable, that is not targeted at employees of Apotex or its Affiliates or any Transferred Business Employee or (B) soliciting any terminated employee of Apotex or its Affiliates so long as such former employee has been terminated from employment with Apotex or its Subsidiaries or Affiliates for more than twelve (12) months.
(b)   Cumberland Employee Non-Solicitation/Non-Hire.   From and after the Closing Date, Apotex shall not, and shall cause each of its Subsidiaries to not, for a period of eighteen (18) months after the Closing Date, directly or indirectly, (i) encourage, induce, or solicit any employee of Cumberland with whom Apotex and its Subsidiaries have had material interactions in connection with the Transactions and that is not a Transferred Business Employee to leave employment with Cumberland or any of its Affiliates or (ii) hire, employ, or attempt to hire or employ any such employee of Cumberland that is not a Transferred Business Employee; provided, that the foregoing clause (i) shall not preclude Apotex or any of its Subsidiaries from (A) posting a general solicitation through a public medium or general or mass mailing by or on behalf of Apotex or any of its Subsidiaries, as applicable, that is not targeted at employees of Cumberland or its Affiliates or (B) soliciting any terminated employee of Cumberland or its Affiliates so long as such former employee has been terminated from employment with Cumberland or its Subsidiaries or Affiliates for more than twelve (12) months.
(c)   Business Relations Non-Interference.   For a period of four (4) years after the Closing Date, Cumberland shall not, and it shall each cause its Subsidiaries and Affiliates to not, directly or indirectly through a third party (i) induce or attempt to induce such Person to cease doing business with Apotex or any of its Affiliates with respect to the Products, or (ii) in any way intentionally interfere with the relationship between any such customer, supplier, licensee, licensor or other business relation of Apotex or any of its Affiliates with respect to the Products in a manner harmful to Apotex or any of its Affiliates.
(d)   Competing Products.   For a period of four (4) years after the Closing Date, Cumberland shall not, and shall cause its Subsidiaries and Affiliates to not, (i) engage in any business in the Territory that manufactures, promotes, markets, distributes, commercializes, imports, exports or sells any products that compete with the Products, or (ii) grant any rights to or enter into any arrangement with a third party to launch, manufacture, promote, market, distribute, commercialize, import, export or sell a product that competes with the Products in the Territory; provided that nothing herein shall prohibit Cumberland or any of its Affiliates from (A) being a passive owner of not more than 5% of the outstanding equity securities of any class of a Person so long as none of Cumberland nor any of its Affiliates has any active participation in the business of such Person or (B) performing its obligations under the Transition Services Agreement.
(e)   Non-Disparagement.   For a period of three (3) years after the Closing Date, Cumberland shall not, and shall cause its Affiliates not to, directly or indirectly, make any disparaging statement concerning the Business, the Products or the Acquired Assets.
(f)   Certain Acknowledgements.   Cumberland agrees and acknowledges that Cumberland and its Affiliates are familiar with the trade secrets and other information of a confidential or proprietary nature of the Business, the Products and the other Acquired Assets, and their respective business relations. Cumberland also agrees and acknowledges that Apotex, its Affiliates, the Business, the Products and the other Acquired Assets would be irreparably damaged if Cumberland or its Affiliates were to provide products or services or to otherwise engage in any activity in violation of this Section 7.17 and that any such action would result in a significant loss of goodwill by Apotex and its Affiliates in respect of such businesses. Cumberland agrees and acknowledges that the covenants and agreements set forth in this Section 7.17 were a material inducement to Apotex to enter into this Agreement and to perform its obligations hereunder, and that Apotex and its Affiliates would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the parties if Cumberland or its Affiliates breached any of the provisions of this Section 7.17 with respect to the Products in the Territory. Cumberland acknowledges and agrees that the promises and restrictive covenants that Cumberland and its Affiliates are providing in this Section 7.17 are reasonable with respect to period, geographical area and scope and are necessary for the protection of legitimate interests in Apotex’s investment in the Business, the Products and the other Acquired Assets (including customer relationships, trade secrets and goodwill) pursuant to this Agreement, and that such limitations would not impose any undue burden upon Cumberland or its Affiliates. In the event that any such period, geographical area or scope limitation is deemed to be invalid, prohibited or unenforceable by a court of competent jurisdiction, Apotex and Cumberland agree to the reduction of any or all of said period, geographical area or scope limitations to such a period, geographical area or scope as said court shall deem reasonable or enforceable under the circumstances. If such partial enforcement is not possible in such jurisdiction, the provision shall be deemed severed as to such jurisdiction, and the remaining provisions of this Section 7.17 shall remain in full force and effect. Cumberland acknowledges and agrees that irreparable injury will result to Apotex, the Business, the Products or the other Acquired Assets if Cumberland or its Affiliates breaches any of the terms of this Section 7.17, and that in the event of Cumberland’s or its Affiliates’ actual or threatened breach of any of the provisions contained in this Section 7.17, Apotex will have no adequate remedy at law. Cumberland accordingly agrees that in the event of any actual or threatened breach by Cumberland or its Affiliates of any of the provisions contained in this Section 7.17, Apotex shall be entitled to such injunctive and other equitable relief as may be deemed necessary or appropriate by a court of competent jurisdiction without proving the inadequacy of a remedy at law or irreparable harm and without the requirement to post a bond with respect thereto. Nothing contained herein shall be construed as prohibiting Apotex from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove. In addition, because the protection of the goodwill of the Business requires that Cumberland comply with the covenants in this Section 7.17 for the full periods of restriction discussed herein, Cumberland agrees that, if it is determined by a court of competent jurisdiction that Cumberland has breached this Section 7.17, any such period will be extended for a period of time (if any) equal to the time period that Cumberland is determined by such court of competent jurisdiction to have breached any of the covenants in this Section 7.17, such that Cumberland is ultimately foreclosed from engaging in the restricted activities under this Section 7.17 for a time period equal to the full periods of restriction. Cumberland shall be liable for any breaches of this Section 7.17 by any of its Affiliates and Representatives.
Section 7.18   Access and Reports.   From the Effective Date until the Closing or the earlier termination of this Agreement in accordance with its terms, upon reasonable prior written notice from Apotex, subject to applicable Law, Cumberland shall afford Apotex’s officers and other authorized Representatives reasonable access, during normal business hours throughout the period prior to the Closing, to the Business’ and Cumberland’s officers, employees, properties, facilities, books, records, ledgers, financial statements, tangible data, disks, tapes, other media-storing data and files or other similar information, whether in hardcopy or computer format (or any other format) and whether stored in network facilities or otherwise, and Transferred Contracts, and any other contracts, documents, information and data to the extent (and only to the extent) related to the Acquired Assets, the Assumed Liabilities or the Business; and, during such period, Cumberland shall furnish promptly to Apotex all information concerning the Business as may reasonably be requested; provided, that, the foregoing shall not require Cumberland (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of Cumberland, upon the reasonable advice of its counsel, would result in the disclosure of any trade secrets or violate any of its obligations with respect to confidentiality; (ii) to permit any inspection, or to disclose any information that exclusively relates to the Excluded Assets; (iii) to provide any access or furnish any information that, upon the commercially reasonable advice of Cumberland’s counsel, would be in violation of applicable Law; or (iv) to disclose any information that, upon the reasonable advice of Cumberland’s counsel, would jeopardize any attorney-client or other legal privileges; provided, further, that Cumberland shall use commercially reasonable efforts to provide access to such information in a manner that would not result in disclosure of trade secrets, violate confidentiality obligations, violate applicable Laws or destroy attorney-client or other legal privileges. All requests for access or information made pursuant to this Section 7.18 shall be directed to an officer of

Cumberland, or other Person designated by Cumberland. All such information shall be governed by the terms of the Confidentiality Agreement, which (subject to Section 11.3(a)) shall survive the execution and delivery of this Agreement.
Section 7.19   Vibativ Award Milestone.   In the event that, (a) prior to the two (2) year anniversary of the Closing, either Apotex or its Affiliates is awarded a Contract by the U.S. Department of Health and Human Services (or any division thereof) for the supply of Vibativ (as described in Annex 2.1(A)) for the uses set forth on Section 7.19 of the Disclosure Schedules (the “Vibativ Contract”) (the “First Vibativ Milestone”) and (b) prior to the ten (10) year anniversary of the Closing, Apotex and its Affiliates realize cumulative net sales in excess of $100 million pursuant to the Vibativ Contract (the “Second Vibativ Milestone” and, together with the First Vibativ Milestone, the “Vibativ Milestones”), then no later than thirty (30) days following Apotex’s good faith determination and delivery of notice to Cumberland that the Second Vibativ Milestone has been achieved, Apotex shall pay to Cumberland an amount equal to the Vibativ Milestone Payment Amount by wire transfer of immediately available funds to the account(s) designated by Cumberland not less than two (2) Business Days prior to such date. In the event that the First Vibativ Milestone is achieved, within thirty (30) days following each one-year anniversary of the Closing subsequent to the achievement of the First Vibativ Milestone, Apotex shall provide Cumberland with a detailed report of cumulative net sales under the Vibativ Contract, until the earlier of (i) the achievement of the Second Vibativ Milestone or (ii) the ten-year anniversary of the Closing.
Section 7.20   Delivery of Certain Work Product.   The Parties acknowledge and agree that the failure of Cumberland to deliver to Apotex the Cumberland Work Product at or prior to the Closing shall not, in and of itself, be deemed to be a failure of Cumberland to cause the conditions to Closing set forth in Section 8.1 to be satisfied; provided that, in the event that Cumberland fails to deliver to Apotex all such Cumberland Work Products at the Closing, Cumberland shall promptly and, in no event later than ninety (90) days following the Closing, deliver to Apotex all such Cumberland Work Product that was not delivered to Apotex at the Closing.
Section 7.21   Lien Releases.   Cumberland shall, prior to Closing, (a) obtain from each holder of indebtedness of Cumberland and its Affiliates a payoff letter (or release letter or other similar agreement) which shall be in form and substance reasonably satisfactory to Apotex and which shall (i) provide that any lien on the Acquired Assets securing any borrowings, guarantees and other obligations in respect of such indebtedness shall be unconditionally released upon the occurrence of the Closing and (ii) include as attachments, where appropriate, customary releases and/or terminations of all security interests (including UCC-3 termination statements, mortgage releases and terminations and releases of USPTO and USCO security interest filings or similar releases in any relevant jurisdiction) against the Acquired Assets with respect to such indebtedness, and which authorize the filing of such terminations and releases and which when filed will release and satisfy any and all recorded Encumbrances on the Acquired Assets (collectively, the “Lien Release Letters”), (b) provide Apotex with a copy of such Lien Release Letters at least five (5) Business Days prior to the Closing Date, and (c) pay any and all such amounts due and payable under such Lien Release Letters and file all such UCC-3 termination statements, mortgage releases and terminations and releases of USPTO and USCO and other security interest filings necessary to release any and all Encumbrances on the Acquired Assets effective as of or prior to the Closing.
ARTICLE VIII
CONDITIONS TO CLOSING
Section 8.1   Conditions to Obligations of Apotex.   The obligations of Apotex to consummate the Closing shall be subject to the fulfillment or Apotex’s waiver, at or prior to the Closing, of each of the following conditions:
(a)   (i) Each of the representations and warranties of Cumberland contained in Article V (other than those representations and warranties addressed in clauses (ii), (iii) and (iv) of this Section 8.1(a)) shall be true and correct (without giving effect to any “materiality”, “material Adverse Effect” or similar qualifiers therein) as of the Effective Date and as of the Closing Date as though made on the Closing Date, except to the extent that any failure to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect (other than any such representations and warranties made as of a specific date, which such representations and warranties shall have been true and correct as of such date, except to the extent that any failure to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect); (ii) each of the Cumberland Fundamental Representations (other than those representations and warranties addressed in clause (iv) of this Section 8.1(a)) shall be true and correct in all material respects (without giving effect to any “materiality”, “Material Adverse Effect” or similar qualifiers therein) as of the Effective Date and as of the Closing Date as though made on the Closing Date (other than any such representations and warranties made as of a specific date, which such representations and warranties shall have been true and correct in all material respects as of such date); (iii) the representations and warranties contained in Section 5.9(b) shall be true and correct in all respects as of the Effective Date and as of the Closing Date as though made on the Closing Date; and (iv) each of the Cumberland Fundamental Representations in Section 5.1 and Section 5.5(a) shall be true and correct in all respects (without giving effect to any “materiality”, “Material Adverse Effect” or similar qualifiers therein) other than de minimis inaccuracies as of the Effective Date and as of the Closing Date as though made on the Closing Date, other than any such Cumberland Fundamental Representations made as of a specific date, which such representations and warranties shall have been true and correct in all respects other than de minimis inaccuracies as of such date.
(b)   Cumberland shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with prior to or on the Closing Date.
(c)   Cumberland shall have delivered to Apotex a certificate dated as of the Closing Date and duly executed by an executive officer of Cumberland certifying that each of the conditions set forth in Section 8.1(a), Section 8.1(b) and Section 8.1(d) has been satisfied in all respects as of the Closing.
(d)   There shall not have occurred a Material Adverse Effect.
(e)   Receipt of any and all required approvals of Governmental Authorities as set forth on Section 8.2(d) of the Disclosure Schedules.
(f)   Cumberland shall have obtained and delivered, in form and substance reasonably satisfactory to Apotex, written consent from, or evidence of notice to, as applicable, the applicable counterparty as required for the assignment and assumption by Apotex (or its designated Affiliate) of each Material Contract or other Acquired Asset set forth on Section 8.1(f) of the Disclosure Schedules.
(g)   Requisite Stockholder Approval shall have been obtained.
(h)   There shall not be any applicable Law in effect prohibiting the consummation of the Transactions or any Action pending before any Governmental Authority that, if adversely determined, would prohibit the consummation of the Transactions.
Section 8.2   Conditions to Obligations of Cumberland.   The obligations of Cumberland to consummate the Closing shall be subject to the fulfillment or Cumberland’s waiver, at or prior to the Closing of each of the following conditions:
(a)   The representations and warranties of Apotex contained in Article VI shall be true and correct (without giving effect to any “materiality,” “in all material respects,” “Material Adverse Effect” or other materiality-based qualifiers therein) in all material respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date).
(b)   Apotex shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement be performed or complied with by it prior to or on the Closing Date.
(c)   Apotex shall have delivered to Cumberland a certificate dated as of the Closing Date and duly executed by an executive officer of Apotex certifying that each of the conditions set forth in Section 8.2(a) and Section 8.2(b) has been satisfied in all respects as of the Closing.
(d)   Receipt of any and all required approvals of Governmental Authorities as set forth on Section 8.2(d) of the Disclosure Schedules.

(e)   Requisite Stockholder Approval shall have been obtained.
(f)   There shall not be any applicable Law in effect prohibiting the consummation of the Transactions or any Action pending before any Governmental Authority that, if adversely determined, would prohibit the consummation of the Transactions.
ARTICLE IX
INDEMNIFICATION
Section 9.1   Survival.   (a) The representations and warranties of Cumberland set forth in this Agreement (other than the Cumberland Fundamental Representations, the Cumberland Sufficiency Representations and the representations set forth in Section 5.16 (Taxes)), and any corresponding indemnification obligations, shall survive until 11:59 pm. (Prevailing Central Time) on the date that is twelve (12) months following the Closing Date (the date of expiration of such period, the “Expiration Date”); (b) the Cumberland Fundamental Representations, the Cumberland Sufficiency Representations and the representations set forth in Section 5.16 (Taxes) and, in each case, any corresponding indemnification obligations, shall survive until sixty (60) days following the expiration of the applicable statute of limitations; (c) the representations and warranties of Apotex set forth in this Agreement (other than the Apotex Fundamental Representations), and any corresponding indemnification obligations, shall survive until 11:59 p.m. (Prevailing Central Time) on the Expiration Date; (d) the Apotex Fundamental Representations, and any corresponding indemnification obligations, shall survive until sixty (60) days following the expiration of the applicable statute of limitations; provided, that all representations and warranties of Cumberland or Apotex and corresponding indemnification obligations shall survive beyond the Expiration Date or other survival periods specified above with respect to any inaccuracy therein or breach thereof if a claim is made hereunder prior to the expiration of the applicable survival period for such representation and warranty, in which case such representation and warranty and corresponding indemnification obligations shall survive as to such claim until such claim has been finally resolved. Notwithstanding the foregoing, (i) each covenant of Cumberland or Apotex contained herein which, by its terms, is required to be performed prior to the Closing shall terminate at the Closing and (ii) each covenant of Cumberland or Apotex contained herein which, by its terms, is required to be performed after the Closing shall survive the Closing and will remain in full force and effect thereafter until fully performed.
Section 9.2   Indemnification by Cumberland.   Subject to Section 9.4, Cumberland hereby agrees that, from and after the Closing Date, Cumberland shall indemnify and hold harmless Apotex and its Affiliates and their respective successors and permitted assigns and each of their respective directors, officers, agents and employees (the “Apotex Indemnified Parties”) against, and hold them harmless from, and pay and reimburse such parties for, any Losses, without duplication, to the extent such Losses result or arise from or in connection with:
(a)   the ownership and operation of the Acquired Assets by Cumberland and the research, development, obtaining and maintaining regulatory approvals for, manufacture, sale, licensure, marketing, promotion, commercialization, distribution, exportation, importation or offering of the Products and INDs by Cumberland through the Closing Date (in each instance including actions taken by licensees of Cumberland or its Affiliates);
(b)   any breach of any representation or warranty of Cumberland contained in this Agreement or the certificate delivered pursuant to Section 8.1(c);
(c)   a breach of, default in, or failure to perform, any of the covenants given or made by Cumberland in this Agreement, the IP Assignment Agreement or the Bill of Sale and Assignment and Assumption Agreement;
(d)   any and all Excluded Assets and Excluded Liabilities; or
(e)   any business(es) of Cumberland other than the Business.
Section 9.3   Indemnification by Apotex.   Subject to Section 9.4, Apotex hereby agrees that, from and after the Closing Date, Apotex shall indemnify and hold harmless Cumberland and its Affiliates and their respective successors and permitted assigns and each of their respective directors, officers, agents and employees (the “Cumberland Indemnified Parties”) against, and hold them harmless from, and pay and reimburse such parties for, any Losses, without duplication, to the extent such Losses result or arise from or in connection with:
(a)   the ownership and operation of the Acquired Assets by Apotex and the research, development, obtaining and maintaining Regulatory Registrations and Regulatory Approvals for, manufacture, sale, licensure, marketing, promotion, commercialization, distribution, exportation, importation or offering of the Products and INDs by Apotex after the Closing Date;
(b)    any breach of any representation or warranty of Apotex contained in this Agreement or the certificate delivered pursuant to Section 8.2(c);
(c)   a breach of, default in, or failure to perform, any of the covenants given or made by Apotex in this Agreement, the IP Assignment Agreement or the Bill of Sale and Assignment and Assumption Agreement; or
(d)   any and all Assumed Liabilities.
Section 9.4   Limitations.
(a)   Subject to the last sentence of Section 9.4(d), the aggregate amount the Apotex Indemnified Parties, as a group, may recover under Section 9.2(b) (other than in respect of the Cumberland Fundamental Representations, the Cumberland Sufficiency Representations and the representations set forth in Section 5.16 (Taxes)) shall be limited to a dollar amount equal to ten percent (10%) of the Purchase Price (the “General Cap”). Notwithstanding anything to the contrary set forth herein, the foregoing provisions of this Section 9.4(a) will not apply in respect of claims for breach of any Cumberland Fundamental Representations, the Cumberland Sufficiency Representations or the representations set forth in Section 5.16 (Taxes)); provided, that in no event shall the aggregate liability of Cumberland in respect of claims for indemnification pursuant to Section 9.2(b) and Section 9.2(c) exceed the Purchase Price, subject to the last sentence of Section 9.4(d).
(b)   Subject to the last sentence of Section 9.4(d), the aggregate amount the Cumberland Indemnified Parties, as a group, may recover under Section 9.3(b) shall be limited to a dollar amount equal to the General Cap. Notwithstanding anything to the contrary set forth herein, in no event shall the aggregate liability of Apotex in respect of claims for indemnification pursuant to Section 9.3(b) and Section 9.3(c) exceed the Purchase Price, subject to the last sentence of Section 9.4(d).
(c)   The amount of any Losses for which either Cumberland or Apotex, as the case may be, is liable under this Article IX shall be reduced by any amounts an Indemnified Party actually received (net of any costs of recovery, taxes and increased premiums) from any Third Party (whether before or after the Indemnifying Party shall have made a payment to any Indemnified Party hereunder), and the Indemnified Party shall promptly notify the Indemnifying Party and provide such information as the Indemnifying Party may require relating to any such recovery by the Indemnified Party in connection therewith. In any case where an Indemnified Party recovers any amount contemplated by the immediately preceding sentence in respect of a matter for which such Indemnified Party was previously indemnified pursuant to this Article IX, in each case to the extent not already taken into account pursuant to this Section 9.4, such Indemnified Party shall promptly (and in any event within ten (10) Business Days after receipt)) pay over to the applicable Indemnifying Party an amount equal to the amount which, had such insurance or other recovery been made by such Indemnified Party prior to being indemnified hereunder, such Indemnified Party would not have been entitled to receive from the Indemnifying Party pursuant to the terms of the immediately preceding sentence (net of any costs of recovery, taxes and increased premiums), but not in excess of the sum of any amount previously so paid to or on behalf of such Indemnified Party in respect of such matter.
(d)   Subject to the last sentence of this Section 9.4(d), from and after the Closing, the rights of the Apotex Indemnified Parties and the Cumberland Indemnified Parties under this Article IX shall be the sole and exclusive remedy of the Apotex Indemnified Parties and the Cumberland Indemnified Parties, as the case may be, with respect to any and all matters arising out of, related to or in connection with this Agreement and the Transactions. In furtherance of the foregoing, from and after the Closing, except in the case of Fraud, each Party (on behalf of itself and its Affiliates) hereby waives, to the fullest extent permitted by

Law, any and all rights, claims and causes of action such Party may have against the other Parties or any of their respective Affiliates arising under or based upon this Agreement, other than pursuant to this ARTICLE IX or any right or permitted claim under the Transition Services Agreement. Notwithstanding anything in this Agreement to the contrary, (i) nothing in this Agreement shall limit the liability of, and this Article IX shall not be the sole and exclusive remedy of, any Person in connection with any claim of Fraud and (ii) nothing in this Agreement shall be deemed a waiver by any Party of, or any limitation on, any right or permitted claim under the Transition Services Agreement.
(e)    No Indemnifying Party shall be obligated to indemnify any Indemnified Party with respect to claims under Section 9.2(b) or Section 9.3(a) unless and until the aggregate amount of Losses from all claims under Section 9.2(b) or Section 9.3(a), as applicable, exceeds $1,000,000 in the aggregate (the “Deductible”), and then only to the extent such aggregate amount exceeds the Deductible. In addition, no Indemnified Party shall be entitled to recover for any Losses under Section 9.2(b) or Section 9.3(a) that arises from any individual item, occurrence or circumstance or related group of events thereof unless and until the amount of all Losses resulting from such individual item, occurrence or circumstance or related group of events thereof exceeds $50,000 (the “De Minimis Threshold”), but any Losses below the De Minimis Threshold shall be taken into account for purposes of determining whether the Deductible has been exceeded.
(f)   Neither the Apotex Indemnified Parties nor the Cumberland Indemnified Parties shall be entitled to recover for the same Loss more than once under this Article IX or otherwise under this Agreement (or any other Transaction Document) even if a claim for indemnification or otherwise in respect of such Loss has been made as a result of a breach of more than one covenant, agreement or representation or warranty contained in this Agreement (or any other Transaction Document).
(g)   For purposes of this Article IX only, when determining whether or not a breach of any representation or warranty has occurred and for the purposes of calculating the amount of any Loss arising therefrom that is subject to indemnification hereunder, the determination of such breach of a representation or warranty or such Loss shall be deemed to be made without (and regardless of whether otherwise qualified by or limited in scope as to) any materiality or Material Adverse Effect or similar qualification or limitation; provided, however, that, notwithstanding the foregoing, the words materiality, Material Adverse Effect or similar qualification shall not be ignored with respect to the word “Material” in the defined term “Material Contracts.”
Section 9.5   Procedure.
(a)   Any Person seeking indemnification provided for under this Article IX (an “Indemnified Party”) in respect of, arising out of or involving a claim made by any Person (other than a Party) against an Indemnified Party (a “Third Party Claim”), shall promptly notify the Party obligated to indemnify such Indemnified Party (such notified party, an “Indemnifying Party”) in writing of the Third Party Claim stating the amount of the Loss claimed, if known, and method of computation thereof, the facts and circumstances giving rise to such claim in reasonable detail, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed to arise within fifteen (15) Business Days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, that failure to give such notice shall not affect the right to indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure and then only to the extent of such prejudice. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, as promptly as reasonably practicable following such Indemnified Party’s receipt thereof; copies of all written notices and documents (including any court papers) received by such Indemnified Party relating to the Third Party Claim.
(b)   If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled at its election, by written notice to the Indemnified Party within fifteen (15) Business Days following receipt of the notice of the applicable claim therefor, and its cost to assume the defense of such Third Party Claim with counsel selected by the Indemnifying Party; provided, however, that the Indemnifying Party shall not be entitled to assume the defense if such Third Party Claim (i) involves criminal liability or any admission of wrongdoing of the Indemnified Party, (ii) seeks injunctive relief or specific performance that cannot (upon advice of the Indemnified Party’s external counsel) be reasonably separated from any non-equitable remedy or (iii) involves a claim that, if successful, would reasonably be expected to require the payment of monetary damages to the third party claimant in excess of the applicable limitations contained in Section 9.4(a) or Section 9.4(b); provided, further, that, if Cumberland is the Indemnifying Party, Cumberland shall not be entitled to assume the defense if the defense of such Third Party Claim by Cumberland would be reasonably be expected to adversely affect the Business’ relationship with its material customers or suppliers; provided; further, that, if, following any such election, the Indemnifying Party determines that it will contest its obligation to indemnify the Indemnified Party, it may do so only if the cessation of its control of the defense can be effected in a manner that does not materially prejudice the Indemnified Party’s ability to conduct a defense of such matter (the party that conducts the defense and prosecution of any such Third Party Claim, the “Controlling Party”, and the other party, the “Non-Controlling Party”). The Non-Controlling Party shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claim to the extent that receipt of such documents does not affect any privilege relating to the Controlling Party, subject to the execution of a standard non-disclosure agreement, and shall be entitled to participate in (at its expense) the defense of such Third Party Claim. If the Indemnifying Party assumes such defense, the Indemnified Party shall nonetheless have the right to employ counsel separate from the counsel employed by the Indemnifying Party. If the Indemnifying Party chooses to defend a Third Party Claim or prosecute a claim in connection therewith, each Indemnified Party shall provide all cooperation as is reasonably requested by the Indemnifying Party in such defense or prosecution.
(c)   Notwithstanding anything to the contrary in this Section 9.5, the Indemnifying Party, whether or not the Controlling Party, may not settle, compromise, discharge or enter into a judgment with respect to such Third Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld, conditioned or delayed) unless (i) all applicable Indemnified Parties are given a full and complete release (in a form satisfactory to such Indemnified Parties) of any and all Liability by all relevant parties to such Third Party Claim, (ii) such settlement, compromise, discharge or judgment does not involve any finding or admission of any violation of Law or admission of any wrongdoing by any Indemnified Party, (iii) such action does not impose an injunction or other equitable or other non-monetary relief upon any Indemnified Party and (iv) the Indemnifying Party shall pay directly to the applicable third party on behalf of, the applicable Indemnified Parties, the amount of all Losses based upon, arising from or relating to such to Third Party Claim as set forth in and concurrently with the effectiveness of such settlement, compromise, discharge or judgment. The Indemnified Party, whether or not the Controlling Party, shall not pay or settle any third-party claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed); it being understood that it would be unreasonable for an Indemnifying Party to withhold consent where an Indemnified Party or its insurers are expected to bear Losses, in the aggregate, that are greater than the Losses to be indemnified by such Indemnifying Party with respect to such claim; provided that, notwithstanding the foregoing, the Indemnifying Party may pay or settle a Third Party Claim without the consent of the Indemnifying Party if and only if the Indemnified Party irrevocably and unconditionally waives in writing any and all rights to indemnity by the Indemnifying Party for all Losses related to such Third Party Claim (in which case the Indemnifying Party shall have no further liability or obligation in respect of or related to such Third Party Claim to the Indemnified Party).
(d)   Within five (5) Business Days after final determination that an Indemnified Party has suffered Losses and is entitled to indemnification from an Indemnifying Party pursuant to this Article IX, the amount of such Losses shall be paid by the Indemnifying Party, in cash by wire transfer immediately available funds, to such Indemnified Party.
Section 9.6   Tax Treatment of Indemnification Payments.   Cumberland and Apotex agree to treat any indemnification payment made pursuant to this Article IX as an adjustment to the Purchase Price for U.S. federal, state, local and non-U.S. income tax purposes to the extent permitted by applicable law.
Section 9.7   Mitigation.   Each Party shall, and shall cause its applicable Affiliates and Representatives to, take commercially reasonable efforts to mitigate their respective Losses as required by applicable Law upon and after becoming aware of any fact, event, circumstance or condition that has given rise to or would reasonably be expected to give rise to, any Losses for which it would have the right to seek indemnification hereunder.

ARTICLE X
TERMINATION
Section 10.1   Termination.   This Agreement may be terminated at any time prior to the Closing:
(a)   by the mutual written consent of Cumberland and Apotex;
(b)   by Apotex or Cumberland in the event that there shall be in effect any applicable Law or final, non-appealable Order permanently enjoining or otherwise making the consummation of the Transactions illegal or prohibited; provided, that, the right to terminate this Agreement pursuant to this Section 10.1(b) shall not be available to any Party if such Party is in breach of, or has breached, in any material respect, any of its obligations under this Agreement, which such breach has proximately caused the imposition, or failure to be lifted, of such Law or Order;
(c)   by Cumberland or Apotex if the Closing has not occurred on or before 5:00 p.m., Central Time, on the date that is 120 days following the Effective Date, which date may be extended from time to time by mutual written consent of Cumberland and Apotex (such date, as so extended from time to time, the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(c) will not be available to either Cumberland or Apotex if such party’s material breach of its obligation under this Agreement has been the proximate cause of, or has directly resulted in, the failure of the Closing to occur by the Outside Date;
(d)   by Cumberland if (i) any of the representations and warranties of Apotex contained in Article VI fail to be true and correct such that the condition set forth in Section 8.2(a) would not be satisfied on the Closing Date or (ii) Apotex shall have breached or failed to comply with any of its obligations under this Agreement such that the condition set forth in Section 8.2(b) would not be satisfied on the Closing Date and such failure or breach with respect to any such representation, warranty or obligation (A) cannot be cured or (B) if curable, shall continue unremedied at the Outside Date or, if earlier, by the 10th Business Day following written notice by Cumberland to Apotex of such breach;
(e)   by Cumberland, upon written notice to Apotex, at any time prior to receiving the Requisite Stockholder Approval if (i) Cumberland has received a Superior Proposal; (ii) the Board (or a committee thereof) has authorized Cumberland to enter into an Alternative Transaction Agreement to consummate the Acquisition Transaction contemplated by such Superior Proposal; and (iii) Cumberland has complied with Section 7.10;
(f)   by Apotex if (i) any of the representations and warranties of Cumberland contained in Article V fail to be true and correct such that the condition set forth in Section 8.1(a) would not be satisfied on the Closing Date or (ii) Cumberland shall have breached or failed to comply with any of its obligations under this Agreement such that the condition set forth in Section 8.1(b) would not be satisfied on the Closing Date and such failure or breach with respect to any such representation, warranty or obligation (A) cannot be cured or (B) if curable, shall continue unremedied at the Outside Date or, if earlier, by the 10th Business Day following written notice by Apotex to Cumberland of such breach;
(g)    by Cumberland or Apotex, upon written notice to the other, if Cumberland fails to obtain the Requisite Stockholder Approval at the Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the approval of the Transaction, except that the right to terminate this Agreement pursuant to this Section 10.1(g) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the Requisite Stockholder Approval at the Stockholder Meeting (or any adjournment or postponement thereof); or
(h)   by Apotex, upon written notice to Cumberland, if at any time prior to the receipt of the Requisite Stockholder Approval, the Board (or a committee thereof) has effected a Board Recommendation Change.
Section 10.2   Effect of Termination.
(a)   Notwithstanding anything to the contrary in this Agreement, in the event of the valid termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and of no effect and there shall be no liability or obligation on the part of any Party, except as provided in this Section 10.2

(Effect of Termination) and Article XI (Miscellaneous) and with respect to Section 11.3 (Confidential Information) (solely with respect to Confidential Information disclosed prior to termination of this Agreement and the Confidentiality Agreement (including any related defined terms)), each of which shall survive in accordance with its terms; provided, that no such termination shall relieve any Party of any liability resulting from such Party’s fraud occurring prior to the termination of this Agreement or Willful Breach. For the purpose of this Agreement, “Willful Breach” means a material breach of any representation or warranty set forth herein or any material breach or material failure to perform any of the covenants or other agreements contained in this Agreement, in each case, that is a consequence of a voluntary and intentional act (or failure to act) by the breaching or non-performing Party with actual knowledge that such Party’s act (or failure to act) would constitute a breach of, or failure of, performance under this Agreement.
(b)   The Parties agree that (i) in the event this Agreement is validly terminated pursuant to Section 10.1(c) (an “Applicable Termination”); (ii) following the execution and delivery of this Agreement and prior to an Applicable Termination, Cumberland has received an Acquisition Proposal (and such Acquisition Proposal has not subsequently been irrevocably withdrawn prior to the Applicable Termination) or an Acquisition Proposal has been publicly made or disclosed (and not publicly withdrawn or otherwise publicly abandoned at least four (4) Business Days prior to the Stockholder Meeting (or an adjournment or postponement thereof) at which a vote is taken on the Transactions); and (iii) within twelve (12) months following such Applicable Termination, an Acquisition Transaction is consummated or Cumberland enters into a definitive agreement with respect to an Acquisition Transaction (which Acquisition Transaction is subsequently consummated), then Cumberland will, concurrently with the consummation of such Acquisition Transaction, pay to Apotex an amount equal to $4,000,000 (the “Cumberland Termination Fee”). If this Agreement is validly terminated pursuant to Section 10.1(f), Section 10.1(g) or Section 10.1(h), Cumberland shall promptly, but in no event later than ten (10) Business Days after the date of such termination, pay to Apotex the Cumberland Termination Fee. If this Agreement is validly terminated pursuant to Section 10.1(e), then Cumberland shall prior to or concurrently with such termination pay to Apotex the Cumberland Termination Fee. Any payments made pursuant to this Section 10.2(b) shall be made to Apotex by wire transfer of immediately available cash funds, in accordance with the payment instructions provided to Cumberland by Apotex not less than two (2) Business Days prior to such date, or as further updated by written notice by Apotex from time to time. In no event shall Cumberland be required to pay the Cumberland Termination Fee on more than one occasion.
(c)   The Parties agree that (i) in the event this Agreement is validly terminated by either Cumberland or Apotex pursuant to Section 10.1(c), and (A) all the conditions set forth in Article VIII have been satisfied or are capable of being satisfied prior to the Closing (other than conditions that by their nature can only be satisfied on the Closing Date), or waived by the applicable Party as of the date of such termination, (B) Cumberland has irrevocably confirmed in writing to Apotex that Cumberland stands ready, willing and able to consummate the Closing, (C) Apotex failed to consummate the Closing within three (3) Business Days after the later of (x) Cumberland’s delivery of such notice and (y) the date when it is required to consummate the Closing as provided in Section 4.1 and (ii) at all times during the periods contemplated by the foregoing clause (i), Cumberland stood ready, willing and able to consummate the Closing, then Apotex shall promptly, but in no event later than five (5) Business Days after the date of such termination, pay or cause to be paid to Cumberland (or its designee(s)) by wire transfer of same day funds an amount equal to $4,000,000 (the “Purchaser Termination Fee”).
(d)   The Parties acknowledge that the agreements contained in this Section 10.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, such Parties would not enter into this Agreement, and that the Cumberland Termination Fee and the Purchaser Termination Fee are not penalties and instead constitute liquidated damages. Accordingly, if Cumberland or Apotex, as applicable, fails to promptly pay the amount due pursuant to Section 10.2(b) or Section 10.2(c) and, to obtain such payment, the other Party commences a suit or other enforcement action that results in a judgment against Cumberland or Apotex for the Cumberland Termination Fee or the Purchaser Termination Fee, as applicable, or any portion thereof, Cumberland or Apotex, as applicable, shall pay to the other Party its costs and expenses (including attorneys’ fees) in connection with such suit or enforcement action, plus interest on the amount of the Cumberland Termination Fee or Purchaser Termination Fee, as applicable, or portion thereof from the date any such payment should have otherwise been made pursuant to this Agreement at a rate of five (5) percentage points above the 1 Month Secured Overnight Financing Rate (SOFR), as published by The Wall Street Journal (U.S. Internet edition), at 12:01 a.m. on the first day in which such payments should have otherwise been made through the date of the payment (collectively, the “Recovery Costs”). The Parties acknowledge and agree that, from and after a valid termination of this Agreement pursuant to an applicable termination event under this ARTICLE X, the right of any Party to receive the Purchaser Termination Fee or the Cumberland Termination Fee, as applicable, and the Recovery Costs shall be the sole and exclusive remedy of Cumberland and its Affiliates or Apotex and its Affiliates, as applicable, for any and all Losses suffered or incurred by Cumberland, Apotex or any of their respective Affiliates in connection with this Agreement, the other Transaction Documents, and the Transactions (and the abandonment or termination thereof) or any matter forming the basis for such termination. In such circumstances, neither Cumberland, Apotex, nor any other Person shall be entitled to bring or maintain any Action against the other Parties or any of their respective Affiliates or Representatives arising out of or in connection with this Agreement, the other Transaction Documents, or the Transactions (or the abandonment or termination thereof) or any matter forming the basis for such termination other than the payment of the Purchaser Termination Fee or the Cumberland Termination Fee, as applicable and the Recovery Costs associated therewith. For the avoidance of doubt, either Party may simultaneously pursue (i) a grant of specific performance pursuant to Section 11.14 and (ii) payment of the Cumberland Termination Fee or the Purchaser Termination Fee pursuant to this Article X; provided, that in no event shall Cumberland, Apotex or their respective Affiliates be entitled to receive both a grant of specific performance and payment of all or any portion of the Cumberland Termination Fee or the Purchaser Termination Fee.
Section 10.3   Event of Termination.   If the transactions contemplated by this Agreement are terminated as provided herein:
(a)   Apotex will return to Cumberland or destroy all documents and other material received from Cumberland relating to the Products or the Acquired Assets, whether so obtained before or after the execution hereof, except (i) Apotex and its Representatives may retain copies of documents and other material in accordance with their retention policies or otherwise to the extent required by applicable Law and (ii) Apotex and its Representatives are not required to delete or destroy any electronic back-up files that have been created solely by its automatic or routine archiving and back-up procedures, to the extent created and retained in a manner consistent with their standard archiving and back-up procedures; and
(b)   all Confidential Information received by Apotex with respect to Cumberland and its Affiliates in connection with the Business, the Products or the Acquired Assets will be treated in accordance with the Confidentiality Agreement as modified by this Agreement, which will remain in full force and effect in accordance with its terms notwithstanding the termination of this Agreement.
ARTICLE XI
GENERAL PROVISIONS
Section 11.1   No Punitive Damages.   EXCEPT IN THE CASE OF FRAUD OR WILLFUL BREACH, NO PARTY TO THIS AGREEMENT SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO ANY OTHER PARTY HERETO OR ANY AFFILIATE OF ANY OTHER PARTY HERETO FOR TREBLE OR PUNITIVE DAMAGES, EXCEPT TO THE EXTENT ANY SUCH TREBLE OR PUNITIVE DAMAGES ARE PAYABLE TO THIRD PARTIES THAT MAY BE IMPOSED OR OTHERWISE INCURRED.
Section 11.2   Expenses.   Except as otherwise specified in this Agreement, all costs and expenses (including fees and disbursements of counsel, financial advisors and accountants) incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Party incurring such costs and expenses, whether or not the Closing will have occurred.
Section 11.3   Confidential Information.
(a)   Each Party acknowledges that the information being provided to it in connection with the Transactions is subject to the terms of the Confidentiality Agreement and that it shall keep confidential, and shall use commercially reasonable efforts to cause its respective Representatives and Affiliates who actually receive Confidential Information to keep confidential, all information relating to this Agreement, the Business, the Products, the Acquired Assets (including, for the avoidance of doubt, with respect to trade secrets in perpetuity and any confidential information transferred to Apotex pursuant to the terms of this Agreement), the Assumed Liabilities, the financial information and operations of Cumberland which have not been publicly disclosed, or liabilities or obligations excluded from Assumed Liabilities (the “Confidential Information”), except (i) as may be required to comply with the requirements of applicable Laws, and the rules and regulations of each stock exchange upon which the securities of the Parties are listed (including, for the avoidance of doubt, filings required by the Exchange Act and the Securities Act of 1933, each as amended), (ii) as necessary to defend or prosecute any indemnification claim or any litigation or dispute, (iii) as required by the transition and license obligations hereunder, or (iv) for information that is lawfully made available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 11.3. Notwithstanding anything herein to the contrary, no Person shall be deemed to have been provided with Confidential Information as a result of its employees or directors, or the employees or directors of its affiliated investment funds or related management and advisor entities (collectively, “Investment Personnel”), serving as officers or on the board of directors (or equivalent body) of such other Person so long as the Investment Personnel do not (i) disclose Confidential Information to any other directors, officers or employees of such Person (excluding other affiliated Investment Personnel) or (ii) use (or direct the portfolio company or other Person to use) Confidential Information in breach of this Agreement for the benefit of such Person. The covenants of each Party in this Section 11.3 shall terminate the later of (a) three (3) years following the Closing Date and (b) the date on which the Products are no longer marketed by Apotex; provided, that effective upon, and only upon, the Closing, Apotex’s and its Affiliates’ obligations pursuant to the Confidentiality Agreement and otherwise with respect to the Business, the Acquired Assets and the Assumed Liabilities shall terminate other than with regards to any Confidential Information that remains a trade secret under applicable Law, which shall remain confidential until it is no longer considered a trade secret under applicable Law. Each Party shall treat and will cause its Affiliates and its and their respective Representatives to treat, the Confidential Information as confidential, using the same degree of care as such Party normally employs to safeguard its own confidential information from unauthorized use or disclosure, but in no event less than a reasonable degree of care.
(b)   In the event either Party is required to disclose any of the Confidential Information pursuant to any Governmental Authority or judicial, administrative order, subpoena, discovery request, regulatory request or similar method in contravention of Section 11.3(a), then the disclosing Party shall promptly notify the other in writing of such demand for disclosure so that the non-disclosing Party, at its sole expense, may seek to make such disclosure subject to a protective order or other appropriate remedy to preserve the confidentiality of the Confidential Information. Each Party will cooperate in all reasonable respects, in connection with any actions to be taken for the foregoing purpose. In the case of such compelled disclosure, the disclosing Party shall disclose Confidential Information only to the extent necessary in the written opinion of its counsel to satisfy such compelled disclosure herein described, and the disclosing Party shall undertake commercially reasonable efforts to ensure confidential protection for any disclosed Confidential Information.
(c)   Notwithstanding anything herein to the contrary, promptly following the date hereof and prior to the Closing, Cumberland and Apotex shall cooperate in good faith to agree in writing on the method and content of the notifications to partners, customers and suppliers involved in the manufacture, marketing, and sale of the Products.
Section 11.4   Amendments and Waivers.   This Agreement may not be amended except by an instrument in writing signed by authorized signatories on behalf of each Party. By an instrument in writing, Apotex or Cumberland may waive compliance by the other Party with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform.
Section 11.5   Notices.   All notices, requests, instructions or other communications or documents to be given or made hereunder by any Party to the other Party shall be in writing and (a) served by personal delivery upon the Party for whom it is intended, (b) sent by an internationally recognized overnight courier service to the Party for whom it is intended or (c) sent by email unless the sender receives a failure of transmission in connection therewith:

(a)
if to Apotex, to:

Nuvo Pharmaceuticals (Ireland) DAC
88 Harcourt St.
Dublin 2, D02 DK18
Attention: Gary McCloskey
E-mail: gmccloskey@nuvopharm.eu
with a copy to (which shall not constitute notice):
Apotex Inc.
150 Signet Drive
Toronto, Ontario Canada, M9L 1T9,
Attn: Francesco Tallarico; Andrew Teehan
Email: ftallarico@apotex.com; ateehan@apotex.com
and
Kirkland & Ellis LLP
98 S.E. 7th Street, Suite 700
Miami, Florida 33131
Attention: Matthew S. Arenson, P.C.; Ngozi Nezianya
Email: matthew.arenson@kirkland.com; ngozi.nezianya@kirkland.com
(b)
if to Cumberland, to:

Cumberland Pharmaceuticals Inc.
1600 West End Ave., Suite 1300
Nashville, TN 37203-7003 USA
Attn: Chief Executive Officer
with a copy to (which shall not constitute notice):
Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
1600 West End Ave., Suite 2000
Nashville, TN 37203-7003 USA
Attn: Tonya Mitchem Grindon, Esq.
Email: tgrindon@bakerdonelson.com
or to such other Person or address as has been designated in writing by the Party to receive such notice provided above. Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving party (x) upon actual receipt, if delivered personally, (y) on the second (2nd) Business Day after deposit with an overnight courier, if sent by an overnight courier, or (z) upon a successful email transmission and such email shall be deemed successfully transmitted provided sender does not receive notice of failed transmission.
Section 11.6   Headings.   The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 11.7   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any applicable Law, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. The Parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached shall not detract from or mitigate the fact that such Party is in breach of the first representation, warranty or covenant.
Section 11.8   Counterparts.   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each Party and delivered by each Party to the other Party, it being understood that all Parties hereto need not sign the same counterpart. Counterpart signature pages to this Agreement may be delivered by electronic delivery (i.e., by email of a portable document format (PDF) signature page), and each such counterpart signature page will constitute an original for all purposes.
Section 11.9   Entire Agreement.   This Agreement, together with the Schedules and Exhibits attached hereto, and the other Transaction Documents constitute the entire agreement and supersede all prior agreements and understandings (including any letter of intent or non-binding transaction proposal), both written and oral, between or among the Parties with respect to the subject matter hereof. The Exhibits, Schedules, certificates, and notices specifically referred to herein, and delivered pursuant hereto, are an integral part of this Agreement.
Section 11.10   Third Party Beneficiaries.   Except as specifically provided herein, this Agreement is intended solely for the benefit of each Party and their respective successors or permitted assigns and it is not intended to confer upon any Person other than the Parties any rights or remedies hereunder.
Section 11.11   GOVERNING LAW; CHOICE OF LAW.   ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THIS AGREEMENT, THE SCHEDULES ATTACHED HERETO AND THE OTHER TRANSACTION DOCUMENTS, AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER OR THEREUNDER SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. ANY AND ALL ACTIONS AND CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, WHETHER SOUNDING IN CONTRACT, TORT OR STATUTE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, INCLUDING ITS STATUTES OF LIMITATIONS (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OR STATUTE OF LIMITATIONS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE.
Section 11.12   Disclosure Schedules.   Any disclosure with respect to a Section of the Disclosure Schedule shall be deemed to be disclosed for purposes of other Sections of the Disclosure Schedule to the extent that the relevance of such disclosure would be apparent on its face to a reasonable reader of as an exception to any representations and warranties herein. Matters reflected in any Section of the Schedules are not necessarily limited to matters required by this Agreement to be so reflected and such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature. No reference to or disclosure of any item or other matter in any Section of this Agreement, including any Section of the Schedules, shall be construed as an admission of Liability or an indication that such item or other matter is material. Without limiting the foregoing, no such reference to or disclosure of a possible breach or violation of any contract, Law or Order shall be construed as an admission or indication that breach or violation exists or has actually occurred.
Section 11.13   Dispute Resolution; WAIVER OF JURY TRIAL.
(a)   Except as expressly provided elsewhere in this Agreement, any Action arising under or relating to this Agreement or any other Transaction Document (other than the Transition Services Agreement) or any breach or threatened breach hereof or thereof (“Arbitrable Dispute”) shall be resolved by final and binding arbitration administered by American Arbitration Association (“AAA”); provided, that nothing in this Section 11.13 shall prohibit (i) Apotex and its Affiliates from having the right to specifically enforce Section 7.17 and the restrictive covenants therein by way of specific performance, restraining order, injunction or other equitable relief in any court of competent jurisdiction, (ii) a Party from instituting litigation to enforce any Final Determination in any court of competent jurisdiction or (iii) any Party from seeking remedies under Section 11.14, in each case of clauses (i) – (iii), without complying with the procedures in Section 11.13(b) – (d). Except as otherwise provided in this Section 11.13(a) or in the rules and procedures of AAA as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by and shall be enforced pursuant to the Uniform Arbitration Act and applicable provisions of Delaware Law.
(b)   In the event that any Party asserts that there exists an Arbitrable Dispute, such Party shall deliver a written notice to each other Party involved therein specifying the nature of the asserted Arbitrable Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within thirty (30) days after such delivery of such notice, the Party delivering such notice of Arbitrable Dispute may, within forty-five (45) days after delivery of such notice, commence arbitration hereunder by delivering to each other Party involved therein a notice of arbitration (a “Notice of Arbitration”) and by filing a copy of such Notice of Arbitration with the New York, New York office of AAA. Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Arbitrable Dispute and the claims of each Party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the rules and procedures of AAA as in effect from time to time to be included therein, if any.
(c)   Within twenty (20) days after receipt of the Notice of Arbitration, the Parties shall use their best efforts to agree on an independent arbitrator expert in the subject matters of the Arbitrable Dispute (the “Arbitrator”). If the Parties cannot agree on the identity of the Arbitrator, each of the parties to the Arbitrable Dispute shall select one independent arbitrator expert in the subject matter of the Arbitrable Dispute. In the event that any Party fails to select an independent arbitrator as set forth herein within twenty (20) days after delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator(s) selected by the other Party(ies). The arbitrators selected by the parties to the Arbitrable Dispute shall select the Arbitrator, and the Arbitrator shall resolve the matter according to the procedures set forth in this Section 11.13.
(d)   The arbitration shall be conducted under the rules and procedures of AAA as in effect from time to time, except as otherwise set forth herein or as modified by the agreement of all of the parties. The arbitration shall be conducted in New York, New York. The Arbitrator shall conduct the arbitration so that a final result, determination, finding, judgment or award (the “Final Determination”) is made or rendered as soon as practicable, but in no event later than sixty (60) days after the delivery of the Notice of Arbitration nor later than ten (10) days following completion of the arbitration. The Final Determination must be agreed upon and signed by the Arbitrator. The Final Determination shall be final and binding on all parties hereto and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator or to correct manifest clerical errors.
(e)   Apotex and Cumberland each may enforce any Final Determination in any court of competent jurisdiction.
(f)   Each Party hereby irrevocably consents to the service of process by registered mail or personal service.
(g)   If any Party shall fail to pay the amount of any damages, if any, assessed against it within five (5) days after the delivery to such Party of such Final Determination, the unpaid amount shall bear interest from the date of such delivery at the Applicable Rate. Interest on any such unpaid amount shall be compounded monthly, computed on the basis of a three hundred sixty-five (365) day year and shall be payable on demand. In addition, such Party shall promptly reimburse the other Party for any and all costs or expenses of any nature or kind whatsoever (including all attorneys’ fees and expenses) incurred in seeking to collect such damages or to enforce any Final Determination.
(h)   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, SUIT OR PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW

EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE (INCLUDING, FOR THE AVOIDANCE OF DOUBT, ANY SEEKING EQUITABLE RELIEF).
Section 11.14   Specific Performance.   The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof or thereof and that the Parties may be entitled to seek a temporary injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, or to seek a permanent injunction in addition to any other remedy to which they are entitled at law or in equity without being required to prove irreparable harm or the inadequacy of monetary damages or other remedy at law or post a bond.
Section 11.15   Waiver.   No waiver by either Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.
Section 11.16   Assignment.
(a)   No Party may assign any or all of its rights or obligations under this Agreement without the other Party’s prior written consent; provided, however, that (i) either Apotex or Cumberland may assign any or all of its rights or obligations under this Agreement to an Affiliate of such Party, and (ii) Apotex may assign all or any portion of its rights or obligations under this Agreement to (A) a Third Party to which all or a substantial portion of the Acquired Assets or Business have been sold and (B) any of its debt financing sources for collateral security purposes.
(b)   Any assignment to an Affiliate of a Party shall not release the assigning or transferring Party of its obligations hereunder.
(c)   This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and permitted assigns.
Section 11.17   Advice of Counsel.   The language in all parts of this Agreement shall be deemed to be the language mutually agreed by the Parties. The Parties hereto and their counsel have cooperated in the drafting and preparation of this Agreement, and this Agreement therefore shall not be construed against any Party by virtue of its role as the drafter thereof. No drafts of this Agreement or any other similar or related document exchanged by the Parties prior to the Closing Date shall be offered by a Party, nor shall any draft be admissible in any proceeding, to explain or construe this Agreement or for any other purpose.
Section 11.18   Press Release.   Notwithstanding anything herein to the contrary, each of the Parties hereby agrees that it shall not issue any press release or make any public announcements with respect to the Transactions and shall not make any filings or provide any notices to any third party or any Governmental Authority (including any national securities exchange or interdealer quotation service), except (a) with the prior written consent of the other Party, (b) as may be required to comply with the requirements of any applicable Laws, and the rules and regulations of each stock exchange upon which the securities of one of the Parties is listed, (c) if such press release or public announcement is explicitly contemplated by this Agreement (provided, that, in the case of clauses (a) and (b), such Party, to the extent permitted by applicable Law, will consult with the other Party with respect to the content thereof and reasonably incorporate any comments received), (d) as consistent with previous press releases relating to this Agreement or the Transactions that were previously approved by the Parties or (e) solely to the extent related to a Superior Proposal, Intervening Event or Board Recommendation Change. Notwithstanding anything to the contrary in this Section 11.18 or otherwise in this Agreement, nothing herein shall prevent Apotex or its Affiliates from making customary disclosures to its direct or indirect investors or other bona fide financing sources (in each case, whether current or prospective) on a confidential basis in connection with normal fund raising, marketing or informational or reporting activities of Apotex or any such Affiliate.
Section 11.19   No Recourse.   This Agreement may only be enforced against, and any dispute, controversy, matter or claim based on, related to, or arising out of this Agreement, or the negotiation, performance, or consummation of this Agreement, may only be brought against, the Persons that are expressly named as Parties, and then only with respect to the specific obligations set forth herein with respect to such Party.

Section 11.20   Guarantee.   Buyer Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Cumberland the due and punctual payment in full of any payments (including the Purchase Price) required hereunder or under any other Transaction Document by Apotex, indemnification obligations of Apotex hereunder or under any other Transaction Document and the payment of any other obligations of Apotex hereunder or under any other Transaction Document (the “Guaranteed Obligations”), as and when due and payable pursuant to any provision of this Agreement or any other Transaction Document; provided, that (i) the liabilities and obligations become performable or are due in accordance therewith, (ii) Buyer Guarantor’s liabilities and obligations under this Section 11.20, with respect to the obligations and liabilities of Apotex shall not exceed or otherwise extend beyond the liabilities and obligations of Apotex, and (iii) the remedies available against Buyer Guarantor under this Section 11.20 shall not exceed or otherwise extend beyond those remedies available to Cumberland in relation to such obligations and liabilities of Apotex, as the case may be, subject to any defenses available to Apotex or such other Person in accordance herewith or therewith. Buyer Guarantor hereby agrees that the obligations of Buyer Guarantor hereunder shall not be released or discharged, in whole or in part, in each case, or otherwise affected by: (a) the failure or delay on the part of Cumberland to assert any claim or demand or to enforce any right or remedy against Apotex or Buyer Guarantor; (b) any change in time, place or manner of payment of any of the Guaranteed Obligations or (c) any insolvency, bankruptcy, reorganization or other similar proceeding instituted by or against Apotex or any other Person now or hereafter liable with respect to the Guaranteed Obligations. Buyer Guarantor hereby waives promptness, diligence, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any stay, moratorium or other similar law now or hereafter in effect or any right to require the marshaling of assets of Apotex or any other Person now or hereafter liable with respect to the Guaranteed Obligations. To the fullest extent permitted by Law, Buyer Guarantor hereby irrevocably and unconditionally waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by Cumberland. Buyer Guarantor represents and warrants to Cumberland that the guarantee hereunder constitutes the legal, valid and binding agreement of Buyer Guarantor enforceable against Buyer Guarantor in accordance with the terms of this Section 11.20, subject to the Enforceability Exceptions. Buyer Guarantor is a legal entity duly organized, validly existing and in good standing under the laws of Ontario, Canada. Buyer Guarantor has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Buyer Guarantor has taken all actions or proceedings required to be taken by or on the part of Buyer Guarantor to authorize and permit the execution and delivery by Buyer Guarantor of this Agreement and the performance by Buyer Guarantor of its obligations hereunder. This Agreement has been duly executed and delivered by Buyer Guarantor. Buyer Guarantor will have at the Closing sufficient funds to satisfy all of Apotex’s obligations under this Agreement to be satisfied at the Closing, including the payment in full of the Purchase Price.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their respective representatives thereunto duly authorized, all as of the date hereof.
Nuvo Pharmaceuticals (Ireland) DAC
By:	/s/ Gary McCloskey
Name: Gary McCloskey Title: Director
Apotex Inc.
By:	/s/ Francesco Tallarico
Name: Francesco Tallarico Title: Secretary
Cumberland Pharmaceuticals Inc.
By:	/s/ A.J. Kazimi
Name: A.J. Kazimi Title: Chief Executive Officer

EXHIBIT A
Bill of Sale and Assignment and Assumption Agreement
[Omitted]

EXHIBIT B
IP Assignment Agreement
[Omitted]

EXHIBIT C
Form of Stockholder Support Agreement
[Omitted]

EXHIBIT D
Transition Services Agreement
[Omitted]

Final Version
ANNEX 2.1
Acquired Assets
Acquired Assets shall mean all of Cumberland’s and its Affiliates’ respective right, title, and interest in, to and under the following:
(i)
the Products, as specifically identified on Annex 2.1(A);

(ii)
the Transferred Contracts;

(iii)
the Inventory, including as set forth on Annex 2.1(B);

(iv)
(A) the Intellectual Property primarily related to, developed for, used with or held for use in connection with the Products and the Business, and all Ancillary IP Rights with respect thereto, (B) the Intellectual Property in or to the formulations of the Products and all Ancillary IP Rights with respect thereto, (C) the Intellectual Property set forth in Section 5.9(a) of the Disclosure Schedules and all Ancillary IP Rights with respect thereto, and (D) the Intellectual Property set forth on Annex 2.1(c) and all Ancillary IP Rights with respect thereto;

(v)
the INDs, whether active, inactive, or withdrawn;

(vi)
the Product Records;

(vii)
the FDA Product NDA and ANDA Approvals;

(viii)
the permits granted to Cumberland or any of its Affiliates by a Governmental Authority exclusively in connection with the operation of the Business prior to the Closing;

(ix)
Prescription Drug User Fee Act (“PDUFA”) or Generic Drug User Fee Amendment (“GDUFA”) fees with respect to the Business;

(x)
brand marketing and promotional literature currently used by Cumberland and specifically related to, and any corresponding marketing and regulatory authorizations to sell and distribute, the Products and all Intellectual Property therein or thereto, and Ancillary IP Rights with respect thereto;

(xi)
only to the extent in Cumberland’s or its Affiliates’ possession, any material (a) written correspondence and reports related to the Products or the Business submitted to or received from Governmental Authorities (including minutes and official contact reports relating to any communications with any Governmental Authority) and relevant supporting documents with respect thereto, including all regulatory drug lists, final advertising and promotion documents, adverse event files and complaints (including clinical and pre-clinical reports) contained in any of the foregoing, (b) (I) all clinical reports, final publications (abstracts, posters, manuscripts), (II) all audit reports, manufacturing documents (including master batch records and deviation reports), and process validation reports, (III) all scientific reports underlying the Regulatory Registration and Regulatory Approval, including pre-clinical, clinical, post-marketing and other reports characterizing the Product, (IV) post-marketing reports and filings concerning complaints, (V) current wholesaler acquisition pricing list, and (VI) promotional and medical materials concerning the Product prepared for health care professionals, in each case of clauses (a) and (b), to the extent arising, generated, received or filed during the three (3) year period immediately preceding the Closing Date, (c) records of all serious adverse drug experiences known to Cumberland, to the extent arising, generated, received or filed during the ten (10) year period immediately preceding the Closing Date, and (d) without regard to the time limitation set forth in the foregoing clauses (a), (b) and (c), (I) a copy of each applicable Regulatory Registration, Regulatory Approval, dossiers and submissions to and from the Governmental Authorities responsible for the grant of the applicable Regulatory Registration and all annexes thereto, and (II) all reports submitted annually to any Governmental Authority in connection with the Products,

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in each case of clauses (a), (b) and (c) whether generated by Cumberland, acquired by Cumberland in the course of acquiring one of the Products from another entity, or generated by another entity as a third party contractor to help develop or manage the development of a Product (clause (xi), collectively, the “Cumberland Work Product”);
(xii)
the Regulatory Registrations and Regulatory Approvals;

(xiii)
the Transferred Equity Interests;

(xiv)
the Personnel Records related solely to the Business Employees; and

(xv)
any other properties, assets (including contracts) and goodwill exclusively related to the Products or the Business.

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Annex 2.1(A)
Description of Products
Drug and Description	Product IND Number	Status
Acetadote® (acetylcysteine) injection, for the treatment of acetaminophen poisoning;	NDA 021539	Active
Caldolor® (ibuprofen) injection, for the treatment of pain and fever;	NDA 022348 IND 062605	Active Withdrawn
Kristalose® (lactulose) oral solution, a prescription laxative for the treatment of constipation;	ANDA 074712	Active
Sancuso® (granisetron) transdermal for the prevention of nausea and vomiting in patients receiving certain types of chemotherapy treatment;	NDA 022198 IND 070582 IND 171452	Active Active No Application made yet
Talicia® (omeprazole/amoxicillin/rifabutin) for the treatment of Helicobacter pylori (H. pylori) infections, which occur in the stomach;	NDA 213004	Active
Vaprisol® (conivaptan) injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia; and	NDA 021697 NDA 022016 IND 056813 IND 057065	Active Inactive; bundled into NDA 021697 Inactive Inactive
Vibativ® (telavancin) injection, for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections.	NDA 022110 NDA 022407 IND 060237	Active Inactive; bundled with NDA 022110 Active

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Annex 2.1(B)
Inventory
[Inventory Lists Omitted]

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Annex 2.1(C)
Additional Intellectual Property
[Additional Intellectual Property List Omitted]

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ANNEX 2.2
ASSUMED LIABILITIES
The Assumed Liabilities mean the following liabilities and obligations of Cumberland and its Affiliates, in each case, to the extent arising out of or to the extent related to the Acquired Assets and first arising after the Closing:
(i)
all obligations under the Transferred Contracts and any purchase orders for the supply of Products;

(ii)
all obligations with respect to Regulatory Registrations, Regulatory Approvals and INDs, including, without limitation, post-marketing activities, pharmacovigilance, safety, clinical studies, quality assurance, compliance with good manufacturing practices, good distribution practices, deficiency letters, corrective action plan agreements, and any other obligations described in Section 7.1(b) of the Agreement;

(iii)
all Liabilities arising from any patent infringement claim or Proceeding brought by any Third Party, including any Governmental Authority, at or after the Closing to the extent arising out of the conduct of the Business after the Closing or any activities of Apotex or any of its Affiliates with respect to the Business, Product or any Acquired Asset after the Closing;

(iv)
all Liabilities arising from any Governmental Authority action or notification filed by a Governmental Authority, in each case, at or after the Closing to the extent arising out of the conduct of the Business after the Closing or any activities of Apotex or any of its Affiliates with respect to the Business, the Product or any Acquired Asset after the Closing;

(v)
all Liabilities arising out of the Product made or sold at or after the Closing, including all Liabilities for product warranty claims or Product Liabilities arising after the Closing relating to such Products;

(vi)
all Liabilities for Taxes to the extent arising out of Apotex’s or any of its Affiliates’ conduct of the Business for all taxable periods (or portions thereof) beginning on or after the Closing Date (determined in the case of a Straddle Period in accordance with Section 7.16(c));

(vii)
any Liability relating to the Transferred Regulatory Documentation solely to the extent arising out of the conduct of the Business after the Closing or any activities of Apotex or any of its Affiliates with respect to the Business, the Product or any Acquired Asset after the Closing;

(viii)
any Liability of Apotex under the Transition Services Agreement (including in the event such Liability falls within one or more of the categories of Excluded Liabilities set forth on Annex 2.3); and

(ix)
any other Liability occurring at or after the Closing solely to the extent arising out of the conduct of the Business after the Closing or any activities of Apotex or any of its Affiliates with respect to the Business, the Product or any Acquired Asset after the Closing.

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ANNEX 2.3
EXCLUDED LIABILITIES
The Excluded Liabilities mean all liabilities and obligations of Cumberland and its Affiliates that are not specifically and expressly Assumed Liabilities set forth on Annex 2.2, including the following liabilities and obligations of Cumberland or any of its Affiliates:
(i)
all Liabilities for Excluded Taxes;

(ii)
any Liabilities to the extent related to any Excluded Asset;

(iii)
any obligations of Cumberland under the Agreement and the Transaction Documents (other than the Transition Services Agreement, which is addressed by the following clause (vi));

(iv)
any Liability arising or occurring prior to the Closing to the extent relating to the Business, the Products or any Acquired Asset or any activities of Cumberland or any of its Affiliates with respect to the Business, the Products or any Acquired Asset;

(v)
any excise taxes, duties, other government taxes or charges on the sales and any other allowances or adjustments for Product sold by Cumberland or any of its Subsidiaries prior to Closing;

(vi)
any Liability of Cumberland under the Transition Services Agreement (including in the event such Liability falls within one or more of the categories of Assumed Liabilities set forth on Annex 2.2); and

(vii)
any cost or Liability arising or resulting from any breach or alleged breach of any Transferred Contract as a result of the Transactions, in accordance with Section 2.6 of the Agreement.

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Annex B
VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement (this “Agreement”) is made and entered into as of April 21, 2026, by and among Cumberland Pharmaceuticals Inc., a Tennessee corporation (the “Company”), Nuvo Pharmaceuticals (Ireland) DAC, an Ireland designated activity company (“Buyer”), and [•] (the “Stockholder”).
RECITALS
WHEREAS, concurrently with the execution and delivery of this Agreement, Buyer and the Company are entering into an Asset Purchase Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the sale of substantially all of the assets of the Company to Buyer.
WHEREAS, as of the date hereof, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”, as amended), which meaning will apply for all purposes of this Agreement; provided, that all options, warrants, restricted stock units and other convertible securities are included even if not exercisable within sixty (60) days of the date hereof) of the number of shares of Company common stock, no par value (the “Company Stock”), as set forth next to the Stockholder’s name on Schedule A hereto, being all of the shares of Company Stock owned of record or beneficially by the Stockholder as of the date hereof (with respect to the Stockholder, the “Owned Shares” and, the Owned Shares together with the Stockholder’s Additional Shares (as defined herein), the Stockholder’s “Covered Shares”);
WHEREAS, the Board has, by unanimous vote of the directors, (a) determined that the terms of the Purchase Agreement and the Transactions are fair to, and in the best interests of, the Company and its stockholders, (b) determined that it is in the best interests of the Company and its stockholders and declared it advisable to enter into the Purchase Agreement, (c) approved the execution and delivery by the Company of the Purchaser Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Transactions upon the terms and subject to the conditions contained therein, (d) resolved to recommend that its stockholders vote to approve the Transactions, in each case on the terms and subject to the conditions set forth in the Purchase Agreement and (e) directed that the Purchase Agreement be submitted to the Company’s stockholders for their approval; and
WHEREAS, as an inducement and condition for Buyer to enter into the Purchase Agreement, the Stockholder has agreed to enter into this Agreement with respect to the Stockholder’s Covered Shares.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1.   Definitions.   Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.
“Additional Shares” means, with respect to the Stockholder, any additional shares of Company Stock or other voting securities of the Company that the Stockholder may acquire record and/or beneficial ownership of after the date hereof (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or issued upon the exercise of any options, the settlement of any restricted stock or other conversion of any convertible securities).
“Exempt Transfer” means any transfer of Covered Shares (i) if the Stockholder is a natural person, (a) by will or intestacy, to the legal representative, heir, beneficiary or a member of the immediate family of the Stockholder, (b) to any immediate family member (for purposes of this Agreement, “immediate family” shall mean any spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild, or the spouse of any child, adopted child, grandchild or adopted grandchild of the Stockholder) or (c) to any trust the beneficiaries of which include only the Stockholder or the immediate family of the Stockholder for bona fide estate planning purposes, (ii) if the Stockholder is a corporation, partnership, limited liability company, trust or other business entity, to another corporation, partnership, limited liability company, trust or other business entity that is a controlled Affiliate of the Stockholder, or (iii) that has received the prior written approval of Buyer; provided that (A) any transfer pursuant to the foregoing clause (i) or (ii) of this definition shall be permitted only if prior to, and as a condition to, such Exempt Transfer becoming effective, such transferee executes a joinder to this Agreement in form and substance reasonably satisfactory to Buyer and which shall bind such transferee to all of the obligations of the Stockholder herein and (B) in the case of a transfer pursuant to the foregoing clause (i) or (ii) of this definition the transferor Stockholder shall remain liable for any failure of such transferee to comply with or perform its obligations under this Agreement.
“Expiration Time” means the earlier to occur of (a) the Closing, (b) such date and time as the Purchase Agreement shall be validly terminated pursuant to Article X thereof or (c) with respect to Section 2 only, receipt by the Company of the Requisite Stockholder Approval.
“Lien” means any lien, encumbrance, hypothecation, adverse claim, charge, mortgage, security interest, pledge or option, proxy, right of first refusal or first offer, preemptive right, deed of trust, servitude, voting agreement, voting trust, transfer restriction or any other similar restriction.
“Permitted Lien” means (a) any Lien arising under this Agreement, (b) any applicable restrictions on transfer under the Securities Act, or (c) proxies granted by the Stockholder in connection with the Company’s annual meeting of shareholders to be held on April 21, 2026 and any adjournment thereof (which shall exclude, for the avoidance of doubt, any proxy with respect to any Acquisition Proposal).
“Representative” means, with respect to a particular Person, any director, officer, manager, shareholder, member, partner, owner, principal, employee, advisor, representative, consultant, counsel, accountant, investment banker or agent of such Person.
“Transfer” means (i) any direct or indirect offer, sale, assignment, encumbrance, pledge, gift, hedge, hypothecation, disposition, loan or other transfer (including pursuant to a margin call), or entry into any option or other contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, gift, hedge, hypothecation, disposition, loan or other transfer (whether by merger, consolidation, division, conversion, operation of law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (ii) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney with respect to such Covered Shares or (iii) any contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) or (ii) of this definition.
2.   Agreement to Vote the Covered Shares.
2.1   From the execution and delivery of this Agreement until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement or recess thereof), and in any other circumstance, however called, including in connection with any request for an action by consent of the stockholders in lieu of a meeting, the Stockholder shall vote (including by providing proxy) or execute and deliver a consent with respect to, all of the Stockholder’s Covered Shares (or cause the holder(s) of record on any applicable record date to vote (including by providing proxy) or execute and deliver a consent with respect to all of the Stockholder’s Covered Shares):
(a)   in favor of the approval of the Purchase Agreement and the Transactions;
(b)   in favor of the approval of any amended and restated Purchase Agreement or amendment to the Purchase Agreement recommended by the Board or pursuant to any reaffirmation of the Board Recommendation.
(c)   in favor of the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes present for there to be a quorum or for the approval of the Purchase

Agreement (or any amendment thereto) on the date on which such meeting is held, or if Buyer proposes or requests such adjournment or proposal, in each case, in accordance with the Purchase Agreement; and
(d)   against any Acquisition Proposal or any action or proposal in furtherance of any Acquisition Proposal (other than a Superior Proposal).
2.2   From the execution and delivery of this Agreement until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement or recess thereof), the Stockholder shall appear in person at such meeting or shall cause the Stockholder’s Covered Shares to be represented by proxy and shall otherwise cause all of the Stockholder’s Covered Shares to be counted for the purposes of establishing a quorum at such meeting (or, with respect to any such Covered Shares that the Stockholder owns beneficially but not of record, the Stockholder shall cause the holder(s) of record of such shares as of any applicable record date for determining the Stockholders entitled to vote at the meeting to be represented in person or by such proxy at such meeting as provided herein and to be counted as present for purposes of establishing a quorum). The Stockholder hereby appoints the Company and any designee of the Company, and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), as its proxy and attorney-in-fact, with full power of substitution and re-substitution, to vote or act by written consent during the term of this Agreement with respect to the Covered Shares in accordance with Section 2.1 hereof in the event the Stockholder fails to comply with its obligation under this Agreement or attempts or purports to vote (or provide consent with respect to), or cause any other Person to vote or provide consent with respect to, the Stockholder’s Covered Shares in a manner inconsistent with the terms of this Agreement. This proxy and power of attorney is given to secure the performance of the duties of the Stockholders under this Agreement. The Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by the Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by the Stockholder with respect to the Covered Shares (other than proxies granted by the Stockholder in connection with the Company’s annual meeting of shareholders to be held on April 21, 2026 and any adjournment thereof (which shall exclude, for the avoidance of doubt, any proxy with respect to any Acquisition Proposal)). The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the bankruptcy, death or incapacity of the Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.
3.   Transfers.   Beginning on the date hereof until the Expiration Time, the Stockholder hereby covenants and agrees that, (a) except as expressly contemplated pursuant to this Agreement, the Stockholder shall not, and shall direct its Affiliates and their respective Representatives not to, directly or indirectly (i) tender any Covered Shares into any tender or exchange offer, (ii) except for an Exempt Transfer, Transfer or enter into any contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (iii) enter into any hedge, swap or other transaction or contract which is designed to (or is reasonably expected to lead to or result in) a transfer of the economic consequences of ownership of any Covered Shares (whether any such transaction is to be settled by delivery of Covered Shares, in cash or otherwise), (iv) grant any proxies (other than proxies granted by the Stockholder in connection with the Company’s annual meeting of shareholders to be held on April 21, 2026 and any adjournment thereof (which shall exclude, for the avoidance of doubt, any proxy with respect to any Acquisition Proposal)) or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (v) commit or agree to take any of the foregoing actions and (b) the Stockholder shall not, and shall direct its Affiliates and their respective Representatives not to, directly or indirectly take any action that would reasonably be expected to prevent or materially impair or materially delay the consummation of the transactions contemplated by this Agreement. Without limiting the foregoing, the Stockholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities of the Company for the purpose of opposing or competing with or taking any actions inconsistent with the Transactions. Any Transfer in violation of this Section 3 shall be void ab initio.
4.   Fiduciary Duties.   The Stockholder is entering into this Agreement solely in its capacity as the record holder and/or beneficial owner of the Stockholder’s Covered Shares. Without limiting the terms of the Purchase Agreement in any respect, nothing in this Agreement shall in any way attempt to limit or affect any actions taken by the Stockholder or its Affiliates’ designee(s) or beneficial owner(s) serving on the Board (in any such director’s capacity as such) or any the Stockholder, in his or her capacity as a director, officer or employee of the Company or any of its Affiliates, from complying with his or her fiduciary obligations to the extent (and solely to the extent) acting in such designee’s or beneficial owner’s capacity as a director, officer or employee of the Company. No action taken (or omitted to be taken) by the Stockholder in any such capacity as a director, officer or employee of the Company shall be deemed to constitute a breach of this Agreement.
5.   Representations and Warranties of the Stockholder.   The Stockholder hereby represents and warrants that:
5.1   Due Authority.   The Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement and the other definitive documentations contemplated hereby. If an entity, the Stockholder is duly organized, validly existing and in good standing (to the extent such concept exists) in accordance with the laws of its jurisdiction of formation, as applicable. The execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized. This Agreement has been duly and validly executed and delivered by the Stockholder, and this Agreement constitutes a valid and binding obligation of the Stockholder enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar applicable Laws affecting or relating to creditors’ rights generally and equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
5.2   Ownership of the Covered Shares.   (a) The Stockholder is, as of the date hereof, the beneficial and/or record owner of the Stockholder’s Covered Shares, all of which are free and clear of any Liens, other than Permitted Liens, and (b) subject only to community property laws, if applicable, the Stockholder has sole voting power over all of the Stockholder’s Covered Shares and no person (other than the Stockholder and any person under common control with the Stockholder) has a right to acquire any of the Covered Shares held by the Stockholder. The Stockholder has not entered into any agreement to Transfer any Covered Shares (other than any proxies granted by the Stockholder in connection with the Company’s annual meeting of shareholders to be held on April 21, 2026 and any adjournment thereof (which shall exclude, for the avoidance of doubt, any proxy with respect to any Acquisition Proposal)). As of the date hereof, the Stockholder does not own, beneficially or of record, any shares of Company Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Company Stock or other voting shares of the Company) other than the Owned Shares.
5.3   No Conflict: Consents.
(a)   The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement does not and will not: (i) violate any Laws applicable to the Stockholder or (ii) result in any breach of or constitute a default under any contract or obligation to which the Stockholder is a party or by which the Stockholder is subject or (iii) if an entity, violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of the Stockholder, in each case of clauses (i) through (iii), except for such violations, breaches or defaults as would not materially delay or materially impair the ability of the Stockholder to perform its obligations under this Agreement.
(b)   No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Authority or any other Person is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the performance by the Stockholder of its obligations under this Agreement, except (i) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws or (ii) the applicable rules and regulations of the SEC or any applicable stock exchange.
5.4   Absence of Litigation.   As of the date hereof, there is no legal action pending against, threatened in writing against, or, to the knowledge of the Stockholder, threatened orally against or affecting the

Stockholder that would reasonably be expected to prevent, materially delay or materially impair the ability of the Stockholder to perform its obligations under this Agreement.
5.5   Brokers.   No broker, finder, financial advisor, investment banker or other agent is entitled to any brokerage, finder’s, financial advisor’s, investment banking or other similar fee or commission payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of the Stockholder, on behalf of the Stockholder (it being understood that arrangements made by the Company shall not be deemed to be an arrangement of the Stockholder).
6.   Representations and Warranties of the Company.   The Company hereby represents and warrants that: (a) the Company has the full power and capacity to make, enter into and carry out the terms of this Agreement; (b) the Company is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation; (c) the execution and delivery of this Agreement and the performance of the Company’s obligations hereunder have been validly authorized, and assuming the accuracy of the representations and warranties set forth in Section 5.3(b), no other consents or authorizations are required to give effect to this Agreement; and (d) this Agreement has been duly and validly executed and delivered by the Company, and this Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar applicable Laws affecting creditors’ rights and remedies generally.
7.   Representations and Warranties of Buyer.   Buyer hereby represents and warrants that: (a) Buyer has the full power and capacity to make, enter into and carry out the terms of this Agreement; (b) Buyer is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation; (c) the execution and delivery of this Agreement and the performance of Buyer’s obligations hereunder have been validly authorized, and assuming the accuracy of the representations and warranties set forth in Section 5.3(b), no other consents or authorizations are required to give effect to this Agreement; and (d) this Agreement has been duly and validly executed and delivered by Buyer, and this Agreement constitutes a valid and binding obligation of Buyer enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar applicable Laws affecting creditors’ rights and remedies generally.
8.   [Restrictive Covenants.2
8.1   Employee Non-Solicitation/Non-Hire.   For a period of eighteen (18) months from and after the Closing Date, the Stockholder shall not, and shall cause each of his Affiliates to not, directly or indirectly, (i) encourage, induce, or solicit any Transferred Business Employee to leave employment with Buyer or any of its Affiliates or (ii) hire, employ, or attempt to hire or employ any Transferred Business Employee; provided, that the foregoing clause (i) shall not preclude Stockholder or any of his Affiliates from (A) posting a general solicitation through a public medium or general or mass mailing by or on behalf of Stockholder or his Affiliates, as applicable, that is not targeted at employees of Buyer or its Subsidiaries or Affiliates or any Transferred Business Employee or (B) soliciting any terminated employee of Buyer or its Affiliates so long as such former employee has been terminated from employment with Buyer or its Affiliates for more than twelve (12) months.
8.2   Business Relations Non-Interference.   For a period of four (4) years from and after the Closing Date, the Stockholder shall not, and shall each cause of his Affiliates to not, directly or indirectly through a third party, (i) induce or attempt to induce any Person to cease doing business with Buyer or any of its Affiliates with respect to the Products, or (ii) in any way intentionally interfere with the relationship between any such customer, supplier, licensee, licensor or other business relation of Buyer or any of its Affiliates with respect to the Products in a manner harmful to Buyer or any of its Affiliates.
8.3   Competing Products.   For a period of four (4) years from and after the Closing Date, the Stockholder shall not, and shall cause his Affiliates to not, (i) engage in any business in the Territory

2
Section 8 is included only in A.J Kazimi’s Voting and Support Agreement.

that manufactures, promotes, markets, distributes, commercializes, imports, exports or sells any products that compete with the Products, or (ii) grant any rights to or enter into any arrangement with a third party to launch, manufacture, promote, market, distribute, commercialize, import, export or sell a product that competes with the Products in the Territory; provided that nothing herein shall prohibit the Stockholder from being a passive owner of not more than 5% of the outstanding equity securities of any class of a Person so long as none of the Stockholder nor any of his Affiliates has any active participation in the business of such Person.
8.4   Non-Disparagement.   For a period of three (3) years from and after the Closing Date, the Stockholder shall not, and shall cause his Affiliates not to, directly or indirectly, make any disparaging statement concerning the Business, the Products or the Acquired Assets.
8.5   Certain Acknowledgements.   The Stockholder agrees and acknowledges that he is familiar with the trade secrets and other information of a confidential or proprietary nature of the Business, the Products and the other Acquired Assets, and their respective business relations. The Stockholder also agrees and acknowledges that Buyer, its Affiliates, the Business, the Products and the other Acquired Assets would be irreparably damaged if the Stockholder or his Affiliates were to provide products or services or to otherwise engage in any activity in violation of this Section 8 and that any such action would result in a significant loss of goodwill by Buyer and its Affiliates in respect of such businesses. The Stockholder agrees and acknowledges that the covenants and agreements set forth in this Section 8 were a material inducement to Buyer to enter into this Agreement, the Purchase Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder, and that Buyer and its Affiliates would not obtain the benefit of the bargain set forth in this Agreement, the Purchase Agreement and the other Transaction Documents as specifically negotiated by the parties hereto and thereto, as applicable, if the Stockholder or his Affiliates breached any of the provisions of this Section 8 with respect to the Products in the Territory. The Stockholder acknowledges and agrees that the promises and restrictive covenants that the Stockholder and his Affiliates are providing in this Section 8 are reasonable with respect to period, geographical area and scope and are necessary for the protection of legitimate interests in Buyer’s investment in the Business, the Products and the other Acquired Assets (including customer relationships, trade secrets and goodwill) pursuant to the Purchase Agreement and the other Transaction Documents, and that such limitations would not impose any undue burden upon the Stockholder or his Affiliates. In the event that any such period, geographical area or scope limitation is deemed to be invalid, prohibited or unenforceable by a court of competent jurisdiction, Buyer and the Stockholder agree to the reduction of any or all of said period, geographical area or scope limitations to such a period, geographical area or scope as said court shall deem reasonable or enforceable under the circumstances. If such partial enforcement is not possible in such jurisdiction, the provision shall be deemed severed as to such jurisdiction, and the remaining provisions of this Section 8 shall remain in full force and effect. The Stockholder acknowledges and agrees that irreparable injury will result to Buyer, the Business, the Products or the other Acquired Assets if the Stockholder or his Affiliates breaches any of the terms of this Section 8, and that in the event of the Stockholder’s or his Affiliates’ actual or threatened breach of any of the provisions contained in this Section 8, Buyer will have no adequate remedy at law. The Stockholder accordingly agrees that in the event of any actual or threatened breach by the Stockholder or his Affiliates of any of the provisions contained in this Section 8, Buyer shall be entitled to such injunctive and other equitable relief as may be deemed necessary or appropriate by a court of competent jurisdiction without proving the inadequacy of a remedy at law or irreparable harm and without the requirement to post a bond with respect thereto. Nothing contained herein shall be construed as prohibiting Buyer from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove. In addition, because the protection of the goodwill of the Business requires that the Stockholder comply with the covenants in this Section 8 for the full periods of restriction discussed herein, the Stockholder agrees that, if it is determined by a court of competent jurisdiction that the Stockholder has breached this Section 8, any such period will be extended for a period of time (if any) equal to the time period that the Stockholder is determined by such court of competent jurisdiction to have breached any of the covenants in this Section 8, such that the Stockholder is ultimately foreclosed from engaging in the restricted activities under this Section 8 for a time period equal to the full periods of restriction. The Stockholder shall be liable for any breaches of this Section 8 by any of his Affiliates and Representatives.]

9.   Miscellaneous.
9.1   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in the Company any direct, indirect or beneficial ownership or incidence of ownership of or with respect to the Covered Shares. Without limiting this Agreement in any manner, rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and the Company shall have no authority to direct any Stockholder in the voting or disposition of any of the Covered Shares, except as expressly provided herein.
9.2   Certain Adjustments.   In the event of a stock split, stock dividend or distribution, or any change in the Company Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. In the event of any such adjustment, or in the event the Stockholder acquires any Additional Shares, Schedule A shall be deemed amended accordingly, automatically and without further action of any Person to include such Additional Shares.
9.3   Amendments and Modifications.   This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto. No waiver by any party of its rights hereunder shall be effective against such party unless the same shall be in writing. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Purchase Agreement.
9.4   Expenses.   Except as otherwise provided, all costs and expenses incurred in connection with this Agreement shall be paid by the party hereto incurring such cost or expense.
9.5   Notices.   All notices, requests, instructions or other communications or documents to be given or made hereunder by any party hereto to another party hereto shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) sent by an internationally recognized overnight courier service to the party for whom it is intended or (c) sent by email unless the sender receives a failure of transmission in connection therewith:
(i)    if to the Company or the Stockholder, to:
Cumberland Pharmaceuticals Inc.
1600 West End Ave., Sute 1300
Nashville, TN 37203-7003 USA
Attention: Chief Executive Officer
Email: akazimi@cumberlandpharma.com

with a copy (which shall not constitute notice) to:
Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
1600 West End Avenue, Suite 2000
Nashville, TN 37203
Attention: Tonya Mitchem Grindon
E-mail: tgrindon@bakerdonelson.com
(ii)    if to Buyer, to:
Nuvo Pharmaceuticals (Ireland) DAC
88 Harcourt St.
Dublin 2, D02 DK18
Attention: Gary McCloskey
E-mail: gmccloskey@nuvopharm.eu
with a copy to (which shall not constitute notice):
Apotex Inc.
150 Signet Drive
Toronto, Ontario Canada, M9L 1T9,
Attn: Francesco Tallarico; Andrew Teehan
Email: ftallarico@apotex.com; ateehan@apotex.com
and
Kirkland & Ellis LLP
98 S.E. 7th Street, Suite 700
Miami, Florida 33131
Attention: Matthew S. Arenson, P.C.; Ngozi Nezianya
Email: matthew.arenson@kirkland.com;
ngozi.nezianya@kirkland.com
or to such other Person or address as has been designated in writing by the party to receive such notice provided above. Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving party (x) upon actual receipt, if delivered personally, (y) on the second Business Day after deposit with an overnight courier, if sent by an overnight courier, or (z) upon a successful email transmission and such email shall be deemed successfully transmitted provided sender does not receive notice of failed transmission.
9.6   Specific Performance.   The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties hereto may be entitled to seek a temporary injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, or to seek a permanent injunction in addition to any other remedy to which they are entitled at law or in equity without being required to prove irreparable harm or the inadequacy of monetary damages or other remedy at law or post a bond.
9.7   GOVERNING LAW; CHOICE OF LAW.   ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THIS AGREEMENT AND SCHEDULE A ATTACHED HERETO AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE; PROVIDED THAT ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF SECTION 8 OF THIS AGREEMENT AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED THEREIN SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE. ANY AND ALL ACTIONS AND CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER SOUNDING IN

CONTRACT, TORT OR STATUTE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, INCLUDING ITS STATUTES OF LIMITATIONS (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OR STATUTE OF LIMITATIONS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE.
9.8   Dispute Resolution; WAIVER OF JURY TRIAL
(a)   Except as expressly provided elsewhere in this Agreement, any Action arising under or relating to this Agreement or any breach or threatened breach hereof or thereof (“Arbitrable Dispute”) shall be resolved by final and binding arbitration administered by American Arbitration Association (“AAA”); provided, that nothing in this 9.8 shall prohibit [(i) Buyer and its Affiliates from having the right to specifically enforce Section 83 and the restrictive covenants therein by way of specific performance, restraining order, injunction or other equitable relief in any court of competent jurisdiction,]4 (ii) a party hereto from instituting litigation to enforce any Final Determination in any court of competent jurisdiction or (iii) any Party from seeking remedies under Section 9.6, in each case of clauses [(i) – (iii)], without complying with the procedures in 9.8(b) – (d). Except as otherwise provided in this Section 9.8 or in the rules and procedures of AAA as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by and shall be enforced pursuant to the Uniform Arbitration Act and applicable provisions of Delaware Law.
(b)   In the event that any party hereto asserts that there exists an Arbitrable Dispute, such party shall deliver a written notice to each other party hereto involved therein specifying the nature of the asserted Arbitrable Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within thirty (30) days after such delivery of such notice, the party delivering such notice of Arbitrable Dispute may, within forty-five (45) days after delivery of such notice, commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a “Notice of Arbitration”) and by filing a copy of such Notice of Arbitration with the New York, New York office of AAA. Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Arbitrable Dispute and the claims of each party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the rules and procedures of AAA as in effect from time to time to be included therein, if any.
(c)   Within twenty (20) days after receipt of the Notice of Arbitration, the parties shall use their best efforts to agree on an independent arbitrator expert in the subject matters of the Arbitrable Dispute (the “Arbitrator”). If the parties cannot agree on the identity of the Arbitrator, each of the parties to the Arbitrable Dispute shall select one independent arbitrator expert in the subject matter of the Arbitrable Dispute. In the event that any party fails to select an independent arbitrator as set forth herein within twenty (20) days after delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator(s) selected by the other party(ies). The arbitrators selected by the parties to the Arbitrable Dispute shall select the Arbitrator, and the Arbitrator shall resolve the matter according to the procedures set forth in this Section 9.8.
(d)   The arbitration shall be conducted under the rules and procedures of AAA as in effect from time to time, except as otherwise set forth herein or as modified by the agreement of all of the parties. The arbitration shall be conducted in New York, New York. The Arbitrator shall conduct the arbitration so that a final result, determination, finding, judgment or award (the “Final Determination”) is made or rendered as soon as practicable, but in no event later than sixty (60) days after the delivery of the Notice of Arbitration nor later than ten (10) days following completion of the arbitration. The Final Determination must be agreed upon and signed by the Arbitrator.

3
Section references are updated for Voting and Support Agreements that do not include Section 8.

4
Included only in A.J. Kazimi’s Voting and Support Agreement.

The Final Determination shall be final and binding on all parties hereto and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator to correct manifest clerical errors.
(e)   The parties hereto each may enforce any Final Determination in any court of competent jurisdiction.
(f)   Each party hereto hereby irrevocably consents to the service of process by registered mail or personal service.
(g)   If any party hereto shall fail to pay the amount of any damages, if any, assessed against it within five (5) days after the delivery to such party of such Final Determination, the unpaid amount shall bear interest from the date of such delivery at the Applicable Rate. Interest on any such unpaid amount shall be compounded monthly, computed on the basis of a three hundred sixty-five (365) day year and shall be payable on demand. In addition, such party shall promptly reimburse the other party(ies), as applicable, for any and all costs or expenses of any nature or kind whatsoever (including all attorneys’ fees and expenses) incurred in seeking to collect such damages or to enforce any Final Determination.
(h)   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, SUIT OR PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE (INCLUDING, FOR THE AVOIDANCE OF DOUBT, ANY SEEKING EQUITABLE RELIEF).
9.9   Documentation and Information.   Except as required by applicable Law, the Stockholder shall not, and shall direct its Representatives not to, make any public announcement regarding this Agreement, the Purchase Agreement, or the Transactions without the prior written consent of Buyer and the Company. The Stockholder consents to and authorizes the publication and disclosure by the Company of the Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), and any other information that the Company reasonably determines is required to be disclosed by applicable Law, in any press release, the Proxy Statement and any other disclosure document required in connection with the Purchase Agreement and the Transactions. The Stockholder acknowledges that the Company, in its sole discretion, may file this Agreement or a form hereof with the U.S. Securities and Exchange Commission (the “SEC”) or any other Governmental Authority. The Stockholder agrees to promptly give the Company any information it may reasonably request for the preparation of any such disclosure documents.
9.10   Further Assurances.   The Stockholder agrees, from time to time, at the reasonable request of the Company and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
9.11   Entire Agreement.   This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Purchase Agreement.
9.12   Reliance.   The Stockholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.
9.13   Interpretation.
(a)   When used in this Agreement, the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation” and, unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” shall not be exclusive.

(b)   Any terms defined in the singular shall have a comparable meaning when used in the plural, and vice-versa.
(c)   This Agreement shall be deemed drafted jointly by the parties hereto and shall not be specifically construed against any party based on any claim that such party or its counsel drafted this Agreement.
(d)   The headings and captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement.
(e)   Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.
(f)   Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term.
(g)   References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.
9.14   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of applicable Law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.
9.15   Severability.   The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
9.16   Counterparts.   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered by each party to the other parties, it being understood that all parties hereto need not sign the same counterpart. Counterpart signature pages to this Agreement may be delivered by electronic delivery (i.e., by email of a portable document format (PDF) signature page), and each such counterpart signature page will constitute an original for all purposes.
9.17   Non-Survival of Representations and Warranties.   None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing or the termination of this Agreement. This Section 9.17 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Closing or the termination of this Agreement.
9.18   Termination.   This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the Expiration Time; provided that the provisions of this Section 9 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination; provided, however, that in no such event shall the Stockholder have any liability for any monetary damages resulting from a breach of this Agreement other than in connection with a Willful and Material Breach of this Agreement by the Stockholder. For purposes hereof, “Willful and Material Breach” means a material breach of this Agreement that results from a willful or deliberate act or failure to act by a Party that knows, or could reasonably be expected to have known, that the taking of such act or failure could result in such a material breach.
9.19   No Agreement until Executed.   This Agreement shall not be effective unless and until (i) the Board has approved, for purposes of any applicable takeover Laws, and any applicable provision of the charter or bylaws of the Company, the Purchase Agreement, this Agreement and the Transactions, and following such approval, (ii) the Purchase Agreement is executed by all parties thereto and (iii) this Agreement is executed and delivered by all parties hereto.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
COMPANY:
CUMBERLAND PHARMACEUTICALS INC.
By:

Name:
Title:
BUYER:
NUVO PHARMACEUTICALS (IRELAND) DAC
By:

Name:
Title:

STOCKHOLDER:
[•]
By:

Name:

Schedule A
Stockholder	Shares of Common Stock
[•]	[•]

Annex C
PERSONAL AND CONFIDENTIAL
April 15, 2026
Board of Directors
Cumberland Pharmaceuticals, Inc.
1600 West End Ave #1300
Nashville, TN 37203
Dear Members of the Board:
We understand that Cumberland Pharmaceuticals, Inc. (the “Company”) proposes to enter into an asset purchase agreement (the “Asset Purchase Agreement”) by and among Apotex Inc. a corporation incorporated under the laws of Ontario, Canada and Nuvo Pharmaceuticals (Ireland) DAC, an Ireland designated activity company (“Apotex”) and the Company, pursuant to which Apotex who will integrate its branded U.S. pharmaceutical business with the Company’s commercial operations by acquiring the rights and related assets and certain related liabilities of the Company’s portfolio of commercial brands (the “Transaction”), which includes Acetadote® (acetylcysteine), Caldolor® (ibuprofen), Kristalose® (/actulose), Sancuso® (granisetron), Vaprisol® (conivaptan), Vibativ® (telavancin), and Talicia® (omeprazole, amoxicillin, and rifabutin) (the “Products”). The consideration for the transaction includes a payment at of $100 Million in cash at the closing of the Transaction (the “Consideration”), plus reimbursement of inventory transferred, and for transition services provided. VelocityHealth Securities, Inc. (“VHS” or “We”) has been engaged by the Company to present a valuation of the Products to the Company in connection with the Transaction, and to assist the Company’s Board of Directors in its evaluation of the financial terms of the Transaction.
VHS, as part of its investment banking business, is regularly engaged in the valuation of businesses and product related assets in connection with mergers and acquisitions, private placements, product licenses, and other financial transactions. We have completed over 125 relevant transactions with over 100 in the specialty pharmaceutical sector, including M&A, financings, valuations, and licensing transactions.
In conducting our analysis and arriving at the valuation, we have, among other things, (i) reviewed the draft Asset Purchase Agreement; (ii) reviewed data furnished to VHS by the Company’s management, including certain internal financial analyses, budgets, forecasts, reports and other information; (iii) held discussions with senior management of the Company concerning the Products and their prospects, including recent financial performance; (iv) reviewed the valuations of publicly available patented pharmaceutical product transactions that we deemed comparable in certain respects to the Products; and (v) prepared a discounted cash flow analysis of each Product on a stand-alone basis and as a basket of Products. In addition, we have conducted such other quantitative reviews, analyses and inquiries relating to the Products as we considered appropriate in preparing the valuation. It is understood that our valuation is solely for the use and benefit of the Company in its consideration of the Transaction.
VelocityHealth Securities, Inc. • 95 White Bridge Rd., Suite 409, Nashville, TN 37205 USA • VOICE: +1.615.352.9953
www.velocityhealth.com
a member of FINRA/SIPC

VHS has assumed, without independent verification or any responsibility, the accuracy and completeness of the financial, legal, regulatory, tax, accounting, and data furnished to, discussed with, or reviewed by us for purposes of this valuation and have, relied upon such data as being complete and accurate. In that regard, we have assumed that the data, including the forecasts, have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company. VHS has relied on the data for purposes of our analysis and this valuation. We express no view or opinion as to the data or the assumptions on which it is based. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.
Based upon market multiples typical for acquisitions of branded pharmaceutical products, our valuation analysis, and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Consideration to be paid to the Company from the Buyer in the Transaction pursuant to the Asset Purchase Agreement is fair and reasonable to the Company, from a financial point of view.
Very truly yours,
VelocityHealth Securities, Inc.

C-2

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.IMMEDIATE - 24 Hours a Day, 7 Days a Week or by MailVote by Internet, Smartphone or Tablet - QUICK EASYCUMBERLANDPHARMACEUTICALS INC.Your Mobile or Internet vote authorizes the namedproxies to vote your shares in the same manner asif you marked, signed and returned your proxy card.Votes submitted electronically over the Internetmust be received by 9:59 p.m., Central Time, onXXXXX XX, 2026.INTERNETwww.cstproxyvote.comUse the Internet to vote your proxy. Have yourproxy card available when you access the abovewebsite. Follow the prompts to vote your shares.Vote at the Meeting –If you plan to attend the virtual onlinespecial meeting, you will need your 12 digit controlnumber to vote electronically at the special meeting.To attend the special meeting, visit:https://www.cstproxy.com/ /2026MOBILE VOTINGOn your Smartphone/Tablet, open the QR Readerand scan the below image. Once the voting siteis displayed, enter your Control Number from theproxy card and vote your shares.PLEASE DO NOT RETURN THE PROXY CARDIF YOU ARE VOTING ELECTRONICALLY.MAIL – Mark, sign and date your proxy card andreturn it in the postage-paid envelope provided.FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDEDPROXYTHE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.Shareholders will be asked to consider the following proposals at thespecial meeting:1. To authorize and approve the sale of theCompany’s FDA-approved commercialproducts and related assets (the “Transaction”)as contemplated by the Asset Purchase Agreement, dated as of April22, 2026 (the “Agreement”), by and among Nuvo Pharmaceuticals(Ireland) DAC (“Apotex”), Apotex Inc. (“Guarantor”), and theCompany, which may be deemed under Tennessee law to be a saleof substantially all of the Company’s property and assets otherwisethan in the usual and regular course of business (the “TransactionProposal”).2. To authorize the Board of Directors to adjournand postpone the special meeting to a laterdate or dates, if necessary, to allow time forfurther solicitation of proxies if there are not sufficient votes presentin person or represented by proxy at the special meeting to approvethe Transaction Proposal (the “Adjournment Proposal”).NOTE: Such other business that properly may be brought before thespecial meeting or any adjournment or postponement thereof, includingmatters incidental to its conduct.The Board recommends a vote FOR Proposals 1 AND 2.Signature_________________________________ Signature, if held jointly_________________________________ Date___________2026.Note: Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators,trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney .CONTROL NUMBER

Important Notice Regarding the Internet Availability of Proxy Materials forthe Special Meeting of Shareholders ofCumberland Pharmaceuticals Inc.to be held on XXXXX XX, 2026To view the Proxy Statement please go to:https://www.cstproxy.com/XXXXXXFOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDEDPROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSCUMBERLAND PHARMACEUTICALS INC.The undersigned hereby appoints A.J. Kazimi and Kenneth J. Krogulski, or either of them, as proxies, with fullpower of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side,all of the shares of Common Stock of Cumberland Pharmaceuticals Inc., held of record by the undersigned on May12, 2026 at the Special Meeting of Shareholders to be held at the Cumberland Pharmaceuticals Inc., 1600 West EndAvenue, Suite 1300, Nashville, Tennessee 37203 on XXXXX, 2026, at XXXXX Central Time, or any adjournment(s)or postponement(s) thereof, with all powers which the undersigned would possess if personally present, upon and inrespect of the following matters and in accordance with the instructions specified on the reverse side.THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION ISMADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCKTRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BYTHE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR”PROPOSALS 1 AND 2 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHERMATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THISPROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.(Continued and to be marked, dated and signed on the other